August 5, 2013

Miller Energy Resources, Inc.
9721 Cogdill Road, Suite 302
Knoxville, TN 37932
Attention:    Scott M. Boruff
Chief Executive Officer

Re:	Amendment No. 6 (this “Amendment”)

Ladies and Gentlemen:

We refer to that certain Loan Agreement dated as of June 29, 2012 (as heretofore amended or otherwise modified, the “Loan Agreement”), by and among Miller Energy Resources, Inc., a Tennessee corporation (the “Borrower”), the financial institutions party thereto from time to time as Lenders and Apollo Investment Corporation, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Loan Agreement, as amended hereby. References herein to any Section shall be to a Section of the Loan Agreement, as amended hereby, unless otherwise specifically provided.

The Borrower has informed the Administrative Agent that it wishes to make certain amendments to the Loan Agreement, and the Agent and the Lenders have agreed, subject to the terms and conditions contained in this Amendment, to make such amendments.

Accordingly, the Borrower, the Administrative Agent and the Lenders (or at least the required percentage thereof) hereby agree as follows:

1.Amendment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders an amendment fee (the “Amendment Fee”) in an amount equal to $300,000 which, once paid, shall not be refundable under any circumstance. The Amendment Fee shall be payable from the proceeds of the initial Tranche B Loan and may, at the option of the Administrative Agent, be withheld from the proceeds of the initial Tranche B Loan at the time such loan is made available by the Lenders.

2.Amendments to the Loan Agreement.

a.	On the Effective Date, the Loan Agreement is hereby amended in its entirety as set forth in Annex A attached hereto.

b.	On the Effective Date, Schedule C to the Loan Agreement is hereby amended in its entirety as set forth in Annex B attached hereto.

3.Ratification, Reaffirmation and Representations of Loan Parties. By its signature below, each Loan Party hereby (a) acknowledges and agrees that, except as expressly provided herein, the Loan Agreement, as amended hereby, and each of the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect; (b) ratifies and reaffirms its obligations under, and acknowledges, renews and extends its continued liability under, the Loan Agreement, as amended hereby, and each other Loan Document to which it is a party; (c) ratifies and reaffirms all of the Liens securing the payment and performance of the Obligations; and (d) represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof, (i) after giving effect to this Amendment, all of the representations and warranties contained in the Loan Agreement, as amended hereby, and each other Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, (ii) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, and (iii) the execution, delivery, and performance of this Amendment by such Loan Party have been duly authorized by all necessary action on the part of such Loan Party. This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. From and after the date hereof, all references to the Loan Agreement and the Loan Documents shall mean such Loan Agreement and such Loan Documents as amended by this Amendment.

4.Conditions to Effectiveness. This Amendment shall become effective as of the date first written above (the “Effective Date”) when and only when the Administrative Agent shall have received duly executed counterparts of this Amendment signed by each Loan Party and the Lenders (or at least the required percentage thereof).

5.No Charges to Governing Documents. Borrower represents and warrants to the Administrative Agent and the Lenders that the resolutions and Governing Documents certified to the Administrative Agent and the Lenders by Borrower on June 29, 2012, remain in full force and effect and have not been amended or otherwise modified, except for the changes to its Charter designating the Series B Preferred Stock and Series C Preferred Stock. By its respective signature below, each of the Loan Parties (other than the Borrower) represents and warrants to the Administrative Agent and the Lenders that its respective resolutions and Governing Documents certified to the Administrative Agent and the Lenders by such Loan Party on June 29, 2012 remain in full force and effect and have not been amended or otherwise modified.

6.Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

7.Miscellaneous. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment. This Amendment shall be binding upon and inure to the benefit of the Administrative Agent, the Lenders and the Borrower and their respective successors and assigns permitted pursuant to the Loan Agreement. This Amendment may be executed in counterparts with each counterpart constituting an original and all of the counterparts, once executed, constituting but one original. Delivery of an executed counterpart by facsimile or other electronic means shall be effective as delivery of an original executed counterpart.

[Signature Pages Follow]

If the foregoing is acceptable to you, please execute a copy of this Amendment in the spaces provided below to evidence your acceptance and approval of the foregoing and return a fully-executed counterpart of this letter to the attention of the undersigned.

Very truly yours,

APOLLO INVESTMENT CORPORATION, as
Administrative Agent for the Lenders as a
Lender

By: Apollo Investment Management, L.P.

By: ACC Management, LLC, as its General Partner

By: /s/ Ted Goldthorpe
Name: Ted Goldthorpe
Title: President

Acknowledged, agreed and accepted as of the 5th day of August, 2013.

BORROWER

MLLER ENERGY RESOURCES, INC.
a Tennessee corporation

By: /s/ Scott M. Boruff
Name: Scott M. Boruff
Title: Chief Executive Officer

GUARANTORS

MILLER DRILLING, TN LLC

By: MILLER ENERGY RESOURCES, INC.,
its Sole Member

By: /s/ Scott M. Boruff
Name: Scott M. Boruff
Title: Chief Executive Officer

MILLER ENERGY SERVICES, LLC

By: MILLER ENERGY RESOURCES, INC.,
its Sole Manager

By: /s/ Scott M. Boruff
Name: Scott M. Boruff
Title: Chief Executive Officer

MILLER ENERGY GP, LLC

By: MILLER ENERGY RESOURCES, INC.,
its Sole Manager

By: /s/ Scott M. Boruff
Name: Scott M. Boruff
Title: Chief Executive Officer

MILLER RIG & EQUIPMENT, LLC

By: MILLER ENERGY RESOURCES, INC.,
its Sole Manager

By: /s/ Scott M. Boruff
Name: Scott M. Boruff
Title: Chief Executive Officer

COOK INLET ENERGY, LLC

By: /s/ David M. Hall
Name: David M. Hall
Title: Manager and Chief Executive Officer

EAST TENNESSEE CONSULTANTS, INC.

By: /s/ Eugene D. Lockyear
Name: Eugene D. Lockyear
Title: President

EAST TENNESSEE CONSULTANTS II, L.L.C.

By: /s/ Eugene D. Lockyear
Name: Eugene D. Lockyear
Title: Manager

ANNEX A
AMENDED LOAN AGREEMENT

LOAN AGREEMENT
by and among
MILLER ENERGY RESOURCES, INC.,
as Borrower,
THE FINANCIAL INSTITUTIONS NAMED HEREIN
as the Lenders,
and
APOLLO INVESTMENT CORPORATION,
as Arranger and Administrative Agent,
Dated as of June 29, 2012

TABLE OF CONTENTS

1. DEFINITIONS AND CONSTRUCTION..................................................................................1

1.1	Definitions..................................................................................................................1

1.2	Accounting Terms.....................................................................................................31

1.3	Construction..............................................................................................................32

1.4	Schedules and Exhibits.............................................................................................32
2. LOAN AND TERMS OF PAYMENT......................................................................................32

2.1	Loans........................................................................................................................32

2.2	Funding and Borrowings..........................................................................................33

2.3	Payments...................................................................................................................35

2.4	Overadvances............................................................................................................39

2.5	Interest, Rates, Payments, and Calculations.............................................................39

2.6	Application of Collections........................................................................................41

2.7	Telephonic Instructions.............................................................................................41

2.8	Maintenance of Loan Account; Statements of Obligations......................................41

2.9	Fees...........................................................................................................................42

2.10	Noteless Agreement..................................................................................................42

2.11	Securitization............................................................................................................42
3. CONDITIONS; TERM OF AGREEMENT............................................................................42

3.1	Conditions Precedent to Loans to be made on the Closing Date.............................42

3.2	Conditions Precedent to all Loans to be made on any Subsequent Funding Date...46

3.3	Conditions Precedent to all Loans............................................................................48

3.4	Term of Commitments; Reduction or Termination of Commitments......................48
4. YIELD PROTECTION.............................................................................................................49

4.1	Increased Costs.........................................................................................................49

4.2	Taxes.........................................................................................................................50

4.3	Mitigation Obligations; Replacement of Lenders....................................................52
5. REPRESENTATIONS AND WARRANTIES.........................................................................53

5.1	No Encumbrances.....................................................................................................53

5.2	Ownership of Oil and Gas Properties.......................................................................53

5.3	Equipment.................................................................................................................54

5.4	Location of Chief Executive Office; Accounting Records; FEIN............................54

5.5	Due Organization and Qualification; Subsidiaries...................................................54

5.6	Due Authorization; No Conflict...............................................................................55

5.7	Claims, Disputes, and Litigation..............................................................................56

5.8	No Material Adverse Change...................................................................................56

5.9	No Fraudulent Transfer.............................................................................................56

5.10	Employee Benefits....................................................................................................56

5.11	Environmental Condition.........................................................................................56

5.12	Compliance with the Law.........................................................................................57

5.13	Insurance...................................................................................................................57

5.14	Hedging Agreements................................................................................................58

5.15	Brokerage Fees.........................................................................................................58

5.16	Permits and other Intellectual Property....................................................................58

5.17	Absence of Certain Changes.....................................................................................58

5.18	Operating Costs........................................................................................................59

5.19	Imbalances................................................................................................................59

5.20	Material Contracts; No Default or Burdensome Restrictions...................................59

5.21	Leases.......................................................................................................................59

5.22	Marketing Agreements.............................................................................................59

5.23	Non-Consent Operations..........................................................................................59

5.24	Wells.........................................................................................................................59

5.25	Accounts...................................................................................................................60

5.26	Complete Disclosure.................................................................................................60

5.27	Indebtedness.............................................................................................................60

5.28	Investment Company Status.....................................................................................60

5.29	Taxes.........................................................................................................................60

5.30	Labor Matters...........................................................................................................60

5.31	OFAC........................................................................................................................61

5.32	Solvency....................................................................................................................61
6. AFFIRMATIVE COVENANTS...............................................................................................61

6.1	Financial Reporting..................................................................................................61

6.2	Collateral Reporting.................................................................................................63

6.3	Notices of Material Events.......................................................................................65

6.4	Existence...................................................................................................................65

6.5	Performance of Obligations under Loan Documents...............................................66

6.6	Operation and Maintenance of Properties & Professional Staff...............................66

6.7	Taxes.........................................................................................................................67

6.8	Insurance...................................................................................................................67

6.9	Compliance with Laws.............................................................................................68

6.10	Environmental Matters.............................................................................................68

6.11	Employee Benefits....................................................................................................69

6.12	Oil and Gas Property Title Information....................................................................69

6.13	Additional Collateral and Guarantees.......................................................................70

6.14	Hedging Agreements................................................................................................70

6.15	Further Assurances...................................................................................................71

6.16	Payment of Trade Payables and Indebtedness.........................................................71

6.17	Accounts; Lockboxes...............................................................................................71

6.18	Inspection of Property and Books and Records........................................................73

6.19	Board Observation Rights........................................................................................74

6.20	Appraisal...................................................................................................................74

6.21	Post-Closing Obligations..........................................................................................74
7. NEGATIVE COVENANTS......................................................................................................75

7.1	Indebtedness.............................................................................................................75

7.2	Liens.........................................................................................................................76

7.3	Restrictions on Fundamental Changes.....................................................................76

7.4	Disposal of Assets.....................................................................................................76

7.5	Change of Name.......................................................................................................78

7.6	Guarantee..................................................................................................................78

7.7	Nature of Business....................................................................................................78

7.8	Prepayments and Amendments of Indebtedness......................................................78

7.9	Change of Control....................................................................................................78

7.10	Distributions; Repurchases of Capital Stock............................................................79

7.11	Accounting Methods.................................................................................................79

7.12	Investments...............................................................................................................79

7.13	Transactions with Affiliates......................................................................................81

7.14	Use of Proceeds........................................................................................................81

7.15	Change in Location of Chief Executive Offices.......................................................81

7.16	No Prohibited Transactions Under ERISA...............................................................81

7.17	Maintenance Financial Covenants............................................................................82

7.18	Gas Imbalances, Take-or-Pay or Other Prepayments...............................................83

7.19	Hedging Agreements; Material Agreements and Governing Documents................83

7.20	Non-Consent Operations..........................................................................................83

7.21	Contracts for Sale of Production..............................................................................84

7.22	Capital Expenditures.................................................................................................84

7.23	Negative Pledge........................................................................................................84

7.24	Excluded Equity Proceeds........................................................................................84

7.25	Approved Plan of Development...............................................................................85

7.26	Consolidated G&A Expenses...................................................................................85

7.27	Advisor Fees.............................................................................................................85

7.28	Press Release and Related Matters...........................................................................85

9.1	Rights and Remedies................................................................................................88

9.2	Remedies Cumulative...............................................................................................89

9.3	Lender Directed Remedies.......................................................................................89
10. TAXES AND EXPENSES.......................................................................................................90
11. EXPENSES; INDEMNIFICATION; DAMAGE WAIVER.................................................90

11.1	Costs and Expenses..................................................................................................90

11.2	Indemnification by the Borrower..............................................................................90

11.3	Reimbursement by Lenders......................................................................................91

11.4	Consequential Damages, etc.....................................................................................91

11.5	Payments...................................................................................................................91
12. NOTICES.................................................................................................................................91

12.1	Notices Generally.....................................................................................................92

12.2	Electronic Communications.....................................................................................93

12.3	Change of Address, etc.............................................................................................93

15.1	Successors and Assigns Generally............................................................................94

15.2	Assignments by Lenders...........................................................................................94

15.3	Register.....................................................................................................................96

15.4	Participations............................................................................................................96

15.5	Limitations Upon Participant Rights........................................................................96

15.6	Certain Pledges.........................................................................................................96

16. AMENDMENTS; WAIVERS.................................................................................................96

16.1	Amendments and Waivers........................................................................................96

16.2	No Waivers; Cumulative Remedies..........................................................................97

16.3	Replacement of Holdout Lender...............................................................................98
17. AGENT; THE LENDER GROUP..........................................................................................98

17.1	Appointment and Authorization of Administrative Agent........................................98

17.2	Delegation of Duties.................................................................................................99

17.3	Liability and Responsibility of Agents.....................................................................99

17.4	Reliance by Administrative Agent............................................................................99

17.5	Notice of Default or Event of Default ..................................................................................100

17.6	Credit Decision.......................................................................................................100

17.7	Costs and Expenses................................................................................................101

17.8	Administrative Agent in Individual Capacity.........................................................101

17.9	Successor Administrative Agent.............................................................................101

17.10	Lender in Individual Capacity................................................................................102

17.11	Collateral Matters...................................................................................................102

17.12	Right of Setoff; Sharing of Payments.....................................................................103

17.13	Agency for Perfection.............................................................................................104

17.14	Payments by Administrative Agent to the Lenders................................................104

17.15	Concerning the Collateral and Related Loan Documents......................................104

17.16	Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders;
Other Reports and Information........................................................ .....................104

17.17	Several Obligations; No Liability...........................................................................105

17.18	Secured Parties.......................................................................................................106
18. GENERAL PROVISIONS....................................................................................................106

18.1	Effectiveness...........................................................................................................106

18.2	Section Headings....................................................................................................106

18.3	Interpretation..........................................................................................................106

18.4	Severability of Provisions.......................................................................................106

18.5	USA Patriot Act Notice...........................................................................................106

18.6	Counterparts; Telefacsimile Execution...................................................................106

18.7	Revival and Reinstatement of Obligations.............................................................107

18.8	Survival...................................................................................................................107

18.9	Integration...............................................................................................................107

18.10	ALASKA STATUTES............................................................................................107

EXHIBITS AND SCHEDULES
Exhibit A        Form of Assignment and Assumption
Exhibit B        Form of Compliance Certificate
Exhibit C        Form of Borrowing Request
Exhibit D        Form of Transfer Order Letters
Exhibit E        Form of Aircraft Security Agreement

Schedule C        Commitments
Schedule M        Miller 2009 Collateral
Schedule N        New Loan Amount Calculation
Schedule P-1        Permitted Liens
Schedule P-2        Description of Platform Rig
Schedule 5.1        Information regarding Certain Owned Oil and Gas Properties
Schedule 5.2(b)    Imbalances in Gas Production
Schedule 5.4        Federal Tax Identification Numbers
Schedule 5.5(b)    Capital Stock - Borrower
Schedule 5.5(c)    Subsidiaries/Organization
Schedule 5.7        Litigation
Schedule 5.10    ERISA Benefit Plans
Schedule 5.11        Environmental
Schedule 5.13        Insurance
Schedule 5.14        Hedging Agreements
Schedule 5.15        Brokerage Fees
Schedule 5.17        Production Contracts
Schedule 5.18        Operating Costs
Schedule 5.20        Material Contracts
Schedule 5.22        Certain Marketing Agreements
Schedule 5.25        DDAs; Securities Accounts, Commodities Accounts
Schedule 5.27        Indebtedness of Borrower and Subsidiaries
Schedule 7.1        Permitted Other Indebtedness
Schedule 7.12        Permitted Other Investments
Schedule 7.13        Affiliate Transactions

LOAN AGREEMENT
This LOAN AGREEMENT is entered into as of June 29, 2012, among MILLER ENERGY RESOURCES, INC., a Tennessee corporation (together with its successors and permitted assigns, “Borrower”), the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and permitted assigns, are hereinafter referred to individually as a “Lender” and collectively as the “Lenders”), and APOLLO INVESTMENT CORPORATION, a Maryland corporation, as arranger and administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, “Administrative Agent”).
1.    DEFINITIONS AND CONSTRUCTION.

1.1    Definitions. As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower or any of its Subsidiaries arising out of the sale or lease of goods, Hydrocarbons or Oil and Gas Properties or the rendition of services by Borrower or any of its Subsidiaries, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.
“ACES Proceeds” means all cash received by Borrower or any of its Subsidiaries under Alaska's Clear and Equitable Share program.
“Administrative Agent” has the meaning set forth in the preamble to this Agreement.
“Administrative Agent Account” means an account at a bank designated by Administrative Agent from time to time as the account into which Borrower shall make all payments to Administrative Agent for the benefit of the Lender Group, and into which the Lender Group shall make all payments to Administrative Agent, under this Agreement and the other Loan Documents.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.
“Affiliate” means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event, (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.
“Agent-Related Persons” means Administrative Agent and any successor Administrative Agent, together with their respective Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Persons and their Affiliates.

“Aggregate Commitment” means, as of any date of determination, the sum of the Commitments of all of the Lenders as of such date. On the Closing Date, the Aggregate Commitment is $100,000,000; provided that, no more than $40,000,000 of the Aggregate Commitments shall be available upon the Closing Date. The remaining $60,000,000 shall become available subject to the conditions in Article 3 of this Agreement.
“Aggregate Tranche A Commitment” means, as of any date of determination, the sum of the Tranche A Commitments of all of the Lenders as of such date.
“Aggregate Tranche B Commitment” means, as of any date of determination, the sum of the Tranche B Commitments of all of the Lenders as of such date.
“Aggregate Credit Exposure” means, as of any date of determination, the sum of the Credit Exposure of all of the Lenders as of such date.
“Aggregate Unused Commitment” means, as of any date of determination, the sum of the Unused Commitments of all of the Lenders as of such date.
“Agreement” means this Loan Agreement, dated as of June 29, 2012, as it may be amended, supplemented or otherwise modified from time to time.
“AIC” means Apollo Investment Corporation, a Maryland corporation.
“Aircraft” means that certain Hawker 400 aircraft owned by the Borrower as of the Closing Date, acquired pursuant to the Aircraft Purchase Agreement, dated November 17, 2010, among The Heavener Company Leasing, LLC, Bristol Capital Advisors, LLC, as seller, and the Borrower, as purchaser.
“Aircraft Lien” means the Non-Exclusive Aircraft Lease Agreement dated as of July 31, 2006 between The Heavener Company Leasing, LLC and The Heavener Company, recorded by the Federal Aviation Administration on September 1, 2006 and assigned Conveyance No. SS025221.
“Aircraft Security Agreement” means that certain Aircraft Security Agreement dated as of June 29, 2012 between Borrower and Administrative Agent, attached hereto as Exhibit E.
“AMI Area” means (i) all of the Cook Inlet Region located in Alaska, including, without limitation, the lands (including any subsurface) and the offshore waters located in Anchorage, Barrow, Homer, Kenai, Palmer and Talkeetna Recording Districts, Alaska, (ii) the lands (including any subsurface) located in Campbell, Morgan, Anderson, Fentress, Roane and Scott Counties, Tennessee, (iii) the Susitna Basin located in Alaska, (iv) any acreage in which Borrower or any other Loan Party owns any interest as of the Closing Date (together with the acreage described in clauses (i), (ii) and (iii) above, the “Existing Interests”), (v) any acreage in which Borrower or any other Loan Party acquires any interest prior to the later of (x) the Maturity Date and (y) the payment in full of the Obligations (the “Acquired Interests”), and (vi) any acreage located within a distance of two (2) miles from the boundary line of any acreage associated with the Existing Interests and the Acquired Interests.
“AMI Side Letter” means that certain letter agreement, dated as of the Closing Date, executed by AIC and accepted and agreed to by the Borrower and otherwise in form and substance satisfactory to the Administrative Agent, pursuant to which the Borrower has provided AIC with a right of first refusal to provide debt financing for the acquisition, development, exploration or operation of any Oil and Gas Properties within any portion of the AMI Area in accordance with the terms thereof.

“Applicable Rate” means, (a) in the case of any Tranche A Loans, eighteen percent (18%) per annum, and (b) in the case of any Tranche B Loans, but subject to Section 2.12 below, nine percent (9%) per annum.
“Approved Engineer” means Netherland, Sewell and Associates, Inc., Ryder Scott, De Goyler MacNaughton, and any other independent petroleum engineer reasonably acceptable to the Administrative Agent.
“APOD A” means the plan of development designated as “APOD A” in the Approved Plan of Development.
“APOD B” means the plan of development designated as “APOD B” in the Approved Plan of Development.
“APOD C” means the plan of development designated as “APOD C” in the Approved Plan of Development.
“Approved Plan of Development” or “APOD” means Borrower's written plan of development with respect to budgeted Capital Expenditures (including maximum annual expenditures) and other development activities that is delivered to Administrative Agent pursuant to Section 3.1, as amended and supplemented from time to time with the consent of Administrative Agent and the Majority Lenders; provided that no such consent shall be required for amendments, modifications or supplements to the extent, but only to the extent, that any such amendments, modifications or supplements (a) either (i) are administrative or ministerial in nature, or (ii) would make non-material amendments to the timing for the completion of any such development, and (b) do not increase the aggregate permitted budgeted Capital Expenditures of Borrower and its Subsidiaries under such written plan.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 15.2), and accepted by the Administrative Agent, in substantially the form of Exhibit A attached hereto.
“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended, and any successor statute.
“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.
“Books” means all of Borrower's and its Subsidiaries' books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's and its Subsidiaries' properties or assets (including the Collateral) or liabilities, including but not limited to well logs and seismographic reports; all information relating to Borrower's and its Subsidiaries' business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.
“Borrower” shall have the meaning set forth in the preamble to this Agreement.
“Borrower Materials” shall have the meaning set forth in Section 6.2.
“Borrowing” means a borrowing hereunder consisting of Loans made on the same day by the Lenders to Borrower.
“Borrowing Request” has the meaning set forth in Section 2.2(a).

“Business Acquisition” means the purchase by Borrower or any of its Subsidiaries of all or substantially all the associated assets or operations or of Stock of a Person (other than of a wholly-owned Subsidiary of Borrower) or of a business unit of such Person.
“Business Day” means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.
“Capital Covenant Compliance Period” means any period from (a) any date on which Borrower has delivered a duly executed and completed Compliance Certificate for the Fiscal Quarter most recently ended (commencing with the Fiscal Quarter ending April 30, 2013), which includes (1) a certification that no Default or Event of Default has occurred and is continuing and (2) a certification and demonstration that the Borrower is in compliance, as of the last day of the period covered by the financial statements attached thereto, with each of the financial covenants set forth in clauses (i) - (iv) below (collectively, the “Capital Covenants”) and the Maintenance Covenants, until (b) the date on which Borrower either fails to deliver any Compliance Certificate required hereby or Borrower delivers a Compliance Certificate that does not satisfy the requirements of the foregoing clause (a).
(i)Interest Coverage Ratio. As of the end of any Fiscal Quarter of Borrower, the ratio of Consolidated EBITDA for the Interest Coverage Period ending on such date to Interest Expense paid or payable in cash or in kind for the Interest Coverage Period ending on such date is at least:

Fiscal Quarter Ending:	Minimum Level
April 30, 2013	3.00:1.00
July 31, 2013	3.50:1.00
October 31, 2013	4.00:1.00
January 31, 2014	4.50:1.00
April 30, 2014	5.00:1.00
July 31, 2014	5.50:1.00
October 31, 2014	6.00:1.00
January 31, 2015, and thereafter	6.50:1.00
(ii)Asset Coverage Ratio. As of the end of any Fiscal Quarter of Borrower, the ratio of (A) the NYMEX Value of the total Proved Developed Producing Reserves of the Loan Parties as shown on the most recently delivered Reserve Report, to (B) Total Debt, is at least:

Fiscal Quarter Ending:	Minimum Level
April 30, 2013	1.40:1.00
July 31, 2013	1.40:1.00
October 31, 2013	1.75:1.00
January 31, 2014	1.75:1.00
April 30, 2014	2.00:1.00
July 31, 2014	2.25:1.00
October 31, 2014	2.50:1.00
January 31, 2015, and thereafter	2.75:1.00

For purposes of this clause (ii) only, total “Proved Developed Producing Reserves” shall be determined in accordance with SEC guidelines, with the following exceptions: (1) commodity prices shall be forecast according to a “Strip Price,” adjusted for any basis differential and any existing commodity hedges for forecasting oil and gas prices; (2) current operating expenses will be held constant; and (3) such expenses must include an accurate estimate of net abandonment costs. As used herein, “Strip Price” shall mean the equivalent futures price as quoted by the NYMEX for three years and held constant thereafter.

(iii)Minimum Gross Production. As of the end of any Fiscal Quarter of Borrower, the daily average of gross production of Hydrocarbons (calculated at the wellhead on a barrel of oil equivalent basis, where 15 Mcf of natural gas is equal to one barrel of oil) from the Cook Inlet Oil and Gas Properties combined with the Tennessee Oil and Gas Properties during each such Fiscal Quarter is at least:

Fiscal Quarter Ending:	Minimum Level of Barrels
April 30, 2013	2,200
July 31, 2013	2,400
October 31, 2013	2,600
January 31, 2014	2,800
April 30, 2014, and thereafter	3,000
(iv)Leverage Ratio. As of the end of any Fiscal Quarter of Borrower, the ratio of Total Debt to Consolidated EBITDA for the four Fiscal Quarter period ending on such date is less than:

Fiscal Quarter Ending:	Maximum Level
April 30, 2013, and thereafter	1.75:1.00
“Capital Covenants” has the meaning set forth in the definition of “Capital Covenant Compliance Period”.
“Capital Expenditures” means all liabilities incurred or expenditures made by Borrower or any of its Subsidiaries for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, each to the extent required to be capitalized in accordance with GAAP.
“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capitalized Lease Obligation” means any Indebtedness represented by obligations under a Capital Lease.
“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within three years from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 (or the insurance limitation then in effect for banks insured by the Federal Deposit Insurance Corporation) in the aggregate issued by any bank insured by the Federal Deposit Insurance Corporation.
“Casualty Event” means any loss, casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property of Borrower or any of its Subsidiaries having a fair market value in excess of $200,000.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and Rule 13d-3 of the Securities and Exchange Commission thereunder as in effect on the Closing Date) of Stock representing more than 30.0% of the aggregate ordinary voting power represented by the issued and outstanding Stock of Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower nor (ii) approved or appointed by directors so nominated; or (c) other than in a Permitted Disposition, any of Scott Boruff, David Hall, David Voyticky, or Deloy Miller sells or otherwise disposes of any of the Stock of the Borrower owned by such Person on the Closing Date; provided, however, that each will be permitted to sell Stock of the Borrower for the purpose of raising funds needed to allow for (i) the exercise of warrants or stock options with respect to the Borrower's Stock prior to their expiration or (ii) with the prior written consent of Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), the payment of taxes incurred in connection with Stock granted to such Person by Borrower as compensation for his employment.
“CIE” means Cook Inlet Energy, LLC, an Alaska limited liability company.
“Closing Date” means June 29, 2012.
“Code” means the Uniform Commercial Code as from time-to-time in effect in the state of New York.
“Collateral” means all of Borrower's and each Subsidiary's right, title, and interest in and to all real and personal property of any kind including: the Oil and Gas Property Collateral, Equipment, Gathering Systems, Borrower's equity in each Subsidiary of Borrower and each Subsidiary's interest in its Subsidiaries, and any other assets of Borrower or any of its Subsidiaries described in the Guarantee and Collateral Agreement and the Mortgages, including, without limitation, assets and infrastructure located in the West MacArthur River and Kustatan facilities, and the proceeds and products thereof, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and other proceeds resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein; provided that the Collateral shall not include the Excluded Property (as defined in the Guarantee and Collateral Agreement).

“Collections” means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and Tax refunds) of Borrower and each of its Subsidiaries.
“Collections Account” means (a) Account Nos. 7238394311 and 7238394329 maintained by the Loan Parties with Fifth Third Bank and (b) any other DDA established by any Loan Party with the prior written consent of the Administrative Agent after the Closing Date pursuant to Section 6.17(b).
“Commitment” means, as to each Lender, its Tranche A Commitment and its Tranche B Commitment.
“Competitor” means any Person other than the Borrower and the other Loan Parties engaged in, or which has an Affiliate engaged in, the business of the ownership, development and operation of producing oil and gas properties.
“Compliance Certificate” means a certificate substantially in the form of Exhibit B and delivered by a Financial Officer of Borrower to Administrative Agent.
“Consolidated EBITDA” means, for any period, the sum, determined (without duplication) for Borrower and its Subsidiaries, of (i) Consolidated Net Income of Borrower and its Subsidiaries plus (ii) Interest Expense of Borrower and its Subsidiaries for such period to the extent deducted in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period plus (iii) depreciation and amortization to the extent deducted in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period plus (iv) all non-cash items, including, without limitation, impairment charges or asset write-offs or write-downs related to intangible assets or long-lived assets, losses from investments recorded using the equity method, non-cash expenses and costs resulting from the issuance of stock-based awards and similar compensation arrangements, and the non-cash impact of accounting changes or restatements (with the exception of non-cash charges that require an accrual or reserve for potential cash items for any future period and normally recurring accruals), to the extent deducted in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period, plus (v) GAAP extraordinary losses (and minus GAAP extraordinary gains) to the extent approved by the Administrative Agent in its reasonable discretion and recognized in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period, plus (vi) unusual or non-recurring charges (and minus unusual or non-recurring gains) to the extent approved by the Administrative Agent in its reasonable discretion and recognized in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period, plus (vii) all Taxes accrued or paid for such period on or measured by income, profits or capital to the extent deducted in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period plus (viii) all unrealized losses (and minus unrealized gains) related to Hedging Agreements to the extent recognized in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period, plus (ix) all expenses incurred for such period in connection with the drilling of any dry holes in the aggregate amount not to exceed $20,000,000 during any 12-month consecutive period to the extent deducted in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period, minus (x) other non-cash items (with the exception of non-cash items that represent the reversal of an accrual or reserve for potential cash items in any prior period) to the extent added in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period, minus (xi) any cash received outside the ordinary course of business from any foreign, United States, state or local tax credit or incentive program, including, without limitation, Alaska's Clear and Equitable Share program, to the extent added in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period.
“Consolidated G&A Expenses” means, for any period, the aggregate of all general and administrative expenses of Borrower and its Subsidiaries paid in cash, determined on a consolidated basis in accordance with GAAP; provided that for purposes of determining Consolidated Permitted Expenses for any period, the amount of Consolidated G&A Expenses shall not exceed $800,000 per calendar month.
“Consolidated Net Income” means, with respect to Borrower and its Subsidiaries for any period, the aggregate of the net income (or loss) of Borrower and its Subsidiaries after allowances for Taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which Borrower or any of its Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of Borrower and its Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to Borrower or to any of its Subsidiaries, as the case may be; (ii) the net income (but not loss) of any of Borrower's Subsidiaries to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Legal Requirement applicable to such Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business, in each case, as determined by Administrative Agent in its reasonable discretion; (iv) the cumulative effect of a change in accounting principles and any gains or losses attributable to write-ups or write downs of assets; and (v) any write downs of non-current assets, provided, however, that any ceiling limitation write downs under SEC guidelines shall be treated as capitalized costs, as if such write downs had not occurred.
“Consolidated Permitted Expenses” means, with respect to Borrower and its Subsidiaries for any period, the aggregate of the following, to the extent only that Borrower or such Subsidiary has been billed for such or the payment obligation of Borrower or such Subsidiary with respect thereto has otherwise accrued during the relevant period only and to the extent not already deducted in any remittance to Borrower or such Subsidiary and without duplication of any item: (a) royalties, overriding royalties, and severance and production taxes attributable to the Oil and Gas Properties of Borrower and its Subsidiaries; (b) lease operating expenses (including rental payments and lease bonus payments), abandonment costs and bonding charges attributable to the Oil and Gas Properties of Borrower and its Subsidiaries, (c) transportation, processing, and marketing charges and expenses attributable to the Oil and Gas Properties of Borrower and its Subsidiaries; (d) Capital Expenditures consisting of maintenance of Equipment in connection with the operation of Borrower's business in the ordinary course in an amount not to exceed $250,000 in the aggregate in any fiscal year; (e) purchases of Equipment used in connection with the Borrower's business and not otherwise specified in the APOD in an amount not to exceed $100,000 in the aggregate in any fiscal year; (f) corporate level income taxes of Borrower and its Subsidiaries for such period; (g) fees, costs and expenses of Opportune LLP incurred in connection with assisting Borrower and its Subsidiaries with its accounting procedures and financial reporting (including any fees, costs and expenses relating to its procedures and policy review of Borrower and its Subsidiaries); (h) scheduled periodic payments and termination payments due under Hedging Agreements permitted hereunder; (i) Consolidated G&A Expenses; (j) costs and expenses required to be incurred to produce the deliverables required under this Agreement and the other Loan Documents (including, without limitation, costs related to the production of Reserve Reports and other required examinations or reports delivered hereunder), and other costs and expenses acceptable to Administrative Agent in its sole discretion required to be incurred to comply with the terms of the Loan Documents; (k) payments of (i) principal in accordance with Section 2.3(c)(i) or (ii), together with accrued interest thereon and any Make-Whole Premium or Prepayment Premium due in connection therewith, and (ii) interest pursuant to Section 2.5(c); (l) so long as no Default or Event of Default has occurred and is continuing, interest required to be paid under (i) the Miller 2009 Loan Documents, and (ii) any Subordinated Indebtedness; (m) the acquisition consideration for the PDC Acquisition in an amount not to exceed $400,000 and (n) after the Series C Outside Date but only to the extent (i) permitted under Section 7.10 and (ii) no funds remain on deposit in the Special Dividend Account, payment of the Series B Preferred Dividend and Series C Preferred Dividend.
“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Administrative Agent, among a Loan Party, Administrative Agent, and the applicable bank with respect to a DDA.
“Cook Inlet Oil and Gas Properties” means the Oil and Gas Properties owned by the Loan Parties and located in the Cook Inlet Region in Alaska.
“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans at such time.
“Daily Balance” means the amount of an Obligation (other than Lender Hedging Obligations) owed at the end of a given day.
“DDA” means any Deposit Account (as defined in the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of New York) maintained by Borrower or any Subsidiary.
“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.
“Defaulting Lender” means any Lender that (a) fails to make any Loan that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Loan within one (1) Business Day after written demand upon it by Administrative Agent to do so; (b) notifies the Administrative Agent or the Borrower or makes a public statement that it does not intend to comply with its obligations under the Loan Documents; (c) fails, within three (3) Business Days after request by the Administrative Agent, to confirm in writing that it will comply with its obligations under the Loan Documents; or (d) is the subject of an Insolvency Proceeding.
“Defaulting Lender Rate” means the Reference Rate for the first three (3) days from and after the date the relevant payment is due and, thereafter, at the interest rate then applicable to Loans.
“Default Rate” shall have the meaning set forth in Section 2.5(b).
“Defensible Title” means as to the Mineral Interests, such title held by a Loan Party that (i) is free from reasonable doubt to the end that a prudent purchaser engaged in the business of the ownership, development and operation of producing oil and gas properties, with knowledge of all of the facts and their legal bearing, would be willing to accept and pay full value therefor; (ii) is deducible of record from the records of the applicable parish or county, or, in the case of federal leases, from the records of the applicable office of the Bureau of Lands Management or the Bureau of Ocean Energy Management, Regulation and Enforcement, or, in the case of state leases, from the applicable records of the applicable state land office; (iii) entitles such Loan Party to receive not less than the “Net Revenue Interest” set forth in Schedule 5.1 with respect to each Mineral Interest owned by such Loan Party as of the Closing Date, and not less than the “Net Revenue Interest” set forth in the most recent Reserve Report (or, with respect to any Proved Undeveloped Reserves, the exhibits to the Mortgages) with respect to each Mineral Interest acquired by such Loan Party after the Closing Date, in each case, without reduction, suspension or termination throughout the productive life of such Mineral Interest; (iv) obligates such Loan Party to bear costs and expenses relating to operations on and the maintenance and development of each Mineral Interest in an amount not greater than the “Working Interest” set forth in Schedule 5.1 with respect to each Mineral Interest owned by such

Loan Party as of the Closing Date, and not greater than the “Working Interest” set forth in the most recent Reserve Report (or, with respect to any Proved Undeveloped Reserves, the exhibits to the Mortgages) with respect to each Mineral Interest acquired by such Loan Party after the Closing Date (except to the extent that such Loan Party is obligated under an operating agreement to assume a portion of a defaulting or non-consenting party's share of costs), in each case without increase for the respective productive life of such Mineral Interest; and (v) is free and clear of Liens and material encumbrances and defects, except for Permitted Liens.
“Disbursement Letter” means the disbursement request executed and delivered by Borrower to Administrative Agent contemporaneous with the Closing Date regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Administrative Agent.
“Discretionary Funds” has the meaning set forth in Section 7.24(c).
“Disposition” has the meaning specified in Section 7.4. “Dispose” has a correlative meaning thereto.
“Disqualified Stock” means any Stock, which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, on or prior to the Maturity Date.
“Dollars” or “$” means United States dollars.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.
“Environmental Action” shall mean any complaint, order, demand, citation or notice issued in writing to Borrower or any of its Subsidiaries by any Person with regard to air emissions, water discharges, releases, or disposal of any Hazardous Material, noise emissions or any other environmental, human health or safety matter affecting Borrower, its Subsidiaries, or any of their respective Oil and Gas Properties.
“Environmental Laws” shall mean any and all Legal Requirements pertaining to human health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, OPA, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term “oil” shall have the meaning specified in OPA, the term “release” (or “threatened release”) has the meaning specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for “oil,” “release,” “solid waste” or “disposal” which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply as to Borrower or such Subsidiary, as the case may be, and the Property thereof located within that particular state.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Lien” means any Lien in favor of any Governmental Authority for any liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental action (whether remedial, preventative, investigatory or otherwise).
“Equipment” means all of Borrower's and each of its Subsidiary's now owned or hereafter acquired right, title and interest with respect to machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, drilling rigs (including the Platform Rig), work-over rigs, turbines (including Solar Taurus 60 turbines) and associated equipment including swabbing units, downhole tools, drill pipe, drillsite equipment (including separators, dehydrators, meters, etc.), compressors, gathering lines, pipelines, vehicles (including motor vehicles and trailers), aircraft (including the Aircraft), tools, parts, and other goods (other than consumer goods, farm products, or Inventory), wherever located, including, all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.
“ERISA Affiliate” means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower and its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower and its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and its Subsidiaries and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).
“ERISA Event” means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower or any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan.
“Event of Default” has the meaning set forth in Section 8.
“Excess Consolidated G&A Expenses” shall mean Consolidated G&A Expenses in excess of $3,000,000 in any Fiscal Quarter.
“Excess Preferred Equity Proceeds” means cash proceeds (less any and all costs and expenses incurred by the Borrower in connection with the issuance of such preferred Stock) received by the Borrower from the issuance of preferred Stock in excess of $15,000,000 on or after the Fourth Amendment Effective Date; provided that “Excess Preferred Equity Proceeds” shall not include (i) any amounts deposited into the Special Dividend Account as required by Section 6.17 hereof nor (ii) any Excluded Equity Proceeds used pursuant to Section 7.24(a), (b), or (c) hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto.
“Excluded DDAs” means each DDA of the Borrower and the other Loan Parties in existence on the Closing Date other than the Funding Account and the Collections Accounts.
“Excluded Equity Proceeds” means any cash proceeds received by Borrower as consideration for the issuance of Stock of Borrower (other than Disqualified Stock) or any cash equity investments or contributions received by Borrower.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or by any jurisdiction (or any political subdivision thereof) that imposes such taxes as a result of a present or former connection between the Administrative Agent, Lender or such other recipient, as the case may be, and such jurisdiction (other than any such connection arising solely from the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of the Borrower under any Loan Document having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 4.3(b)), any withholding tax imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or that is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Sections 4.2(f) and (g), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 4.2(a), (d) any withholding taxes that are imposed by FATCA, and (e) any United States Taxes imposed on payments made under any Loan Document that are attributable to the Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 4.2(f).

“Existing Loan Agreement” means the Loan Agreement dated as of June 13, 2011 among the Borrower, the lenders party thereto and Guggenheim Corporate Funding, LLC, as administrative agent, as amended or otherwise modified to date.
“Extraordinary Proceeds” means any cash received by Borrower or any of its Subsidiaries (a) not in the ordinary course of business (and not consisting of proceeds described in Section 2.3(c)(iii)(B) or Section 2.3(c)(iii)(D)), and/or (b) from (i) any foreign, United States, state or local tax credit or incentive program, including, without limitation, Alaska's Clear and Equitable Share program, (ii) pension plan reversions, (iii) any insurance provider, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) any purchase price adjustment received in connection with any purchase agreement, and (v) the issuance of any Disqualified Stock; provided, however, that, for the avoidance of doubt, Extraordinary Proceeds shall not include Excluded Equity Proceeds.
“FATCA” means Sections 1471 through 1474 of the IRC (and any successor sections thereto) and any regulations or official interpretations thereof.
“Fee Letter” means that certain letter agreement dated as of the Closing Date between Borrower and Administrative Agent.
“FEIN” means Federal Employer Identification Number.
“Fifth Amendment Effective Date” means July 11, 2013.
“Financial Officer” means any of the President, Chief Financial Officer, Controller, Vice President and Treasurer, or such other officer of a Loan Party so designated in writing to Administrative Agent.
“Fiscal Quarter” means each fiscal quarter ending on the last day of each July, October, January and April.
“Fiscal Year” means each fiscal year of Borrower and its Subsidiaries for accounting and tax purposes, ending on April 30 of each year.
“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the IRC.
“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the IRC.
“Fourth Amendment Effective Date” means February 7, 2013.
“Funding Account” means Account No. 7239738250 maintained by Borrower with Fifth Third Bank, or such other account that is acceptable to Administrative Agent in its sole discretion.
“Funding Date” means the date on which a Borrowing occurs.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
“Gathering Systems” means all right, title and interest of Borrower and each of its Subsidiaries in and to all (i) Hydrocarbon pipelines through which any Hydrocarbons produced from any of the Oil and Gas

Properties is transported to a master/sales meter from which such Hydrocarbons can be sold to, or delivered for further transport to, a non-Affiliate of Borrower or any of its Subsidiaries and meters, compressors, drips, stripping or other treatment plants or facilities located on or used in connection therewith; (ii) easements, rights of way, permits, licenses, road boring agreements and similar contracts and grants pursuant to which any of the foregoing gathering systems were constructed or exist (whether such rights are contained in a separate instrument or in an oil and gas lease or other instrument); and (iii) all accounts, contract rights and general intangibles related to the Hydrocarbons located, stored or transported through any of the foregoing gathering systems.
“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational or governing documents of such Person.
“Governmental Authority” means any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through Stock or capital ownership or otherwise, by any of the foregoing.
“Grind Inject Business” means Borrower's and the Loan Parties' business of commercial disposal of tailings or similar waste product generated from oil and gas drilling.
“Grind Inject Business Holdback Amount” means $1,000,000 in gross profits received by Borrower or any of the other Loan Parties from the Grind Inject Business (which gross profits are held in a Collections Account).
“Guarantee and Collateral Agreement” means that certain Guarantee and Collateral Agreement executed by each Loan Party on the Closing Date in favor of the Administrative Agent for the benefit of the Secured Parties and otherwise in form and substance satisfactory to the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Guarantor” means each Subsidiary of Borrower and each other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.
“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.
“Hedging Agreements” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, puts, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Holdout Lender” has the meaning set forth in Section 16.3(a).
“Hydrocarbons” shall mean oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or separated therefrom.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to Property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of Property or services (excluding current accounts payable incurred in the ordinary course of business and not more than 60 days past due), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all Capitalized Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations of such Person with respect to any arrangement, directly or indirectly, whereby such Person shall sell or transfer any material asset, and whereby such Person shall then or immediately thereafter rent or lease as lessee such asset or any part thereof, (l) all recourse and support obligations of such Person with respect to the sale or discount of any of its accounts receivable, (m) all obligations of such Person with respect to any arrangement for the purchase of materials, supplies, other Property or services if such arrangement by its express terms requires that payment be made by such Person regardless of whether such materials, supplies, other Property or services are delivered or furnished to it, (n) net liabilities of such Person under all Lender Hedging Agreements and all other Hedging Agreements for realized losses when such are due and payable, (o) all obligations of such Person under any prepayment for oil and gas production or other similar agreement, (p) all Production Payments payable by such Person and (q) all obligations of such Person under operating leases which require such Person to make payments over the term of such lease based on the purchase price or appraised value of the Property subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such Property. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” has the meaning ascribed thereto in Section 5.16.
“Interest Coverage Period” means (i) for the Fiscal Quarter ending on October 31, 2012, such Fiscal Quarter, (ii) for the Fiscal Quarter ending on January 31, 2013, the two Fiscal Quarter period ending on such date, (iii) for the Fiscal Quarter ending on April 30, 2013, the three Fiscal Quarter period ending on such date, and (iv) for any Fiscal Quarter ending on or after July 31, 2013, for the four Fiscal Quarter period ending on the last day of such Fiscal Quarter.
“Interest Expense” shall mean, for any period, the sum (determined without duplication) of (a) the aggregate amount of interest expense accrued during such period on Indebtedness of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, including the interest portion of payments under Capital Leases and any capitalized interest, but excluding amortization of debt discount and expense and any interest expense accrued solely in respect of the Make-Whole Premium or any Prepayment Premium and (b) all dividends or other distributions paid in cash or in kind during such period in respect of any preferred Stock of Borrower and its Subsidiaries.
“Interest Payment Date” shall have the meaning set forth in Section 2.5(c).
“Inventory” means all of Borrower's and each of its Subsidiary's now owned or hereafter acquired right, title and interest with respect to inventory, including goods and extracted Hydrocarbons held for sale or to be furnished under a contract of sale.
“Investment” means, with respect to any Person, any investment by such Person in any other Person in the form of loans, guarantees, advances (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practices), capital contributions, acquisitions of Stock or interests in any Oil and Gas Properties or activities related to Oil and Gas Properties (other than an acquisition by any Loan Party of such interests in any Oil and Gas Properties or activities related to Oil and Gas Properties of any other Loan Party, or transfer of such interests from one Loan Party to another, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) such acquisition or transfer shall not adversely affect the security interests of the Administrative Agent or any Secured Party granted under any Loan Document and (iii) the Administrative Agent shall have given its prior written consent to such purchase or transfer (not to be unreasonably withheld, conditioned or delayed)), Business Acquisitions and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
“Legal Requirements” means all applicable international, foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits, including, without limitation, all Environmental Laws.
“Lender” and “Lenders” have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.2 hereof for so long as such Person is a Lender hereunder.
“Lender Group” means, individually and collectively, each of the individual Lenders and Administrative Agent.
“Lender Group Expenses” means all costs and expenses (including Taxes, and insurance premiums) required to be paid by Borrower or any of its Subsidiaries under any of the Loan Documents that are paid or incurred by any one or more members of the Lender Group; fees or charges paid or incurred by the Administrative Agent in connection with the Lender Group's transactions hereunder or under any other Loan Document with Borrower or any of its Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC or equivalent searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including Reserve Reports and environmental audits); costs and expenses incurred by any one or more members of the Lender Group in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by any one or more members of the Lender Group resulting from the dishonor of checks made by Borrower or any of its Subsidiaries; costs and expenses paid or incurred by any one or more members of the Lender Group to correct any Default or Event of Default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by any one or more members of the Lender Group in examining the Books as permitted hereunder; costs and expenses of third party claims or any other suit paid or incurred by any one or more members of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents; and the Administrative Agent's (and after the occurrence and during the continuance of an Event of Default, the Administrative Agent's and each Lender's) reasonable attorney's fees and expenses incurred in advising, structuring, drafting, reviewing, amending, terminating, enforcing (including reasonable attorney's fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Borrower or any Subsidiary or in exercising rights or remedies under the Loan Documents), defending, or concerning the Loan Documents, irrespective of whether suit is brought, or in any remedial action concerning the Collateral.
“Lender Hedging Agreement” means all Hedging Agreements entered into between Borrower or any of its Subsidiaries and any Lender or Lender-Related Person while such Person (or in the case of a Lender-Related Person, the Lender affiliated therewith) is a Lender hereunder; provided that, for the avoidance of doubt, the term “Lender Hedging Agreement” shall not include any transactions entered into after the time that such Person ceases to be a Lender or Lender-Related Person.
“Lender Hedging Obligations” means all obligations, liabilities, fees, and expenses owing by Borrower or any of its Subsidiaries to any Lender or Lender-Related Person under Lender Hedging Agreements.
“Lender-Related Persons” means, with respect to any Lender, such Lender, together with such Lender's Affiliates, Related Funds, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender's Affiliates.
“Lien” means any interest in Property securing an obligation owed to, or a claim by, any Person other than the owner of the Property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including (a) the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Oil and Gas Property and (b) Production Payments and the like payable out of Oil and Gas Property. For purposes of this Agreement, Borrower or any of its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create financing.
“Liquidity” means at any time, the sum of (a) readily and immediately available unrestricted cash held in deposit accounts of any Loan Party and (b) Cash Equivalents of the Loan Parties, in each case, which are free and clear of all Liens (other than Liens in favor of Administrative Agent securing the Obligations) and which are reflected on Borrower's balance sheet.
“Loans” means the Tranche A Loans and/or the Tranche B Loans.
“Loan Account” has the meaning set forth in Section 2.8.
“Loan Documents” means this Agreement, the Disbursement Letter, the Lender Hedging Agreements, the Mortgages, the Guarantee and Collateral Agreement, the Security Agreements, the AMI Side Letter, the Fee Letter, any note or notes executed by Borrower and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.
“Loan Party” means Borrower and each Guarantor.
“Lockbox” shall have the meaning set forth in Section 6.17(a).
“Lockbox Agreement” shall have the meaning set forth in Section 6.17(a).
“Maintenance Covenant Compliance Date” means the first date on which Borrower has delivered a duly executed and completed Compliance Certificate for the Fiscal Quarter most recently ended (commencing with the Fiscal Quarter ending October 31, 2013), which includes (a) a certification that no Default or Event of Default has occurred and is continuing and (b) a certification and demonstration that the Borrower is in compliance, as of the last day of the period covered by the financial statements attached thereto, with each of the Maintenance Covenants.
“Maintenance Covenants” means the financial covenants set forth in Section 7.17.
“Majority Lenders” means, at any time, two or more Lenders having Credit Exposures and Unused Commitments representing more than 50% (or if there is only one Lender, 100%) of the sum of the Aggregate Credit Exposure and the Aggregate Unused Commitments at such time or, if the Aggregate Commitment has been terminated, two or more Lenders having Credit Exposures representing more than 50% (or if there is only one Lender, 100%) of the Aggregate Credit Exposure.
“Make-Whole Premium” means, with respect to a Loan at any time, the excess, if any, of (a) the present value at such time of (i) the principal amount of such Loan multiplied by the applicable Prepayment Percentage at the date immediately following the date that is the two-year anniversary of the Closing Date as set forth in Section 2.3(c)(vii) hereof, expressed in Dollars, plus (ii) any required interest payments due on such Loan through the date immediately following the date that is the two-year anniversary of the Closing Date (except for accrued and unpaid interest to the Prepayment Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points and applied quarterly, discounted to the Prepayment Date (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such Loan on the Prepayment Date.
“Material Adverse Change” means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (b) a material adverse effect on the ability of any Loan Party to carry out its business as at the Closing Date or as proposed as of the Closing Date, (c) the material impairment of any Loan Party's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, or (d) a material impairment of the enforceability or priority of the Administrative Agent's Liens with respect to the Collateral.
“Material Contract” means, as to any Person, any supply, purchase, service, employment, tax, indemnity, farm-in agreement, farm-out agreement, gas marketing, gas imbalance, operating, unitization, communitization, partnership, joint venture or other agreement of such Person or any of its Subsidiaries or by which such Person or any of its Subsidiaries or any of their respective properties are otherwise bound, if such agreement either (i) requires the expenditure of over $100,000 by such Person during any calendar year (other than contracts with respect to the routine acquisition of leasehold, the drilling of wells, the construction and operation of gathering, processing or treating facilities or equipment, or other similar contracts pursuant to which such Person routinely acquires, drills, develops and operates the Mineral Interests), or (ii) involves the sale of more than $1,000,000 in Hydrocarbons by such Person in any calendar year (except to the extent any such contract is cancelable by such Person on 60-days' notice or less), or (iii) involves a liability of such Person in excess of $500,000, or (iv) results or could reasonably be expected to result in the loss of title to, or the transfer or creation of a Lien upon any Collateral (except to the extent otherwise permitted hereunder), as the same shall be amended, modified and supplemented and in effect from time to time.
“Maturity Date” means June 29, 2017.
“Miller 2009 Collateral” means the Property of the Borrower described on Schedule M that is subject to a Lien in favor of the Miller 2009 Partnership to secure the obligations of the Borrower under the Miller 2009 Loan Documents.
“Miller 2009 Partnership” means Miller Energy Income 2009-A, LP, a Delaware limited partnership, and its successors and permitted assigns.
“Miller 2009 Loan Documents” means the collective reference to (a) that certain First Secured Promissory Note, dated effective as of November 1, 2009, executed by Borrower payable to the order of the Miller 2009 Partnership in the principal amount of $2,365,173.92, (b) that certain Second Secured Promissory Note, dated effective as of December 15, 2009, executed by Borrower payable to the order of the Miller 2009 Partnership in the principal amount of $365,269.70, (c) that certain Third Secured Promissory Note, dated effective May 15, 2010, executed by Borrower payable to the order of the Miller 2009 Partnership in the principal amount of $350,000, (d) that certain Loan and Security Agreement, dated as of March 19, 2010, between Borrower and the Miller 2009 Partnership and (e) all guaranties, security agreements, mortgages, assignments, and any other documents, agreements and instruments executed in connection therewith, in each case, as amended on or prior to the Closing Date and as the same may be amended, restated, supplemented or otherwise modified from time to time after the Closing Date with the prior written consent of the Administrative Agent.
“Miller Drilling Fund” means a limited partnership or similar investment vehicle to which the Borrower or other Loan Party Disposes of any Oil and Gas Property on which no Proved Reserve is located in accordance with Section 7.4 for the purpose of financing the exploration and development of such contributed property.
“Mineral Interests” shall mean all right, title, interest and estates now owned or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved interests, reversionary interests, carried working interests, or residual interests of whatever nature.
“Moody's” means Moody's Investors Service, Inc. and any successor thereto.
“Mortgages” means one or more mortgages or deeds of trust, as same may be amended or supplemented from time to time, to secure the Obligations, executed by Borrower or any of its Subsidiaries in favor of Administrative Agent for the benefit of the Secured Parties, the form and substance of which shall be satisfactory to Administrative Agent, that encumber the Oil and Gas Property Collateral and the related improvements thereto or any other Collateral relating to certain real property leased or owned by the Loan Parties (other than leases of real property that do not constitute Oil & Gas Properties).
“Multiemployer Plan” means a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.
“Net Cash Proceeds” means, (A) with respect to any Disposition of any Properties by Borrower or any other Loan Party, the excess, if any, of (a) the sum of cash and cash equivalents received in connection with such sale, but only as and when so received, over (b) the sum of (i) the principal amount of any Indebtedness that is secured by Liens on such asset senior to Liens securing the Obligations and that is required to be repaid in connection with the sale thereof (other than the Loans), (ii) the out-of-pocket expenses incurred by Borrower or any other Loan Party in connection with such sale, (iii) all legal, title and recording tax expense and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such sale, (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such sale and retained by Borrower or any Loan Party after such sale, and (v) any portion of the purchase price from such sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such sale or otherwise in connection with such sale; provided, however, that upon the termination of that escrow, Net Cash Proceeds will be increased by any portion of funds in the escrow that are released to Borrower or any Loan Party, and (B) with respect to any incurrence, issuance or refinancing of any Indebtedness, the cash proceeds from such incurrence, issuance or refinancing net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.
“Net Revenue Interest” means the interest in the Hydrocarbons produced, saved and sold from an oil and gas well by virtue of the owner's ownership of the applicable oil and gas or mineral lease on which such well is located after deducting all burdens against the production therefrom.
“New Loan Amount” means, as of any date, an amount equal to the difference between:
(b)    an amount determined in the reasonable discretion of Administrative Agent, but generally in accordance with the following schedule:

(i)    75% of the NYMEX Value of the net Proved Developed Producing Reserves of the Loan Parties evaluated in the Reserve Report most recently delivered pursuant to Section 6.2(b); plus

(ii)    50% of the NYMEX Value of the net Proved Developed Non-Producing Reserves of the Loan Parties evaluated in the Reserve Report most recently delivered pursuant to Section 6.2(b); plus

(iii)    50% of cash payments payable to Borrower but not yet received under Alaska's Clear and Equitable Share program; plus

(iv)    25% of the orderly liquidation value of (A) the Platform Rig, (B) Borrower's onshore drilling rig known as “Rig #34”, and (C) Borrower's Equipment located at its Kustatan production facilities, in each case, as determined by Administrative Agent; plus

(v)    15% of the orderly liquidation value of the assets set forth on Schedule N, as determined by Administrative Agent; and

(c)    the aggregate principal amount of the Loans outstanding as of such date (before giving effect to the borrowing of any Loans requested to be made on such date);
provided; however, that if the amount determined in accordance with the foregoing paragraph (a) is less than the amount determined under the foregoing paragraph (b), the New Loan Amount shall be deemed to be $0 on the date of such determination.
“NYMEX Price” means, as of the date of the determination thereof with respect to each of the appropriate crude oil or natural gas categories included in the then most recent Reserve Report provided by Borrower to Administrative Agent pursuant to Section 6.2, the prices for the 36 succeeding monthly futures contract prices (the “3 Year Strip”) and held constant thereafter based on the price of the average of the contract prices for the last twelve (12) months of such 3-Year Strip period, commencing with the month during which the determination is to be made, as quoted on the New York Mercantile Exchange (the “NYMEX”) and published in a nationally recognized publication for such pricing as selected by Administrative Agent, adjusted to account for the historical basis in a manner acceptable to the Administrative Agent, and held constant thereafter; provided, however, in the event that the NYMEX no longer provides futures contract price quotes for 36 month periods, the longest period of quotes of less than 36 months shall be used and held constant thereafter based on the average of the contract prices for the last twelve (12) months of such period, and, if the NYMEX no longer provides such futures contract quotes or has ceased to operate, the Administrative Agent shall designate another nationally recognized commodities exchange to replace the NYMEX for purposes of the references to the NYMEX herein.
“NYMEX Value” means, at any date of determination thereof as to the Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves or Proved Undeveloped Reserves, as the case may be, of the Loan Parties, the discounted present value (determined at a discount factor of 10%) of future net revenues (i.e., after deducting production and ad valorem taxes and less future capital costs and operating expenses) from Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves or Proved Undeveloped Reserves, as the case may be, of the Loan Parties as of such date calculated for all volumes covered under Hedging Agreements at the contract price under such Hedging Agreements (taking into account any Hedging Agreements covering basis differential) and for all volumes in excess of the volumes covered under Hedging Agreements utilizing the NYMEX Price and assuming that production costs (which shall include a good faith estimate of net abandonment costs) thereafter remain constant on a per barrel of oil equivalent basis.
“Obligations” means all Loans, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), Lender Hedging Obligations, premiums (including the Make-Whole Premium or any Prepayment Premium), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower or any of its Subsidiaries to the Secured Parties pursuant to or evidenced by the Loan Documents irrespective of whether for the payment of money and including, without limitation, all claims for indemnity under the Loan Documents including claims under Section 11.2 of this Agreement, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and further including all interest not paid when due and all Lender Group Expenses that Borrower or any of its Subsidiaries is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.
“Observer” shall have the meaning set forth in Section 6.19.
“OFAC” means The Office of Foreign Assets Control of the United States Department of the Treasury or any successor thereto.
“Oil and Gas Properties” means all of the present and future right, title and interest (real, personal, mixed, contractual or otherwise) of each Loan Party in, to and under or derived from the following:
(a)    All presently existing and hereafter arising Mineral Interests and surface interests;

(b)    All presently existing and hereafter arising unitization, communitization and pooling declarations, orders, and agreements (including all units formed by voluntary agreement and those formed under the rules, regulations, orders or other official acts of any governmental entity or tribal authority having appropriate jurisdiction);

(c)    All presently existing and hereafter arising oil sales contracts, casinghead gas sales contracts, gas sales contracts, processing contracts, gathering contracts, transportation contracts, easements, rights-of-way, servitudes, surface leases, subsurface leases, farm-out contracts, farm-in contracts, operating agreements, areas of mutual interest and other contracts, agreements and instruments;

(d)    All presently existing and hereafter arising personal property, improvements, fixtures, wells (whether producing, plugged and abandoned, shut-in, injection, disposal or water supply), tanks, boilers, buildings, machinery, vehicles, Equipment, gathering lines, pipelines, utility lines, power lines, telephone lines, water rights, roads, permits, licenses and other appurtenances, to the extent the same are situated upon and used or held for use by such Loan Party in connection with the ownership, operation, maintenance or repair of the Mineral Interests and/or surface interests; and

(e)    All reservoir, reserve, seismic, geologic or geophysical information and data.
“Oil and Gas Property Collateral” means all Oil and Gas Properties and all Gathering Systems now owned or hereafter acquired by the Loan Parties, including all right, title and interest of the Loan Parties in the AMI Area.
“OPA” means the Oil Pollution Act of 1990, as amended.
“Operating Cash” means physical currency on hand of Borrower and any Loan Party in the nature of petty cash and located at the site of their respective operations.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Overadvance” has the meaning set forth in Section 2.4.
“Participant” has the meaning set forth in Section 15.4.
“PBGC” means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.
“PDC Acquisition” means the acquisition by Borrower of substantially all assets and liabilities related to the Tennessee operations of PDC Energy, Inc. (formerly known as Petroleum Development Corporation), from PDC Energy, Inc. (or any other third party having an interest in any of said assets and liabilities), including its wells and leases in Tennessee, and related equipment and contracts, for a purchase price of no more than $400,000 in the aggregate.
“Permitted Disposition” means any transfer, contribution, sale or other disposition of Stock of the Borrower of Scott Boruff, Deloy Miller, David Voyticky, or David Hall, of 50% or less of the Stock of the Borrower owned by such Person on the Fifth Amendment Effective Date, in any case, so long as (a) the Borrower delivers all documents entered into in connection with such transfer, contribution, sale or disposition of Stock to the Administrative Agent on or prior to the date of such transfer, contribution, sale or disposition of Stock, which documents shall be in form and substance reasonably satisfactory to the Administrative Agent and (b) the value of any such Stock subject to such transfer, contribution, sale or other disposition shall be equal to or greater than $10 per Share for the ten (10) consecutive Business Days preceding the date of such transfer, contribution, sale or disposition without giving effect to any splits or reverse splits of Stock effective on or after the Fifth Amendment Effective Date.
“Pellissippi Pointe Entities” means the collective reference to Pellissippi Pointe, L.L.C., a Tennessee limited liability company and Pellissippi Pointe II, LLC, a Tennessee limited liability company.
“Permits” of a Person shall mean all rights, franchises, permits, authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.
“Permitted Investments” has the meaning set forth in Section 7.12.
“Permitted Liens” means (a) Liens held by Administrative Agent for the benefit of the Secured Parties, (b) Liens for unpaid Taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1 that secured Indebtedness permitted under Section 7.1(b), (d) the interests of lessors under operating leases to the extent that the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, or other like Liens arising by operation of law incidental to the exploration, development, operation and maintenance of Oil and Gas Properties and Liens granted to the operator of a property under a standard form joint operating agreement to secure the timely payment of joint interest billings, in each case incurred in the ordinary course of business of Borrower, the relevant Subsidiary of Borrower or the Miller 2009 Partnership not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment or social welfare insurance, (g) Liens on deposits and escrowed funds made to secure performance of bids, tenders and leases (to the extent permitted under this Agreement) incurred in the ordinary course of business of Borrower, the relevant Subsidiary of Borrower or the Miller 2009 Partnership and not in connection with the borrowing of money, (h) Liens of or resulting from any judgment or award that do not result in and reasonably could not be expected to result in a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower, the relevant Subsidiary of Borrower or the Miller 2009 Partnership is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (i) Liens with respect to the Oil and Gas Property Collateral that are exceptions to the title opinions issued in connection with the Mortgages, as accepted by Administrative Agent, (j) minor defects in title which (i) do not affect the Defensible Title thereto or materially restrict the use or other benefits of ownership by Borrower, any of its Subsidiaries or the Miller 2009 Partnership, as the case may be, (ii) do not affect the ability of Borrower, any of its Subsidiaries or the Miller 2009 Partnership, as the case may be, to receive a share of production or proceeds from, allocated to, or attributable to such Mineral Interests equal to the interest of Borrower, such Subsidiary or the Miller 2009 Partnership, as the case may be, therein as represented herein or in the other Loan Documents, (iii) do not materially interfere with the ordinary conduct of the business of Borrower, any of its Subsidiaries or the Miller 2009 Partnership, as the case may be, (iv) do not interfere with or materially impair the value of Administrative Agent's Lien therein for the benefit of the Secured Parties, and (v) are customarily waived by reasonable and prudent Mineral Interest owners, (k) Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (k) does not materially impair the use of the Mineral Interest covered by such Lien for the purposes for which such Mineral Interest is held by the Borrower, any Subsidiary or the Miller 2009 Partnership, (ii) does not materially interfere with or impair the value of such Mineral Interest subject thereto or Administrative Agent's Lien therein for the benefit of the Secured Parties, (iii) is customarily waived by reasonable and prudent operators, and (iv) is consented to in writing by Administrative Agent, (l) farmout, carried Working Interests, joint operating, unitization, royalty, overriding royalty, sales and similar agreements relating to the exploration or development of, or production from, any Oil and Gas Properties or the sale of the Hydrocarbons after they are produced which are usual and customary in the industry and, with respect to Oil and Gas Properties acquired after the Closing Date, are also existing at the time of acquisition of such Oil and Gas Properties and are disclosed to and approved by Administrative Agent in writing, (m) purchase money Liens (including purchase money Liens of lessors under Capital Leases) securing Indebtedness not to exceed $1,000,000 in the aggregate at any time, (n) so long as the Miller 2009 Loan Documents are in effect, Liens on the Miller 2009 Collateral to secure the obligations of the Borrower under the Miller 2009 Loan Documents, (o) prior to the date on which it is required to be released in accordance with Section 6.21(b), the Aircraft Lien, (p) continuations and renewals of otherwise Permitted Liens, (q) customary Liens on insurance policies, insurance proceeds and related deposits of premium amounts created in connection with any financing of insurance premiums otherwise permitted pursuant to Section 7.1(g), and (r) those certain Liens claimed by Voorhees Equipment and Consulting, Inc. filed of record on (i) November 20, 2012 with the Anchorage Recording District under file number 2012 68296-0 and (ii) November 15, 2012, in the Anchorage Recording District, Alaska, File No. 2012 066917-0; provided that, (x) the value of the asserted claims secured by those certain Liens shall, in the aggregate, not exceed $728,230.00 and (y) the Liens permitted under this clause (r) shall cease to be “Permitted Liens” on the earlier of November 30, 2013, or the thirtieth (30th) day after the arbitrator issues an award in the arbitration scheduled to begin September 17, 2013 the dispute between the Borrower and Voorhees Equipment and Consulting, Inc. which gave rise to these liens.

“Permitted Protest” means the right of Borrower, the relevant Subsidiary of Borrower or the Miller 2009 Partnership to protest any Lien, tax or other obligation, provided that (a) adequate reserves with respect to such obligation is established on the books of Borrower, the relevant Subsidiary of Borrower or the Miller 2009 Partnership in accordance with GAAP, (b) any such protest is being properly contested in good faith by Borrower, the relevant Subsidiary of Borrower or the Miller 2009 Partnership, (c) while any such protest is pending, there is no material impairment of the enforceability, validity, or priority of any of the Administrative Agent's Liens in and to the Collateral and (d) the failure to make any payment while any such protest is pending could not reasonably be expected to result in a Material Adverse Change.
“Person” means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.
“PIK Election” shall have the meaning assigned to such term in Section 2.5(c).
“PIK Interest” shall have the meaning assigned to such term in Section 2.5(c).
“Plan” means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower, any of its Subsidiaries, or any of their ERISA Affiliates, or with respect to which any such entity may incur liability.
“Platform” shall have the meaning set forth in Section 6.2.
“Platform Rig” means a certain 2000 H.P. Offshore/Onshore Winterized SCR Drilling Rig known as “Rig #35”, which was constructed by Voorhees Equipment and Consulting, Inc. pursuant to the Platform Rig Contract and more particularly described on Schedule P-2.
“Platform Rig Contract” means that certain Contract of Construction and Sale, dated as of June 12, 2011, between Borrower and Voorhees Equipment and Consulting, Inc., as amended, restated, supplemented or otherwise modified with the prior written consent of the Administrative Agent.
“Prepayment Date” means the date on which any Loan is prepaid in whole or in part pursuant to this Agreement.
“Prepayment Percentage” shall have the meaning set forth in Section 2.3(c)(vii).
“Prepayment Premium” shall mean, on any date, (a)(i) the applicable Prepayment Percentage minus (ii) 100% multiplied by (b) the principal amount of the applicable Loans being prepaid (or that are required to be prepaid) on such date.
“Production Payments” means a production payment (whether volumetric or dollar denominated) or similar royalty, overriding royalty, net profits interest or other similar interest in Oil and Gas Properties, or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such Oil and Gas Properties where the holder of such interest has recourse solely to such interest and the grantor or transferor thereof has an express contractual obligation to produce and sell Hydrocarbons from such Oil and Gas Properties, or to cause such Oil and Gas Properties to be so operated and maintained, in each case in a reasonably prudent manner.

“Projections” means Borrower's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.
“Pro Rata Share” means, with respect to any Lender, (a) at any time prior to the termination of the Aggregate Commitment, the percentage obtained by dividing (i) the sum of such Lender's (x) Credit Exposure and (y) Unused Commitment at such time, by (ii) the sum of (x) the Aggregate Credit Exposure and (y) the Aggregate Unused Commitment at such time, and (b) at any time from and after the termination of the Aggregate Commitment, the percentage obtained by dividing (i) the sum of such Lender's Credit Exposure at such time by (ii) the Aggregate Credit Exposure at such time.
“Proved Developed Non-Producing Reserves” has the meaning set forth in the definition of “Proved Reserves.”
“Proved Developed Producing Reserves” has the meaning set forth in the definition of “Proved Reserves.”
“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the “Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. “Proved Developed Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Definitions. “Proved Developed Non-Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Non-Producing” in the Definitions. “Proved Developed Reserves” means Proved Reserves which are categorized as either “Proved Developed Producing Reserves” or “Proved Developed Non-Producing Reserves” in the Definitions. “Proved Undeveloped Reserves” means Proved Reserves which are categorized as “Undeveloped” in the Definitions.
“Proved Undeveloped Reserves” has the meaning set forth in the definition of “Proved Reserves.”
“Public Lender” shall have the meaning set forth in Section 6.2.
“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.
“Reference Rate” means for any day the greater of (a) the “Prime Rate” as published for each Business Day (or if such day is not a Business Day, the immediately preceding Business Day) in the Wall Street Journal under the caption “Money Rates, Prime Rate” and (b) 5.00% per annum. Any change in the Reference Rate due to a change in the “Prime Rate” shall be effective on the effective date of such change in the “Prime Rate”.
“Register” has the meaning set forth in Section 15.3.
“Related Fund” means a fund, money market account, investment account or other account managed by a Lender or an Affiliate of such Lender.
“Related Parties” means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

“Replacement Lender” has the meaning set forth in Section 16.3(a).
“Reportable Event” means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations.
“Reports” has the meaning set forth in Section 17.16(a).
“Required Cash Interest” shall have the meaning set forth in Section 2.5(c).
“Reserve Report” means a report, in form and substance satisfactory to Administrative Agent, prepared, at Borrower's sole cost and expense, by an Approved Engineer (or to the extent permitted hereunder, by petroleum engineers employed by Borrower) evaluating the Proved Developed Producing Reserves and Proved Developed Non-Producing Reserves owned directly by the Loan Parties (and no other Persons) which shall, among other things, (a) identify the wells covered thereby, (b) set forth the Approved Engineer's (or petroleum engineer's, as applicable) opinions with respect to the total volume of Proved Developed Producing Reserves and Proved Developed Non-Producing Reserves (specifying with such opinions the terms of categories Proved Developed Producing Reserves and Proved Developed Non-Producing Reserves, respectively) which the Loan Parties have the right to produce (or cause to be produced) for their own account, (c) set forth the Approved Engineer's (or petroleum engineer's, as applicable) opinions with respect to the NYMEX Value of each of the categories of the Proved Developed Producing Reserves and Proved Developed Non-Producing Reserves as specified in subclause (b) above, (d) set forth the Approved Engineer's (or petroleum engineer's) opinions with respect to the future rate of production of the Proved Developed Producing Reserves and Proved Developed Non-Producing Reserves, (e) contain such other information as requested by Administrative Agent with respect to the projected rate of production, gross revenues, operating expenses, net income, Taxes, capital expenditures and other capital costs, net revenues and present value of future net revenues attributable to such reserves and production therefrom, and (f) contain a statement of the volumes, price and escalation parameters, discount rate, assumptions and net proceeds of production, present value of net proceeds of production, estimated costs of remedial, preventative or investigating action, operating expenses, net income, Taxes, capital expenditures and other capital costs, procedures and other assumptions upon which such determinations were based, in each case reasonably acceptable to Administrative Agent.
“Retiree Health Plan” means an “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.
“S&P” means Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.
“Sanctioned Entity” means (a) a country or government of a country; (b) an agency of the government of a country; (c) an organization directly or indirectly controlled by a country or its government; or (d) a Person resident in or determined to be a resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.
“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.
“Schlumberger Guaranty” means that certain Guaranty Agreement, dated as of May 3, 2010, between the Borrower and Schlumberger Technology Corporation, pursuant to which the Borrower guarantees any obligations, liabilities and other indebtedness owing by CIE to Schlumberger Technology Corporation for equipment, machinery, services and other materials purchased on credit, as the same may be amended, restated, supplemented or otherwise modified from time to time with the prior written consent of the Administrative Agent.
“SEC” means the United States Securities and Exchange Commission and any successor Federal agency having similar powers.
“Secured Parties” means Administrative Agent, the Lenders and each Lender-Related Person party to a Lender Hedging Agreement.
“Securitization” has the meaning set forth in Section 2.11.
“Securitizing Lender” has the meaning set forth in Section 2.11.
“Security Agreements” means, collectively, any and all of the security agreements (including the Guarantee and Collateral Agreement), pledges, mortgages, deeds of trust, assignments, stock pledge agreements, assignments of partnership interests, assignments of member interests, and such other agreements, documents and instruments, in form and substance satisfactory to Administrative Agent, which are, or are to be, executed by a Loan Party in favor of Administrative Agent and/or the Secured Parties as may be required from time to time by Administrative Agent to provide Administrative Agent for the benefit of the Secured Parties with Liens upon all of the assets and properties of such Loan Party as security for the payment and performance in full of the Obligations, in each case as the same may be amended, modified, restated, supplemented, increased, renewed, extended, substituted for or replaced from time to time.
“Security Termination” means such time at which each of the following events shall have occurred on or prior to such time: (a) the termination of the Aggregate Commitment, (b) the termination of all Lender Hedging Agreements that are secured by the Loan Documents (other than Lender Hedging Agreements with respect to which other arrangements satisfactory to such Lender or Lender-Related Person, as applicable, and the Borrower or Subsidiary of the Borrower, as applicable, that is party to such Lender Hedging Agreement have been made), and (c) the payment in full in cash of all Obligations (other than (i) Lender Hedging Obligations with respect to which other arrangements satisfactory to such Lender or Lender-Related Person, as applicable, and the Borrower or Subsidiary of the Borrower, as applicable, party to such Hedging Agreement have been made and (ii) indemnity obligations and similar obligations that survive the termination of the Loan Documents for which no notice of a claim has been received by the Loan Parties).
“Series B Preferred Dividend” means a 12% semi-annual dividend, payable in cash on March 1 and September 1 of each year, on the Borrower's Series B Preferred Stock.
“Series B Preferred Stock” means the class of equity of the Borrower to be designated “Series B Redeemable Preferred Stock”; provided that no more than 300,000 shares of such Stock shall be authorized or outstanding at any time.
“Series C Initial Sale Date” means the first date on which any Series C Preferred Stock is sold to any to any purchaser thereof.
“Series C Preferred Dividend” means a 10.75% per annum quarterly dividend, payable in cash on each March 1, June 1, September 1 and December 1 of each year, on the Borrower's Series C Preferred Stock. For the avoidance of doubt, the Series C Preferred Dividend shall not include any dividend in excess of the amount specified in the foregoing sentence, including without limitation any dividends accruing at the “Penalty Rate” set forth in the Borrower's articles of incorporation or otherwise.

“Series C Preferred Stock” means the class of equity of the Borrower to be designated “10.75% Series C Cumulative Redeemable Preferred Stock”; provided that no more than 3,250,000 shares of such Stock shall be authorized or outstanding at any time.
“Sixth Amendment” means Amendment No. 6 dated as of August 5, 2013 by and among the Borrower, the Lenders and the Administrative Agent.
“Sixth Amendment Effective Date” means August 5, 2013.
“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of all of the properties and assets of such Person are greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.
“Special Dividend Account” has the meaning ascribed thereto in Section 6.17(g).
“Specified Events” means the consummation of either of the following transactions:
(a)    the sale by CIE of a Grayling Platform Taurus 60 Generator (S.O. 2-71203, SN: TG02824) to Hilcorp Alaska, LLC, pursuant to Purchase Order 1221420 for a purchase price of $2,000,000.00; and/or
(b)    the agreement to terminate certain swap transactions entered into under the ISDA 2002 Master Agreement dated December 6, 2010, between Borrower and BP Corporation North America Inc. with the identification numbers MIE12PS00001, MIE12PS00002 and MIE12PS00003, pursuant to which BP Corporation North America Inc. agreed to pay Borrower the sum of $4,282,654.00.
“Stock” means all shares, units, partnership interests, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, master limited partnership units, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
“Subsequent Funding Date” means each date after the Closing Date on which Loans are made by the Lenders to Borrower hereunder.
“Subordinated Indebtedness” means unsecured Indebtedness permitted to be incurred under Section 7.1(i), so long as (a) the terms governing such Indebtedness are acceptable to the Majority Lenders in their sole discretion and (b) such Indebtedness is subordinated to the Obligations to the satisfaction of Administrative Agent.

“Subordination Agreement” means that certain Subordination Agreement dated as of June 29, 2012 executed by the Miller 2009 Partnership in favor of Administrative Agent.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which Stock or other ownership interests representing more than 50% of the Stock or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; provided that any Person that has, directly or indirectly, the power to direct or cause the direction or the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, shall be deemed to control such Person; provided further that, notwithstanding anything to the contrary contained herein, none of the Miller 2009 Partnership, any Miller Drilling Fund nor any of the Pellissippi Pointe Entities shall be deemed a Subsidiary of any Loan Party for purposes of this Agreement. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
'Tennessee Oil Properties' means the Oil and Gas Properties owned by the Loan Parties and located in the state of Tennessee.
“Total Debt” means, at any date, all Indebtedness, of the Borrower and its Subsidiaries on a consolidated basis, excluding (i) non-cash obligations under FAS 133 or 143 and (ii) accounts payable and other accrued liabilities (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are the subject of a Permitted Protest.
“Tranche A Availability” means, as of any date of determination, (a) the Aggregate Tranche A Commitment (without giving effect to any reduction thereof as a result of the funding of any Tranche A Loans) minus (b) the aggregate amount of Tranche A Loans made by the Lenders to the Borrower pursuant to this Agreement.
“Tranche A Availability Period” means the period from and including November 15, 2012 to but excluding the earliest to occur of (a) May 31, 2013, (b) the date on which the Loans are accelerated in accordance with the terms hereof and (c) the Maturity Date.
“Tranche A Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche A Loans, in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Lender's name on Schedule C(1) or in the Assignment and Assumption pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 15.2 or otherwise in accordance with this Agreement.
“Tranche A Loan” means the loans made by the Lenders to Borrower pursuant to each such Lender's Tranche A Commitment and Section 2.1(a), and otherwise pursuant to the terms of this Agreement.

“Tranche B Availability” means, as of any date of determination, (a) the Aggregate Tranche B Commitment (without giving effect to any reduction thereof as a result of the funding of any Tranche B Loans) minus (b) the aggregate amount of Tranche B Loans made by the Lenders to the Borrower pursuant to this Agreement.
“Tranche B Availability Period” means the period from and including the Sixth Amendment Effective Date to but excluding the earliest to occur of (a) January 31, 2014, (b) the date on which the Loans are accelerated in accordance with the terms hereof and (c) the Maturity Date.
“Tranche B Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche B Loans, in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Lender's name on Schedule C(2) or in the Assignment and Assumption pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 15.2 or otherwise in accordance with this Agreement.
“Tranche B Loan” means the loans made by the Lenders to Borrower pursuant to each such Lender's Tranche B Commitment and Section 2.1(b), and otherwise pursuant to the terms of this Agreement.
“Transfer Order Letters” means transfer order letters in the form of Exhibit D attached hereto containing the information as provided for therein.
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Prepayment Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Prepayment Date to the date immediately following the date that is the two-year anniversary of the Closing Date; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Prepayment Date to the date immediately following the date that is the two-year anniversary of the Closing Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. Any calculation of the Treasury Rate and Make-Whole Premium by Administrative Agent in connection with any prepayment of the Loans shall be conclusive absent manifest error.
“Unused Commitment” means, with respect to any Lender at any time, such Lender's Unused Tranche A Commitment and Unused Tranche B Commitment.
“Unused Tranche A Commitment” means, with respect to any Lender at any time, such Lender's Tranche A Commitment (without giving effect to any reduction thereof as a result of the funding of any Tranche A Loans), minus the aggregate principal amount of Tranche A Loans made by such Lender pursuant to Section 2.1(a).
“Unused Tranche B Commitment” means, with respect to any Lender at any time, such Lender's Tranche B Commitment (without giving effect to any reduction thereof as a result of the funding of any Tranche B Loans), minus the aggregate principal amount of Tranche B Loans made by such Lender pursuant to Section 2.1(b).

“Voidable Transfer” has the meaning set forth in Section 18.7.
“Working Interest” means that interest in an oil and gas or mineral lease which gives the owner the right to explore for, develop, exploit, and/or produce the minerals and includes the obligation to pay the expense of such activities.
1.2    Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

1.3    Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the requisite Lenders in accordance with Section 16.1. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to this Agreement or any of the other Loan Documents or any other agreement, instrument or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or in the other Loan Documents). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall be subject to representations and warranties made herein as to the accuracy and completeness of the information contained therein.

1.4    Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.    LOAN AND TERMS OF PAYMENT.

2.1    Loans.

(a)    Subject to the terms and conditions of this Agreement (including without limitation Section 3), each Lender (severally, not jointly or jointly and severally) agrees to make (a) on the Closing Date, a Tranche A Loan to the Borrower in an aggregate principal amount equal to such Lender's Pro Rata Share of $40,000,000, and (b) from time to time thereafter, one or more Tranche A Loans to Borrower in an aggregate principal amount that will not result in the aggregate amount of Tranche A Loans made by any Lender to Borrower pursuant to this Section 2.1(a) exceeding such Lender's Tranche A Commitment (without giving effect to any reduction thereof as a result of the funding of any Tranche A Loans).

(b)    From and after the Sixth Amendment Effective Date, and subject to the terms and conditions of this this Agreement (including without limitation Section 3), each Tranche B Lender (severally, not jointly or jointly and severally) agrees to make from time to time thereafter, one or more Tranche B Loans to Borrower in an aggregate principal amount that will not result in the aggregate amount of Tranche B Loans made by any Tranche B Lender to Borrower pursuant to this Section 2.1(b) exceeding such Tranche B Lender's Tranche B Commitment (without giving effect to any reduction thereof as a result of the funding of any Tranche B Loans).

(c)    After giving effect to the funding of any Loan by a Lender hereunder, the portion of such Lender's Commitment equal to the amount of such Loan shall immediately terminate without further action. Subject to the terms and conditions set forth herein, the outstanding unpaid principal balance of all Loans and all accrued and unpaid interest thereof shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. Subject to the terms and conditions set forth herein, amounts borrowed under this Section 2.1 and prepaid or repaid may not be reborrowed.

2.2    Funding and Borrowings.

(a)    Procedure for Borrowing. Each Borrowing of Loans shall be made upon Borrower's irrevocable request therefor (the “Borrowing Request”) delivered in writing to Administrative Agent in the form of Exhibit C; which Borrowing Request must be received by Administrative Agent no later than 12:00 p.m. (New York City time) fifteen (15) Business Days preceding the requested Funding Date specifying (i) the amount of the Borrowing and (ii) the requested Funding Date, which shall be a Business Day; provided that Borrower shall not be permitted to make more than one Borrowing Request in any Fiscal Quarter (excluding the Borrowing Request delivered on the Closing Date for Tranche A Loans to be made on the Closing Date); provided, further that Borrower may provide a Borrowing Request on the Closing Date (but no later than 12:00 p.m. (New York City time)) for Tranche A Loans to be made on the Closing Date. Each Borrowing made on or after the Sixth Amendment Effective Date shall be deemed to be a Borrowing of Tranche B Loans regardless of whether the Borrower notifies the Administrative Agent in writing in the Borrowing Request that such Borrowing is of Tranche B Loans. All Loans requested in any Borrowing Request must be in an amount not less than $500,000 and integral multiples of $100,000 in excess thereof, unless the amount available for further Loans is less than $500,000, in which event the Borrowing Request must be in an amount equal to the maximum amount then available for further Loans.

(b)    Making of Loans.

(i)    Promptly after receipt of a request for a Borrowing pursuant to Section 2.2(a), Administrative Agent shall notify the Lenders, not later than 1:00 p.m. (New York City time) seven (7) Business Days immediately preceding the Funding Date applicable thereto (or in the case of Loans requested to be made on the Closing Date in accordance with Section 2.3(a) above, not later than 1:00 p.m. (New York City time) on the Closing Date) by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Administrative Agent in immediately available funds, to such account of Administrative Agent as Administrative Agent may designate, not later than 1:00 p.m. (New York City time) on the Funding Date applicable thereto (or in the case of Tranche A Loans requested to be made on the Closing Date in accordance with Section 2.3(a) above, not later than 2:00 p.m. (New York City time) on the Closing Date). After Administrative Agent's receipt of the proceeds of such Loans, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Administrative Agent shall make the proceeds of such Loans available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Loans received by Administrative Agent to the Funding Account; provided, however, that, Administrative Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Loan if Administrative Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived in accordance with the terms hereof, or (2) the amount of the requested Borrowing would exceed the Tranche A Availability or the Tranche B Availability, as applicable, as of such Funding Date.

(ii)    Unless Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Administrative Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Administrative Agent may assume that each Lender has made or will make such amount available to Administrative Agent in immediately available funds on the Funding Date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Administrative Agent in immediately available funds and Administrative Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Administrative Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Administrative Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Administrative Agent on the Business Day following the Funding Date, Administrative Agent will notify Borrower of such failure to fund and, upon demand by Administrative Agent, Borrower shall pay such amount to Administrative Agent for Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans composing such Borrowing. Any repayment of such an amount by the Borrower required under the preceding sentence shall be without premium or penalty (including, without limitation, without the payment of any premium or penalty contemplated by Section 2.3(c)(vii) below). The failure of any Lender to make any Loan on any Funding Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

(iii)    Notwithstanding anything to the contrary contained herein, Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Administrative Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Administrative Agent. Administrative Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares with respect to repayments of Obligations, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender's Credit Exposure and Commitment shall be deemed to be zero (-0-). This Section shall remain effective with respect to a Defaulting Lender until (x) the Loans under this Agreement shall have been declared or shall have become immediately due and payable or (y) such Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender (as determined by the Administrative Agent in its sole discretion). The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

(c)    Notation. Administrative Agent shall record on its books the principal amount of the Loans owing to each Lender and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

(d)    Lenders' Failure to Perform. All Loans shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, and (ii) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder.

(e)    Determination of New Loan Amount. Within ten (10) Business Days following any request by Borrower, but not more than once per calendar quarter, Administrative Agent shall make a determination of the New Loan Amount, and shall provide Borrower with written notice of the same, in reasonable detail.

2.3    Payments.

(a)    Payments by Borrower.

(i)    All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Administrative Agent for the account of the Lenders at Administrative Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 12:00 p.m. (New York City time) on the date specified herein. Any payment received by Administrative Agent later than 12:00 p.m. (New York City time), at the option of Administrative Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii)    Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(iii)    Unless Administrative Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Administrative Agent may assume that Borrower has made (or will make) such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Administrative Agent, each Lender shall repay to Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b)    Apportionment and Application.

(i)    Except as otherwise provided with respect to Defaulting Lenders and except as may otherwise be agreed among the Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of the fees and expenses (other than fees or expenses designated for Administrative Agent's sole and separate account after giving effect to any agreement with the Lenders) shall, as applicable, be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such fees and expenses relate held by each Lender). Except as otherwise provided in clause (b)(iii) below or Section 2.3(c)(i), (ii) and (iii), all payments shall be remitted to Administrative Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by Administrative Agent after the occurrence of an Event of Default, shall be applied as follows:

(A)    first, to pay any Lender Group Expenses then due to Administrative Agent or any of the Lenders under the Loan Documents (other than Lender Hedging Agreements), until paid in full,

(B)    second, to pay any fees then due to Administrative Agent (for its separate account, after giving effect to any agreements between Administrative Agent and the individual Lenders) under the Loan Documents, until paid in full,

(C)    third, to pay any fees then due to any or all of the Lenders (after giving effect to any agreements between Administrative Agent and individual Lenders) under the Loan Documents (other than Lender Hedging Agreements), on a ratable basis, until paid in full,

(D)    fourth, ratably to pay accrued interest due in respect of the Tranche A Loans and Tranche B Loans, until paid in full,

(E)    fifth, ratably to pay all outstanding principal amounts of the Tranche A Loans and Tranche B Loans then due and payable, until paid in full,

(F)    sixth, ratably, to pay the Make-Whole Premium or any Prepayment Premium then due and owing by Borrower or its Subsidiaries, until paid in full,

(G)    seventh, ratably, to pay all Lender Hedging Obligations then due and owing by Borrower or its Subsidiaries,

(H)    eighth, to pay any other Obligations (including the provision of amounts to Administrative Agent, to be held by Administrative Agent, for the benefit of the Lenders and Lender-Related Persons, as cash collateral in an amount up to the amount determined by Administrative Agent in its reasonable discretion as the amount necessary to secure Borrower's and its Subsidiaries' Lender Hedging Obligations), until paid in full, and

(I)    ninth, to Borrower (to be remitted by wire transfer to an account designated by Borrower) or such other Person entitled thereto under applicable law.

For purposes of the foregoing (other than clause (H)), “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding; provided, however, that for the purposes of clause (H), “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(ii)    Administrative Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

(iii)    In each instance, so long as no Default or Event of Default has occurred and is continuing, this Section 2.3(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

(c)    Repayments; Prepayments.

(i)    Repayments.

(A)    On the last day of each Fiscal Quarter ending on or after July 31, 2013, if required by Administrative Agent (acting at the direction of the Majority Lenders) by ten (10) days' prior written notice to Borrower, Borrower shall repay the outstanding Loans in an amount equal to $1,500,000 on each such date.

(B)    On the Maturity Date, Borrower shall repay the aggregate principal amount of all outstanding Loans, together with any accrued and unpaid interest.

(ii)    Optional Payments. Borrower may prepay any Borrowing, without premium or penalty except as provided in Section 2.3(c)(vii) below, upon irrevocable notice to Administrative Agent of not less than three (3) Business Days, in whole or in part, ratably as to each Lender, in minimum principal amounts of $100,000 or integral multiples of $100,000 thereof (unless the outstanding principal amount of all Loans is less than $100,000, then such prepayments shall be equal to such outstanding principal amount). Such notice shall be in the form acceptable to Administrative Agent and shall specify the date and amount of such prepayment. Administrative Agent will promptly notify each Lender of its receipt of any such notice and of such Lender's Pro Rata Share of such prepayment. The payment amount specified in such notice shall be due and payable on the date specified therein.

(iii)    Mandatory Prepayments.

(A)    Borrower shall immediately prepay the outstanding principal amount of the Loans in the event that the Aggregate Commitment is terminated and the Loans are accelerated in accordance with the Loan Documents for any reason prior to the Maturity Date.

(B)    Unless waived by Administrative Agent in its sole discretion, immediately upon any voluntary or involuntary Disposition by Borrower or any of its Subsidiaries of property or assets (other than in accordance with Sections 7.4(a), (b) or (e), subject to the proviso below), Borrower shall immediately prepay the outstanding Loans in accordance with Section 2.3(c)(iv) in an amount equal to 100% of the Net Cash Proceeds (excluding, for the avoidance of doubt, any Excluded Equity Proceeds) received by such Person in connection with such Disposition; provided that, upon any Disposition of the Aircraft in accordance with Section 7.4(e), Borrower shall immediately prepay the outstanding Loans in accordance with Section 2.3(c)(iv) in an amount equal to 50% of the Net Cash Proceeds received by it in connection with such Disposition (and the remainder of such Net Cash Proceeds shall be deposited into a Collections Account in accordance with Section 6.17(c)). Nothing contained in this Section 2.3(c)(iii)(B)

shall permit Borrower or any of its Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with Section 7.4.

(C)    Unless waived by Administrative Agent in its sole discretion, immediately upon the receipt by Borrower or any of its Subsidiaries of any Extraordinary Proceeds in any one or series of related events, Borrower shall immediately prepay the outstanding Loans in accordance with Section 2.3(c)(iv) in an amount equal to 100% of such Extraordinary Proceeds, net of any reasonable expenses incurred in collecting such Extraordinary Proceeds.

(D)    Unless waived by Administrative Agent in its sole discretion, immediately upon the issuance or incurrence by Borrower or any of its Subsidiaries of any Indebtedness other than Indebtedness permitted under Section 7.1, Borrower shall immediately prepay the outstanding Loans in accordance with Section 2.3(c)(iv) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such issuance or incurrence. Nothing contained in this Section 2.3(c)(iii)(D) shall permit Borrower or any of its Subsidiaries to issue or incur any Indebtedness other than in accordance with the terms and conditions of this Agreement.

(iv)    Application of Payments. Each repayment or prepayment of Loans pursuant to Section 2.3(c)(i), (ii) and (iii) received by the Administrative Agent shall be applied pro rata to the outstanding principal amount of Tranche A Loans and Tranche B Loans, in accordance with each Lender's Pro Rata Share thereof.

(v)    Accrued Interest. Any prepayment made pursuant to Section 2.3(c) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

(vi)    Cumulative Prepayments. Except as otherwise expressly provided in Section 2.3(c)(iii), payments with respect to any subsection of Section 2.3(c)(iii) are in addition to payments made or required to be made under any other subsection of Section 2.3(c).

(vii)    Make-Whole Premium & Prepayment Premium. Each prepayment of Loans (other than any prepayment of Tranche B Loans made on the date on which Security Termination occurs so long as Security Termination occurs on or before January 31, 2014) that is (or is required to be) made hereunder other than pursuant to Section 2.3(c)(i)(A) or Section 2.2(b)(ii) or to the extent such prepayment consists of ACES Proceeds, (A) on or before that is the date that is the two-year anniversary of the Closing Date, shall be made together with the Make-Whole Premium and (B) at any time thereafter, shall be made at the percentage (herein referred to as the “Prepayment Percentage”) set forth in the following chart, of the principal amount so prepaid, in each case, together with all unpaid interest on the amount so prepaid; provided that any prepayment of Loans (other than any prepayment of Tranche B Loans made on the date on which Security Termination occurs so long as Security Termination occurs on or before January 31, 2014) that is (or is required to be) made hereunder pursuant to Section 2.3(c)(iii)(B) or Section 2.3(c)(iii)(C) (other than to the extent such prepayment consists of ACES Proceeds) on or before the two-year anniversary of the Closing Date may be made at the Prepayment Percentage of 109.0% so long as the aggregate amount of such prepayments does not exceed $20,000,000 (and any prepayments in excess of such amount shall be made together with the Make-Whole Premium).

Date of Prepayment	Prepayment Percentage
1. From the date immediately following the date that is the two-year anniversary of the Closing Date through and including the date that is three-year anniversary of the Closing Date.	109%
2. From the date immediately following the date that is the three-year anniversary of the Closing Date through and including the date that is the four-year anniversary of the Closing Date.	104.5%
3. From the date immediately following the date that is the four-year anniversary of the Closing Date through and including the date the Loans are paid in full.	100%

(d)    In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern.

2.4    Overadvances. If, at any time or for any reason, (a) the aggregate amount of Tranche A Loans made by the Lenders to the Borrower pursuant to this Agreement is greater than the Aggregate Tranche A Commitment (without giving effect to any reduction thereof as a result of the funding of any Tranche A Loans) or (b) the aggregate amount of Tranche B Loans made by the Lenders to the Borrower pursuant to this Agreement is greater than the Aggregate Tranche B Commitment (without giving effect to any reduction thereof as a result of the funding of any Tranche B Loans) (any such excess under clauses (a) or (b) hereof being referred to as an “Overadvance”), Borrower immediately shall pay to Administrative Agent, in cash, the amount of such Overadvance, which amount shall be used by Administrative Agent to reduce the outstanding principal amount of the Loans ratably among the Lenders in accordance with their Pro Rata Shares thereof. Any payment made pursuant to this Section 2.4 shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

2.5    Interest, Rates, Payments, and Calculations.

(a)    Interest Rate on Loans. Except as provided in clause (b) below, the Loans shall bear interest on the Daily Balance thereof at a per annum rate equal to the Applicable Rate.

(b)    Default Rate. If any amount payable by a Loan Party under any Loan Document (other than a Lender Hedging Agreement) is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, all of such amounts shall bear interest on the Daily Balance thereof at a per annum rate equal to (i) the Applicable Rate plus (ii) two and one-half percent (2.5%) (the “Default Rate”). If an Event of Default has occurred and is continuing, all Obligations (except for Lender Hedging Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest at the Default Rate.

(c)    Payments. Interest on the Loans shall be due and payable in cash, in arrears, on the last day of each Fiscal Quarter during the term hereof (each, an “Interest Payment Date”); provided, that, only as to Tranche A Loans, so long as no Event of Default has occurred and is continuing, Borrower may, at its option, elect (a “PIK Election”) to pay a portion of such interest in cash equal to the Required Cash Interest and to add the remaining PIK Interest on each Interest Payment Date to the principal amount of the Tranche A Loans on such Interest Payment Date. Borrower must make a PIK Election by delivering a written notice to Administrative Agent no later than ten (10) Business Days prior to each Interest Payment Date.

Any PIK Interest added to the principal amount of the Tranche A Loans shall bear interest as provided in Section 2.5(a) or (b), as applicable, from the date on which such interest has been so added. As used herein, (i) “PIK Interest” means, with respect to Tranche A Loans, the remaining then accrued interest not paid by means of the Required Cash Interest, and (ii) “Required Cash Interest” means immediately available funds equal to the amount of interest which would be owing on such Interest Payment Date if the interest rate on the Tranche A Loans since the immediately preceding Interest Payment Date (or, for the first Interest Payment Date, since the Closing Date), had been a per annum rate equal to fifteen percent (15%). Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d)    Computation. All interest and fees chargeable hereunder shall be computed on the basis of a 360 day year for the actual number of days elapsed.

(e)    Intent to Limit Charges to Maximum Lawful Rate. It is the intention of the parties hereto that Administrative Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to Administrative Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to Administrative Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to Administrative Agent or any Lender that is contracted for, taken, reserved, charged or received by Administrative Agent or such Lender under any of the Loan Documents or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by Administrative Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Administrative Agent or such Lender, as applicable, to Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Administrative Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by Administrative Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Administrative Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Administrative Agent or such Lender to Borrower). All sums paid or agreed to be paid to Administrative Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to Administrative Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amount of interest on account of any Obligations hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to Administrative Agent or any Lender on any date shall be computed at the Highest Lawful Rate (as defined below) applicable to Administrative Agent or such Lender pursuant to this Section 2.5(e) and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to Administrative Agent or such Lender would be less than the amount of interest payable to Administrative Agent or such Lender computed at the Highest Lawful Rate applicable to Administrative Agent or such Lender, then the amount of interest payable to Administrative Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to Administrative Agent or such Lender until the total amount of interest payable to Administrative Agent or such Lender shall equal the total amount of interest which would have been payable to Administrative Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 2.5(e). For purposes of this Section 2.5(e), the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between Borrower and the Lender Group that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America. For purposes of this Section 2.5(e), “Highest Lawful Rate” means, with respect to Administrative Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under the laws applicable to Administrative Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

2.6    Application of Collections. The receipt of any Collection item by Administrative Agent shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Administrative Agent Account or unless and until such Collection item is honored when presented for payment; provided, however, that Administrative Agent reserves the right, in its sole discretion, to exclude from such provisional payment the amount of any such Collections that Administrative Agent determines may constitute trust funds (e.g., production taxes, severance taxes, or payroll taxes) or amounts attributable to Mineral Interests of third Persons. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Administrative Agent only if it is received into the Administrative Agent Account on a Business Day on or before 12:00 p.m. New York City time. If any Collection item is received into the Administrative Agent Account on a non-Business Day or after 12:00 p.m. New York City time on a Business Day, it shall be deemed to have been received by Administrative Agent as of the opening of business on the immediately following Business Day. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.6 shall be for the exclusive benefit of Administrative Agent.
2.7    Telephonic Instructions. Administrative Agent and the Lenders are authorized to make the Loans under this Agreement based upon telephonic or other instructions received from anyone purporting to be a Financial Officer of Borrower.

2.8    Maintenance of Loan Account; Statements of Obligations. Administrative Agent shall maintain an account on its books in the name of Borrower (the “Loan Account”) on which Borrower will be charged with the Loans made by Administrative Agent or the Lenders to Borrower or for Borrower's account at the time such Loans are made, accrued interest, the fees provided for in Section 2.9 (as and when accrued or incurred), Lender Group Expenses, and any other payment Obligations (other than Lender Hedging Obligations) of Borrower not paid when due. The Loan Account will be credited with all payments received by Administrative Agent from Borrower or for Borrower's account. Upon request, Administrative Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate (absent manifest error) and constitute an account stated between Borrower and the Lender Group.

2.9    Fees. Borrower shall pay to Administrative Agent fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10    Noteless Agreement.

(a)    No promissory notes shall evidence the payment obligations of any Loans to Borrower. Administrative Agent shall maintain in accordance with its usual practice an account or accounts on its books evidencing the obligations of Borrower resulting from the Loans made from time to time, including the amounts of principal and interest payable and paid to Lender hereunder. The entries maintained in said accounts shall be prima facie evidence of the existence and amounts of the Loans and the payment obligations of Borrower; provided, however, that the failure of Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans.

(b)    Administrative Agent, acting solely for this purpose as a non-fiduciary agent on behalf of Borrower, agrees to record the Commitments and Loans on the Register. Once recorded on the Register, no Commitment or Loan may be removed from the Register so long as it remains outstanding.

2.11    Securitization. Borrower hereby acknowledges that each Lender (a “Securitizing Lender”) may securitize the Loans (a “Securitization”) through the pledge of its Loans as collateral security for loans to such Securitizing Lender or its Affiliates or Related Funds or through the sale of the Loans or the issuance of direct or indirect interests in its Loans, which loans to such Securitizing Lender or its Affiliates or Related Funds or direct or indirect interests will be rated by Moody's, S&P or one or more other rating agencies. Notwithstanding anything contained in this Agreement to the contrary, expenses in connection with a Securitization incurred by each Lender conducting a Securitization shall not constitute Lender Group Expenses.

2.12    Tranche Consolidation Event. Notwithstanding anything to the contrary contained in this Agreement, if on January 31, 2014, Security Termination has not occurred, then effective as of February 1, 2014 all Tranche B Loans shall be treated as Tranche A Loans for purposes of Section 2.3 and Section 2.5 hereof, and the “Applicable Rate” for all Tranche B Loans outstanding on such date and all Tranche B Loans made on or after such date shall be 18% per annum.
3.    CONDITIONS; TERM OF AGREEMENT.

3.1    Conditions Precedent to Loans to be made on the Closing Date. The obligation of the Lender Group (or any member thereof) to make the initial Tranche A Loans on the Closing Date is subject to the fulfillment, to the satisfaction of Administrative Agent, of each of the following conditions on or before the Closing Date:

(a)    Administrative Agent shall have received each of the following documents, in form and substance satisfactory to Administrative Agent, duly executed (and acknowledged, as the case may be) by all parties and formalities contemplated thereunder, and each such document shall be in full force and effect:
(i)    this Agreement;

(ii)    the Disbursement Letter;

(iii)    the Fee Letter;

(iv)    the Mortgages covering each of the Oil and Gas Properties;

(v)    the Guarantee and Collateral Agreement;

(vi)    the AMI Side Letter;

(vii)    the Aircraft Security Agreement;

(viii)    the Mortgages covering the real property located at (x) 3651 Baker Highway, Huntsville, TN 37756 and (y) 9534 Morgan Co. Highway, Sunbright, TN 37872;

(ix)    Security Agreements, in form and substance acceptable to Administrative Agent, executed by each Loan Party with respect to all of such Loan Party's assets and properties;

(x)    Transfer Order Letters executed in blank to each purchaser of production and disburser of proceeds of production from or attributable to the Oil and Gas Properties;

(xi)    all original Stock certificates evidencing all the issued and outstanding shares of capital stock of East Tennessee Consultants, Inc., a Tennessee corporation, together with a stock power duly executed in blank by the holder of all of the legal and beneficial ownership of such shares;

(xii)    Control Agreements with respect to the Funding Account and each Collections Account; and

(xiii)    the Subordination Agreement;

(b)    Administrative Agent shall have received a certificate from the Secretary of each Loan Party attesting to the resolutions of such Loan Party's Board of Directors (or equivalent governing body) authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Loan Party is a party and authorizing specific officers of such Loan Party to execute the same;

(c)    Administrative Agent shall have received copies of each Loan Party's Governing Documents, as amended, modified, or supplemented through and including the Closing Date, certified by the Secretary of such Loan Party;

(d)    Administrative Agent shall have received a certificate of status with respect to each Loan Party, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;

(e)    Administrative Agent shall have received certificates of status with respect to each Loan Party, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Loan Party is in good standing in such jurisdictions;

(f)    Administrative Agent shall have received (i) certificates of insurance, which name Administrative Agent for the benefit of the Secured Parties as loss payee and additional insured on all of such Loan Party's policies of insurance as are required by Section 6.8, in each case, in form and substance satisfactory to Administrative Agent and (ii) with respect to any real property covered by a Mortgage on which a “building” or “mobile home” (in each case, as such terms are defined for purposes of the National Flood Insurance Program) is located, (A) a flood determination certificate or letter issued by the appropriate

Governmental Authority or third party indicating whether such property is designated as a “flood hazard area” and (B) if such property is designated to be in a “flood hazard area”, evidence of flood insurance on such property obtained by the applicable Loan Party in such total amount as required by Regulation H of the Federal Reserve Board, and all official rulings and interpretations thereunder or thereof, and otherwise in compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973;

(g)    Administrative Agent shall have received (i) all financing statements required by Administrative Agent, (ii) searches of the Borrower and each Subsidiary of the Borrower from all recording offices as Administrative Agent may require, each such search dated a date within 30 days of the Closing Date, and (iii) all other agreements, documents or instruments required by Administrative Agent in its sole discretion to evidence that first-priority security interests (subject only to Permitted Liens) in all of the Loan Parties' assets have been granted to Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents;

(h)    Administrative Agent shall have received and reviewed copies of all Material Contracts, as requested by Administrative Agent and such Material Contracts shall be in form and substance satisfactory to Administrative Agent;

(i)    Administrative Agent shall have received an opinion of Borrower's and the other Loan Parties' counsel in form and substance satisfactory to Administrative Agent in its sole discretion;

(j)    Administrative Agent shall have received local counsel opinions from Tennessee and Alaska counsel with respect to the Mortgages, in each case, in form and substance satisfactory to Administrative Agent in its sole discretion;

(k)    Administrative Agent shall have received title opinions or other title information reasonably satisfactory to Administrative Agent on at least ninety-five percent (95%) by value of the Loan Parties' Proved Reserves, satisfactory to Administrative Agent; each of such title opinions (and other legal opinions supplemental thereto) shall opine as to the Defensible Title of the Loan Parties to such Oil and Gas Properties consistent with the working and net revenue interests set forth on Schedule 5.1 as Administrative Agent may reasonably request;

(l)    Borrower shall have delivered to Administrative Agent all environmental reports in the possession or control of any Loan Party that was performed on any Oil and Gas Property Collateral within the past two (2) years, and the matters contained therein shall be reasonably acceptable to Administrative Agent;

(m)    Administrative Agent shall have completed its business, legal, environmental and collateral due diligence, including (i) a collateral audit and review of Borrower's and each of its Subsidiaries' books and records and verification of Borrower's and each of its Subsidiaries' representations and warranties to Administrative Agent, the results of which shall be satisfactory to Administrative Agent, (ii) an inspection of such locations of Borrower and its Subsidiaries as shall be required by Administrative Agent, the results of which shall be satisfactory to Administrative Agent, (iii) verification satisfactory to Administrative Agent of the timeline for in-service of the Platform Rig and the remaining costs required to achieve such in-service, which timeline and costs shall be satisfactory to Administrative Agent in its sole discretion, (iv) a review and analysis of Borrower's existing insurance policies and (v) background and credit checks on each of the Loan Parties and certain Financial Officers of the Loan Parties;

(n)    Administrative Agent shall have received the Approved Plan of Development, in form and substance satisfactory to the Administrative Agent in its sole discretion;

(o)    Administrative Agent shall have received and reviewed the Reserve Report prepared as of April 30, 2012, by Netherland, Sewell and Associates, Inc., covering the Oil and Gas Properties and such report shall contain such information as may be requested by Administrative Agent and shall be in form and substance satisfactory to Administrative Agent;

(p)    Administrative Agent shall have received evidence satisfactory to Administrative Agent including, without limitation, a certificate executed by a Financial Officer of Borrower, to such effect, that as of the Closing Date, (i) no Default or Event of Default exists or would result from any Borrowing on the Closing Date, (ii) the representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all respects, and (iii) there has not occurred any change, development, or event since January 31, 2012 that has had or could reasonably be expected to have, directly or indirectly, individually or in the aggregate, a material adverse effect on the operations, business, properties, prospects or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole;

(q)    Administrative Agent shall have received and be satisfied with the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower as of the end of and for the Fiscal Quarter ending January 31, 2012 and the then elapsed portion of the Fiscal Year;

(r)    Administrative Agent shall have received a solvency certificate executed by a Financial Officer of Borrower certifying that as of the Closing Date, each Loan Party is Solvent;

(s)    Administrative Agent shall have received evidence that Borrower has entered into Hedging Agreements satisfactory to the Administrative Agent and in accordance with the terms of Section 6.14;

(t)    Administrative Agent shall have received amendments to the Miller 2009 Loan Documents in form and substance satisfactory to Administrative Agent;

(u)    Administrative Agent shall have received (or substantially contemporaneous with the initial Borrowing shall receive) all accrued and unpaid fees, costs and expenses owed pursuant to this Agreement and the other Loan Documents to the extent then due and payable on the Closing Date, including to the extent invoiced, all reasonable fees, expenses and disbursements of counsel for the Administrative Agent for the period covered by such invoice, together with such additional amounts as shall constitute such counsel's reasonable estimate of expenses and disbursements to be incurred by such counsel in connection with the recording and filing of Mortgages and financing statements; provided, that, such estimate shall not thereafter preclude further settling of accounts between Borrower and Administrative Agent with respect to such fees and expenses, including any fees and expenses incurred after the period covered by such invoice;

(v)    (i) All Indebtedness under the Existing Loan Agreement and the other Loan Documents (as defined therein), together with all interest, all prepayment premiums and other amounts payable with respect thereto, shall have been paid in full, (ii) the commitments in respect of such Indebtedness shall have been terminated, (iii) the AMI Side Letter (as defined in the Existing Loan Agreement) shall have been terminated and neither Guggenheim Corporate Funding, LLC nor any of its affiliates shall have any further rights thereunder, (iv) Administrative Agent shall have received a payoff letter in connection with such Indebtedness in form and substance reasonably satisfactory to Administrative Agent, and (v) provisions shall have been made, in form and substance satisfactory to Administrative Agent, for the termination and release of all Liens securing payment of such Indebtedness, interest, prepayment premiums or other amounts;

(w)    Any proceeds received on or prior to the Closing Date by any Loan Party from a Specified Event shall have been (or on the Closing Date shall be) used to repay Indebtedness under the Existing Loan Agreement, to redeem shares of the Series A Redeemable Preferred Stock of Borrower or to repay accounts payable of the Loan Parties incurred in the ordinary course of business and more than 60 days past due; and

(x)    All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Administrative Agent and its counsel.

3.2    Conditions Precedent to all Loans to be made on any Subsequent Funding Date. The obligation of the Lender Group (or any member thereof) to make Loans on any Subsequent Funding Date shall be subject to the following conditions precedent:

(a)    With respect to the first Subsequent Funding Date of Tranche A Loans to occur after the Closing Date only:

(i)    the aggregate amount of the Tranche A Loans to be made on such Subsequent Funding Date is less than or equal to $15,000,000;

(ii)    Administrative Agent shall have received, on or before July 15, 2012, the deliverables required by Section 6.1(a) for Borrower's Fiscal Year ending April 30, 2012, which shall include, without limitation, an unqualified opinion from an independent registered public accounting firm acceptable to Administrative Agent with respect to the effectiveness of Borrower's internal control over financial reporting;

(iii)    Borrower shall have (A) received on or after the Closing Date but before such Subsequent Funding Date, Excluded Equity Proceeds in an amount not less than $15,000,000 or (B) demonstrated to the satisfaction of Administrative Agent and the Majority Lenders (in their sole discretion) an ability to raise Excluded Equity Proceeds in an amount not less than $15,000,000 on or before a date that is acceptable to Administrative Agent and the Majority Lenders (in their sole discretion); and

(iv)    such Tranche A Loans shall be made on a date before the last day of the Tranche A Availability Period.

(b)    With respect to any Subsequent Funding Date of Tranche A Loans thereafter:

(i)    the aggregate amount of the Tranche A Loans to be made on such Subsequent Funding Date shall not exceed the New Loan Amount as of the applicable Subsequent Funding Date;

(ii)    the aggregate amount of the Tranche A Loans to be made on such Subsequent Funding Date is less than or equal to $20,000,000;

(iii)    such Loan shall be made on a Business Day during the Tranche A Availability Period and during a Capital Covenant Compliance Period;

(iv)    Borrower shall have timely delivered the reports and other information required to be delivered by it pursuant to Sections 6.2(a) - (d) for the calendar month and Fiscal Quarter most recently ended, as applicable, together with a certificate of a Financial Officer of Borrower certifying and demonstrating that, as of the applicable Subsequent Funding Date: (i) the aggregate amount of the Tranche A Loans to be made on such Subsequent Funding Date does not exceed the New Loan Amount, (ii) Borrower is in compliance with the Capital Covenants set forth in clauses (i), (ii) and (iv) of the definition of “Capital Covenant Compliance Period” after giving pro forma effect to the borrowing of such Tranche A Loans (but without giving pro forma effect to the use of any proceeds of such Tranche A Loans), and (iii) the conditions set forth in Sections 3.3(a) and 3.3(b) are satisfied; and

(v)    Borrower shall have received cash proceeds (less any and all costs and expenses incurred by the Borrower in connection with the issuance of such preferred Stock) from the issuance of preferred Stock in an amount not less than $15,000,000 on or after the Fourth Amendment Effective Date.

(c)    With respect to the first Subsequent Funding Date of Tranche B Loans to occur on or after the Sixth Amendment Effective Date:

(i)    such Tranche B Loans shall be made on a Business Day on or after Sixth Amendment Effective Date and before August 12, 2013; and

(ii)    the aggregate amount of the Tranche B Loans to be made on such Subsequent Funding Date is less than or equal to $20,000,000.

(d)    With respect to any Subsequent Funding Date of Tranche B Loans thereafter:

(i)    such Tranche B Loans shall be made on a Business Day on or after Sixth Amendment Effective Date and before the last day of the Tranche B Availability Period;

(ii)    the aggregate amount of the Tranche B Loans to be made on such Subsequent Funding Date shall not exceed the New Loan Amount as of the applicable Subsequent Funding Date;

(iii)    the aggregate amount of the Tranche B Loans to be made on such Subsequent Funding Date is less than or equal to $25,000,000;

(iv)    Borrower shall have timely delivered the reports and other information required to be delivered by it pursuant to Sections 6.2(a) - (d) for the calendar month and Fiscal Quarter most recently ended, as applicable, together with a certificate of a Financial Officer of Borrower certifying and demonstrating that, as of the applicable Subsequent Funding Date: (i) the aggregate amount of the Tranche B Loans to be made on such Subsequent Funding Date does not exceed the New Loan Amount, (ii) Borrower is in compliance with the Capital Covenants set forth in clauses (i), (ii) and (iv) of the definition of “Capital Covenant Compliance Period” after giving pro forma effect to the borrowing of such Tranche B Loans (but without giving pro forma effect to the use of any proceeds of such Tranche B Loans), and (iii) the conditions set forth in Sections 3.3(a) and 3.3(b) are satisfied; and

(v)    Borrower shall have received cash proceeds (less any and all costs and expenses incurred by the Borrower in connection with the issuance of such preferred Stock) from the issuance of preferred Stock in an amount not less than $15,000,000 on or after the Sixth Amendment Effective Date.

3.3    Conditions Precedent to all Loans. The obligation of the Lender Group (or any member thereof) to make Tranche A Loans and Tranche B Loans shall be subject to the following conditions precedent:

(a)    the representations and warranties contained in this Agreement and the other Loan Documents shall (i) on the Closing Date, be true and correct in all respects on and as of such date and (ii) on any Subsequent Funding Date, be true and correct in all material respects on and as of the Subsequent Funding Date as though made on and as of such date (except that where any such representation or warranty is qualified by materiality or material adverse effect or words of similar effect, then such representation and warranty shall be true and correct in all respects as of such date). Notwithstanding the foregoing, to the extent that any such representations and warranties relate solely to an earlier date, such representations and warranties shall be true and correct in all respects on and as of such earlier date;

(b)    no Default or Event of Default shall have occurred and be continuing on the applicable Funding Date, nor shall either result from the making of such Loan;

(c)    no Material Adverse Change shall have occurred as of the applicable Funding Date or shall result from the making of such Loan; and

(d)    the amount of such Loan shall not exceed the Tranche A Availability or the Tranche B Availability, as applicable, as of the applicable Funding Date.

Each Borrowing shall be deemed to constitute a representation and warranty by Borrower on the date thereof as to the matters specified in clauses (a) through (d) of this Section 3.3.
3.4    Term of Commitments; Reduction or Termination of Commitments.

(a)    This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Lender Group. The Tranche A Commitments shall terminate on the last date of the Tranche A Availability Period, and the Tranche B Commitments shall terminate on the last date of the Tranche B Availability Period.

(b)    Subject to Section 9.1(a), the Lender Group, upon the election of the Majority Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

(c)    Borrower may, upon notice to Administrative Agent, terminate the Aggregate Commitment or at any time or from time to time permanently reduce the Aggregate Commitment; provided that (i) any such notice shall be received by Administrative Agent not later than 12:00 p.m. (New York City time) three Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitment. Any reduction of the Aggregate Commitment shall be applied to the Commitments of each Lender according to its Pro Rata Share.

4.    YIELD PROTECTION.

4.1    Increased Costs.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)    subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes addressed by Section 4.2 and the imposition of, or any change in the rate of, any Excluded Tax); or

(iii)    impose on any Lender any other condition, cost or expense affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender setting forth (i) the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, (ii) the factual basis for such compensation and (iii) the manner in which such amount or amounts were calculated shall be delivered to the Borrower. Such certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, as the case may be, delivers to the Borrower a certificate pursuant to Section 4.1(c) (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

4.2    Taxes.

(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, setting forth (i) the amount of such payment or liability reasonably necessary to compensate the Administrative Agent or such Lender, as the case may be, (ii) the factual basis for such compensation and (iii) the manner in which such amount or amounts were calculated, shall be conclusive absent manifest error.

(d)    Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph (d).

(e)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)    Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other U.S. documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender agrees that if any documentation previously delivered by it expires or becomes obsolete or invalid, it shall promptly update such documentation and deliver it to the Borrower and the Administrative Agent or, if it is legally unable to do so, notify the Borrower and the Administrative Agent of that fact.

(g)    Without limiting the generality of the foregoing clause (f), in the event that the Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)    duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii)    duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the IRC, (x) a certificate to the effect that the interest payments are not effectively connected with the United States trade or business conducted by such Foreign Lender, and that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the IRC, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the IRC, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the IRC and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv)    any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(h)    Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section or Section 4.1, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section or Section 4.1 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

4.3    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 4.1, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.2, then, if so requested by Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.1 or Section 4.2, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender at the request of Borrower in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 4.1, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.2, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 15.2), all of its interests, rights and obligations under this Agreement and the related Loan Documents (other than Lender Hedging Agreements or the AMI Side Letter) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 15.2;

(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (other than Lender Hedging Agreements or the AMI Side Letter) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)    in the case of any such assignment resulting from a claim for compensation under Section 4.1 or payments required to be made pursuant to Section 4.2, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)    such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

5.    REPRESENTATIONS AND WARRANTIES.

In order to induce the Administrative Agent and the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Administrative Agent and the Lender Group which shall be true, correct, and complete in all respects as of the Closing Date, and true and correct in all material respects at and as of each Subsequent Funding Date (except that (i) with respect to such representations and warranties made or deemed made on any Subsequent Funding Date, if any such representation or warranty is qualified by materiality or material adverse effect or words of similar effect, then such representation and warranty shall be true and correct in all respects as of such Subsequent Funding Date, and (ii), to the extent that such representations and warranties relate solely to an earlier date, such representation and warranty shall have been true and correct in all respects on and as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:
5.1    No Encumbrances. The Loan Parties have Defensible Title to the Oil & Gas Property Collateral and good title to all other Collateral, in each case, free and clear of all Liens (except for Permitted Liens), including but not limited to, ownership by the Loan Parties as of the Closing Date of the Oil and Gas Properties listed on Schedule 5.1 and the Working Interest and Net Revenue Interest as to such Oil and Gas Properties described on Schedule 5.1.

5.2    Ownership of Oil and Gas Properties.

(a)    All of the information with respect to the Oil and Gas Properties contained on Schedule 5.1 is true and correct as of the Closing Date. To the best of Borrower's knowledge, all wells drilled and Hydrocarbons produced with respect to all Proved Developed Producing Reserves and Proved Developed Non-Producing Reserves were drilled and produced in compliance with all applicable Legal Requirements. The Mortgages covering the Oil and Gas Property Collateral grant to Administrative Agent, for the benefit of the Secured Parties, a perfected lien upon not less than ninety-five percent (95%) of the value of the Oil and Gas Property Collateral.

(b)    All of each Loan Party's marketing arrangements with respect to its Proved Reserves are valid, enforceable and in full force and effect. To the best of Borrower's knowledge, there do not exist any cumulative imbalances in gas production or receipt of “take or pay” payments except as disclosed (as to both existence and extent) on Schedule 5.2(b) attached hereto or as otherwise not prohibited under Section 7.18 of this Agreement.

(c)    All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

(d)    There has not been any material adverse change in the Oil and Gas Properties since the date of the most recent Reserve Report.

(e)    Except as disclosed in writing to the Administrative Agent, no “building” or “mobile home” (in each case, as such terms are defined for purposes of the National Flood Insurance Program) exists on any real property covered by a Mortgage. The Loan Parties have obtained and provided evidence to the Administrative Agent of all flood insurance required to be obtained under Section 6.8.

5.3    Equipment. All of the Equipment is used or held for use in Borrower's or a Subsidiary of Borrower's business and is fit for such purposes, subject to (a) normal wear and tear and (b) dispositions permitted under Section 7.4. All of the Equipment is fully and adequately described under the Security Agreements for purposes of perfecting a Lien thereon.

5.4    Location of Chief Executive Office; Accounting Records; FEIN. The chief executive office of Borrower and each of the other Loan Parties is located at 9721 Cogdill Road, Ste. 302, Knoxville Tennessee 37932, or such other location specified in a notice delivered pursuant to Section 7.15. The accounting books and records of Borrower and the other Loan Parties are located principally at the chief executive office of Borrower. The FEIN numbers for the Loan Parties are set forth on Schedule 5.4.

5.5    Due Organization and Qualification; Subsidiaries.

(a)    Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified could be expected to constitute a Material Adverse Change. Each of Borrower's Subsidiaries is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified could be expected to constitute a Material Adverse Change.

(b)    Set forth on Schedule 5.5(b), is a complete and accurate description as of the Closing Date of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding and the number of such shares that are held in Borrower's treasury. All such outstanding shares have been validly issued and, as of the Closing Date, are fully paid, nonassessable shares free of contractual preemptive rights. The issuance and sale of all such shares have been in compliance with all applicable federal and state securities laws. Other than as described on Schedule 5.5(b), as of the Closing Date, there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as provided on Schedule 5.5(b), Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

(c)    Set forth on Schedule 5.5(c), is a complete and accurate list of Borrower's direct and indirect Subsidiaries as of the Closing Date and the Miller 2009 Partnership, showing: (i) the jurisdiction of their incorporation or organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries and the Miller 2009 Partnership; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary and the Miller 2009 Partnership has been validly issued and is fully paid and non-assessable. Except as provided on Schedule 5.5(c), as of the Closing Date, Borrower has no direct or indirect equity interest in any Person other than Borrower's Subsidiaries, the Pellissippi Pointe Entities and the Miller 2009 Partnership. Except as set forth on Schedule 5.5(c), no capital Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital Stock) of any direct or indirect Subsidiary of Borrower or of the Miller 2009 Partnership is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto. None of Borrower, any of its Subsidiaries or the Miller 2009 Partnership is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital Stock or any security convertible into or exchangeable for any of capital Stock.

5.6    Due Authorization; No Conflict.

(a)    The execution, delivery, and performance by Borrower of this Agreement and by Borrower and each of the other Loan Parties of the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower and such other Loan Parties.

(b)    The execution, delivery, and performance by Borrower and the other Loan Parties of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations U and X of the Federal Reserve Board)

applicable to Borrower or any such other Loan Parties, the Governing Documents of Borrower, any of the other Loan Parties or the Miller 2009 Partnership, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, any of the other Loan Parties or the Miller 2009 Partnership, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract or other material contractual obligation or material lease of Borrower, any of the other Loan Parties or the Miller 2009 Partnership, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower or any of the other Loan Parties, other than Liens securing the Obligations, or (iv) require any approval of stockholders of Borrower, any of the other Loan Parties or the Miller 2009 Partnership or any approval or consent of any Person under any Material Contract or other material contractual obligation of Borrower, any of the other Loan Parties or the Miller 2009 Partnership, except for any such approval or consent that has been obtained.

(c)    Other than the taking of any action expressly required under this Agreement and the Loan Documents and any required filings with the SEC, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower or the other Loan Parties is a party does not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

(d)    This Agreement and the other Loan Documents to which Borrower and any other Loan Party is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower and such other Loan Party, as applicable, will be the legally valid and binding obligations of Borrower and such other Loan Party, enforceable against Borrower and such other Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

(e)    The Liens granted by each Loan Party to Administrative Agent, for the benefit of the Secured Parties, in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created and, except with respect to aircraft and vehicles, first priority perfected Liens, subject only to Permitted Liens.

(f)    Neither the Borrower nor any of its Subsidiaries has violated, and neither the Borrower nor any Subsidiary will be in violation of, any provisions of the Natural Gas Act or the Natural Gas Policy Act of 1978 or any other Federal or State law or any of the regulations thereunder (including those of the respective Conservation Commissions and Land Offices of the various jurisdictions having authority over its Oil and Gas Properties) with respect to its Oil and Gas Properties which could reasonably be expected to create a Material Adverse Change, and the Borrower and each Subsidiary have or will have made all necessary rate filings, certificate applications, well category filings, interim collection filings and notices, and any other filings or certifications, and has or will have received all necessary regulatory authorizations (including without limitation necessary authorizations, if any, with respect to any processing arrangements conducted by it or others respecting its Oil and Gas Properties or production therefrom) required under said laws and regulations with respect to all of its Oil and Gas Properties or production therefrom so as not to create a Material Adverse Change. Said material rate filings, certificate applications, well category filings, interim collection filings and notices, and other filings and certifications contain no untrue statements of material facts nor do they omit any statements of material facts necessary in said filings.

5.7    Claims, Disputes, and Litigation. There are no actions or proceedings pending by or against any Loan Party before any court or administrative agency and Borrower does not have knowledge or belief of any pending or threatened litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Loan Party, except for: (a) ongoing collection matters in which such Loan Party is the claimant, petitioner or plaintiff; (b) matters disclosed on Schedule 5.7; and (c) matters that could not reasonably be expected to result in a Material Adverse Change.

5.8    No Material Adverse Change. All financial statements relating to any Loan Party that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP and fairly present such Loan Party's financial condition as of the date thereof and such Loan Party's results of operations for the period then ended (subject, in the case of unaudited financial statements, to the lack of footnotes and to year-end audit adjustments). There has not been a Material Adverse Change since January 31, 2012.

5.9    No Fraudulent Transfer. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or any other Loan Party.

5.10    Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.10 (as updated from time to time upon delivery by Borrower to the Administrative Agent of a supplemental Schedule). Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement.

5.11    Environmental Condition. None of the Oil and Gas Properties owned by the Loan Parties has ever been designated or identified in any manner pursuant to any Environmental Laws as a Hazardous Materials disposal site. No Environmental Lien has attached to any revenues or to any real or personal property owned or operated by Borrower or by any Subsidiary of Borrower. Except as disclosed on Schedule 5.11 attached hereto or with respect to any summons, citation, claim, notice or directive that could not reasonably be expected to result in liability to the Loan Parties in excess of $500,000, either individually or in the aggregate, neither Borrower nor any Subsidiary of Borrower has received a summons, citation, claim, notice, or directive from the Environmental Protection Agency or any other federal, state, or local governmental environmental or occupational safety agency concerning any action or omission by Borrower or any Subsidiary of Borrower. Each of Borrower and each Subsidiary of Borrower has taken all steps reasonably necessary to determine and, except as disclosed on Schedule 5.11 attached hereto or with respect to any disposal, release, or threatened release that could not reasonably be expected to result in liability to the Loan Parties in excess of $500,000, either individually or in the aggregate, has determined that to such Loan Party's knowledge, no Hazardous Materials, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any Hazardous Materials on, to, or from any Property of Borrower or any of its Subsidiaries except in compliance with Environmental Laws and in a manner that does not pose an imminent and substantial endangerment to public health or welfare or the environment. To the extent applicable, except as disclosed on Schedule 5.11 attached hereto or that would not reasonably be expected to result in a Material Adverse Change, all Property of Borrower and each of its Subsidiaries or Affiliates currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement. Except as disclosed on Schedule 5.11 attached hereto, neither Borrower nor any of its Subsidiaries has any known liability (contingent or otherwise) in connection with any release or threatened release of any oil, Hazardous Material or solid waste into the environment that would reasonably be expected to result in a Material Adverse Change. To the best of Borrower's knowledge, all Hazardous Materials, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of Borrower or any of its Subsidiaries or Affiliates have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best of Borrower's knowledge, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

5.12    Compliance with the Law. Neither Borrower nor any of its Subsidiaries has violated any Legal Requirement or requirement of a Governmental Authority or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of its Property or the conduct of its business, which violation or failure could reasonably be expected to result in a Material Adverse Change. Except for such acts or failures to act as do not result in and could not be expected to result in a Material Adverse Change, the Oil and Gas Properties have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Mineral Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically, (i) after the Closing Date, no Oil and Gas Properties are subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from the Oil and Gas Properties. Neither Borrower nor any of its Subsidiaries has entered into, and the Oil and Gas Properties are not subject to, any agreements, consent orders, administrative orders or similar obligations based on a violation or alleged violation of Legal Requirements.

5.13    Insurance. Schedule 5.13 attached hereto contains an accurate and complete description as of the Closing Date of all material policies of insurance owned or held by Borrower and each Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Neither Borrower nor any of its Subsidiaries has been refused any bonds or insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary bond or policy limits, by any bonding company or insurance carrier to which it has applied for any such bond or insurance or with which it has carried insurance during the last three years.

5.14    Hedging Agreements. Schedule 5.14 sets forth, as of the Closing Date, a true and complete list of all Lender Hedging Agreements and all other Hedging Agreements of Borrower and each of its Subsidiaries that will survive the Closing Date, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement. Borrower has delivered true and correct copies of each of the Lender Hedging Agreements and the other Hedging Agreements that will survive the Closing Date to Administrative Agent prior to the date of this Agreement.

5.15    Brokerage Fees. Except as set forth on Schedule 5.15, no brokerage commission or finder's fees has or shall be incurred or payable in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement. No proceeds of any Loans have been used, either directly or indirectly, to pay any commissions or fees set forth on Schedule 5.15.

5.16    Permits and other Intellectual Property. Borrower and each Subsidiary of Borrower owns or possesses adequate licenses or other rights to use all Permits, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know-how (collectively, the “Intellectual Property”) that are necessary for the operation of its business as currently conducted. No claim is pending or threatened to the effect that Borrower or any Subsidiary of Borrower infringes upon, or conflicts with, the asserted rights of any other Person under any Intellectual Property, and to the best of Borrower's knowledge there is no basis for any such claim (whether pending or threatened).

5.17    Absence of Certain Changes. Since January 31, 2012, there has not been without the prior written consent of the Majority Lenders or unless otherwise permitted under this Agreement:

(a)    A waiver of any right relating to the Oil and Gas Properties;

(b)    Except as set forth on Schedule 5.17, a sale, lease or other disposition of the Oil and Gas Properties;

(c)    A mortgage, pledge or grant of a Lien or security interest in any of the Oil and Gas Properties, except for Permitted Liens and Liens in favor of Administrative Agent for the benefit of the Secured Parties;

(d)    A contract for the sale of products produced from the Oil and Gas Properties, except for (i) such contracts that have been supplied to, reviewed and approved by Administrative Agent, (ii) such contracts as are described in Schedule 5.17 or similar contracts on like terms, (iii) such contracts of 60 days or less duration (which may be automatically renewed for an additional period not to exceed 60 days unless terminated prior thereto by a party thereto) provided the sale price under such contract is not materially less than the spot price for the appropriate category of oil or gas covered by such contract and such contract does not require sales of minimum quantities by Borrower or any of its Subsidiaries, involve any advance payments or other advances to or by Borrower or any of its Subsidiaries, or constitute Indebtedness or otherwise involve any material undertaking by Borrower or any of its Subsidiaries or (iv) such contracts in which the proceeds received by any Loan Party under such contracts could not reasonably be expected to exceed $250,000 during any period of twelve consecutive months; or

(e)    A contract or commitment to do any of the foregoing.

5.18    Operating Costs. Except as set forth on Schedule 5.18, all costs and expenses incurred in connection with the operation of the Properties have been fully paid and discharged by Borrower and the Subsidiaries of Borrower, except normal costs and expenses incurred in operating the Oil and Gas Properties that are less than 60 days past due and do not give rise to a Lien other than a Permitted Lien.

5.19    Imbalances. Except as set forth on Schedule 5.2(b) or following the Closing Date as permitted pursuant to Section 7.18, (a) no Loan Party has taken or received any amount of gas, oil or liquid hydrocarbons (or products refined therefrom) so that any person or entity may thereafter be entitled to receive any portion of the interests of such Loan Party to “balance” any previous disproportionate allocation, (b) no Loan Party has accrued or incurred any liabilities under gas purchase contracts for gas not taken, but for which it is liable to pay if not made up, (c) no claims exist against Borrower or any of its Subsidiaries for gas imbalances which claims could reasonably be expected to result in liability in excess of $100,000 in the aggregate, and (d) no purchaser of product supplied by Borrower or any of its Subsidiaries has any claim against Borrower or any of its Subsidiaries for product paid for, but for which delivery was not taken as and when paid for, which claim could reasonably be expected to result in liability in excess of $100,000 in the aggregate.

5.20    Material Contracts; No Default or Burdensome Restrictions. Set forth on Schedule 5.20 is a complete and correct list of all Material Contracts (other than the Loan Documents) in effect or to be in effect as of the Closing Date. Borrower has delivered to Administrative Agent true and complete copies of each Material Contract, as each may have been amended, that have been requested by Administrative Agent. The Material Contracts are in full force and effect in accordance with their respective terms, and except as set forth on Schedule 5.20 there exist no defaults in the performance of any obligation thereunder. Additionally, Borrower is not aware of any event that with notice or lapse of time, or both, would constitute a default under any such Material Contracts. Neither Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation that could reasonably be expected to cause a Material Adverse Change.

5.21    Leases. The oil and gas leases associated with the Oil and Gas Properties are in full force and effect in accordance with their respective terms, and there exist no material defaults in the performance of any obligation thereunder. Additionally, Borrower is not aware of any event that with notice or lapse of time, or both, would constitute a default under any such oil and gas leases.

5.22    Marketing Agreements. Except as set forth in Schedule 5.22 and except to the extent permitted under Section 7.21, the Oil and Gas Properties (and the production therefrom) are not subject to any purchase agreement, sale agreement or similar marketing arrangement not cancelable on sixty (60) days' notice, nor are any of the Oil and Gas Properties subject to any agreements with any companies affiliated with Borrower that cannot be terminated immediately without penalty, cost or liability to Borrower or any of its Subsidiaries.

5.23    Non-Consent Operations. Since the Closing Date, there have been no operations associated with the Oil and Gas Properties under an operating agreement, unit agreement or governmental order with respect to which any Loan Party has become a non-consenting party, except for those relating to periods after the Closing Date to the extent permitted under Section 7.20.

5.24    Wells. Each oil or gas well located on the Oil and Gas Properties is: (a) if such oil or gas well is listed on the most recent Reserve Report furnished to the Administrative Agent, capable of producing in paying quantities as of the date of such Reserve Report, (b) properly permitted, and (c) to the best of Borrower's knowledge, in compliance with all applicable laws. Each of each Loan Party's producing wells is located on an Oil and Gas Property (i) covered by title opinions or other title information reasonably satisfactory to Administrative Agent (to the extent of at least 95% of the NYMEX Value of the Loan Parties' Proved Developed Producing Reserves), and (ii) described in the legal description contained in an Oil and Gas Property Mortgage.

5.25    Accounts. Set forth on Schedule 5.25 are all of the DDAs, securities accounts and commodities accounts of Borrower and its Subsidiaries, including, with respect to each depository, securities intermediary or commodities intermediary, as the case may be, (i) the name and address of such depository, securities intermediary or commodities intermediary, and (ii) the account numbers of the accounts maintained with such depository, securities intermediary or commodities intermediary.

5.26    Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower and its Subsidiaries in writing to Administrative Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower and its Subsidiaries in writing to the Administrative Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Projections delivered as of the Closing Date represent, and as of the date on which any other Projections are delivered to Administrative Agent, such additional Projections represent Borrower's good faith best estimate of the future performance of Borrower and its Subsidiaries for the periods covered thereby.

5.27    Indebtedness. Set forth on Schedule 5.27 is a true and complete list of all Indebtedness of Borrower, its Subsidiaries and the Miller 2009 Partnership outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof as of the Closing Date.

5.28    Investment Company Status. Neither Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

5.29    Taxes. Borrower and each of its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority required to have been paid by it, except (a) Taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority that are the subject of a Permitted Protest or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.

5.30    Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against Borrower and its Subsidiaries pending or, to the knowledge of Borrower and its Subsidiaries, threatened. The hours worked by and payments made to employees of Borrower and its Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Borrower and its Subsidiaries, or for which any claim may be made against Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Borrower and its Subsidiaries.

5.31    OFAC. Neither Borrower nor any of its Subsidiaries is in violation of any of the country or list-based economic and trade sanctions administered and enforced by OFAC. Neither Borrower nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any of its assets located in Sanctioned Entities; or (c) derives any revenues from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities. Borrower will not use the proceeds of any Loan hereunder to fund any operation in, finance any investments or activities in, or make payments to, a Sanctioned Person or Sanctioned Entity.

5.32    Solvency. After giving effect to any contribution provisions contained in any Loan Documents, each of the Loan Parties is Solvent.

6.    AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, so long as the Aggregate Commitment has not expired or terminated and until payment in full of the Obligations, Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:
6.1    Financial Reporting. Provide Administrative Agent (who shall promptly provide a copy of the same to each Lender) with the following documents at the following times in form satisfactory to Administrative Agent during the term of this Agreement:

(a)    Annual Financial Statements. As soon as available, but in any event not later than 90 days after the end of each Fiscal Year of Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by an independent registered public accounting firm acceptable to Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b)    Quarterly Financial Statements. As soon as available, but in any event not later than 45 days after the end of each Fiscal Quarter of each Fiscal Year of Borrower (other than the last Fiscal Quarter of each Fiscal Year), its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided, that, in the case of the Reserve Report due on July 1, 2013, covering the quarter ended April 30, 2013, such Reserve Report shall be considered timely if delivered on or before July 31, 2013.

(c)    Certificate of Financial Officer - Compliance. Concurrently with any delivery of financial statements under Section 6.1(a) or Section 6.1(b), a Compliance Certificate executed by a Financial Officer of Borrower (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with the Maintenance Covenants, (iii) setting forth reasonably detailed calculations of the Capital Covenants and specifying whether or not Borrower is in compliance with such Capital Covenants and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered pursuant to Section 6.1(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d)    Certificate of Financial Officer - Hedging Agreements. Concurrently with any delivery of financial statements under Section 6.1(a) and Section 6.1(b), a certificate of Borrower's chief financial officer, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such Fiscal Quarter or Fiscal Year, a true and complete list of all Hedging Agreements of Borrower and each of its Subsidiaries, listing the type, term, effective date, termination date and notional amounts or volumes, the net marked-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 5.14, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(e)    Certificate of Insurer - Insurance Coverage. Concurrently with any delivery of financial statements under Section 6.1(a) and to the extent there has been a change in insurance coverage of Borrower or any of its Subsidiaries since the last delivery of insurance certificates to Administrative Agent, a certificate of insurance coverage from each insurer with respect to the insurance required by Section 6.8, in form and substance satisfactory to Administrative Agent, and, if requested by Administrative Agent or any Lender, all copies of the applicable policies.

(f)    SEC and Other Filings; Reports to Shareholders. Within five (5) Business Days after the same become publicly available, copies of all periodic and other reports, proxy statements and other final, definitive materials filed by Borrower, or any Subsidiary or Affiliate of Borrower with the SEC, or with any national securities exchange or distributed by Borrower to its shareholders; provided that Borrower shall not be required to deliver any such reports, statements or other materials if such are publicly made available on the SEC's website.

(g)    Other Accounting Reports. Promptly upon receipt thereof, a copy of each report or management letter submitted to Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Subsidiary, and a copy of any response by the Borrower or any such Subsidiary, or the Board of Directors (or equivalent governing body) of the Borrower or any such Subsidiary, to such management letter or report.

(h)    Access to Accountants. Upon request by Administrative Agent from time to time, Borrower and its Subsidiaries shall arrange for its independent certified public accountants to meet with Administrative Agent and its representatives within a reasonable time following such request. Borrower shall be permitted to attend such meeting.

(i)    Weekly Cash Flow Reports. As soon as available, but in any event not later than 6:00 p.m. New York City time on Friday of each calendar week, a weekly cash flow forecast of the Borrower and its Subsidiaries for the forthcoming 13 week period (which shall include, without limitation, a detailed report of accounts payable); provided that Borrower shall not be required to deliver such weekly cash flow forecast during any Capital Covenant Compliance Period, unless a Default or Event of Default has occurred and is continuing.

(j)    SOX Compliance. As soon as available, provide Administrative Agent with the results of any third party evaluation or testing of Borrower's internal control over financial reporting, and provide written disclosure to Administrative Agent, promptly after the identification thereof, of any significant deficiency or material weakness in the design or operation of Borrower's internal control over financial reporting, whether identified by any such third party or as a result of management's evaluation of Borrower's internal control over financial reporting.

6.2    Collateral Reporting. Provide Administrative Agent (who shall promptly provide a copy of same to each Lender) with the following documents at the following times in form satisfactory to Administrative Agent during the term of this Agreement:

(a)    Production Report and Lease Operating Statements. On the third day of each calendar month following the Closing Date, a report setting forth, for each calendar month during the then current Fiscal Year to date (excluding the most recently ended calendar month) on a year to date comparative basis, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes, capital expenditures and lease operating expenses attributable thereto and incurred for each such calendar month, and describing all activities carried out during such month in furtherance of the Approved Plan of Development; provided that with respect to any Oil and Gas Properties that do not constitute Cook Inlet Oil and Gas Properties, the production and sales volumes in respect of such Oil and Gas Properties may be set forth in such report in the aggregate and by average price.

(b)    Reserve Reports. Reserve Reports pertaining to the three-month period ending January 31st, April 30th, July 31st and October 31st of each year (with such Reserve Reports to be delivered to Administrative Agent on or before April 1, July 1, October 1 and January 1 of each year, respectively); prepared by petroleum engineers employed by Borrower (or in the case of any Reserve Report pertaining to the three-month period ending October 31st of each year, by an Approved Engineer). Each Reserve Report shall be in form and substance satisfactory to Administrative Agent, and shall: (i) be accompanied by a certification of Borrower to the effect that nothing has occurred since the date of the last Reserve Report that could reasonably be expected to result in a Material Adverse Change, except that which has previously been disclosed to Administrative Agent in writing; (ii) be accompanied by a reconciliation showing any changes in the Oil and Gas Property Collateral (other than Proved Undeveloped Reserves) since the date of the most recent of such Reserve Report in Borrower's (or such Subsidiaries', as the case may be) Working Interest or Net Revenue Interest; (iii) be accompanied by a report, electronically delivered, containing a schedule of the Oil and Gas Collateral evaluated in such Reserve Report and demonstrating compliance with the Asset Coverage Ratio set forth in Section 7.17(b), and (iv) contain such other information as may be requested by Administrative Agent. Each delivery of a Reserve Report by Borrower to Administrative Agent also shall constitute a representation and warranty by Borrower to Administrative Agent that, unless otherwise disclosed to Administrative Agent in writing on or prior to the date of such delivery, (I) Borrower (or its Subsidiary, as the case may be) owns the Oil and Gas Properties described in the Reserve Report, free and clear of any Liens (except Permitted Liens), and (II) the Oil and Gas Properties described in such Reserve Report constitute ninety-five percent (95%) or more of the value of the Loan Parties' Proved Developed Producing Reserves and Proved Developed Non-Producing Reserves.

(c)    Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 6.2(b), a list of Persons who purchase (or did purchase in the last three months) at least ninety-five percent (95%) of the Hydrocarbons from Borrower and its Subsidiaries, taken as a whole.

(d)    Lease Acquisition Report. Within 30 days following the end of each calendar month following the Closing Date, a report setting forth, for each calendar month during the then current Fiscal Year to date on a year to date comparative basis, the Oil and Gas Properties acquired during each such calendar month and the related acquisition costs attributable thereto and incurred for each such calendar month, together with a certificate of a responsible officer of Borrower certifying that Borrower has complied with Section 6.13 with respect to all such Oil and Gas Properties.

(e)    Notice of Sales of Oil and Gas Properties. In the event Borrower or any Subsidiary intends to sell, transfer, assign or otherwise dispose of Oil and Gas Properties (or any Equity Interests in any Subsidiary) in accordance with Section 7.4 (other than Dispositions permitted under Sections 7.4(a) or (b)) having a value, either individually or in the aggregate, in excess of $100,000 during any period of twelve consecutive months, at least ten (10) Business Days prior to the anticipated date of closing, written notice of such disposition, the price thereof, and the anticipated date of closing.

(f)    Notice of Casualty Events. Prompt written notice, and in any event within three (3) Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(g)    Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement or report furnished to or by any Person or notices furnished by Borrower to any other Person, pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to this Agreement.

(h)    Information Regarding Borrower and Guarantors. Prompt written notice (and in any event within thirty (30) days prior thereto) of any proposed change (i) in Borrower's or any of its Subsidiaries' corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of Borrower or any of its Subsidiaries' chief executive office or principal place of business if Borrower or any of its Subsidiaries is not a registered organization under the Code, (iii) in Borrower's or any of its Subsidiaries' jurisdiction of organization or such Person's organizational identification number in such jurisdiction of organization, and (iv) in Borrower's or any of its Subsidiaries' federal taxpayer identification number. Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first-priority liens and security interest in all the Collateral (subject only to Permitted Liens).

(i)    Notices of Corporate Changes. Prompt written notice (and in any event within thirty (30) days prior thereto) of any proposed change to the certificate of formation, certificate or articles of incorporation, operating agreement, by-laws, any preferred stock designation or any other organic document of Borrower or any Subsidiary, that could reasonably be expected to result in a Material Adverse Change or is otherwise adverse to the Administrative Agent or the Lender Group.

(j)    Disclosure Updates. Promptly and in no event later than five (5) Business Days after obtaining knowledge thereof, (i) notify Administrative Agent if any written information, exhibit, or report furnished to Administrative Agent or the Lender Group contained when made any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (ii) correct any material defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

(k)    Other Requested Information. Promptly following any request therefor, such other reasonable information regarding the operations, business affairs and financial condition of Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as Administrative Agent may reasonably request.

Borrower hereby acknowledges that (a) Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower or its securities) (each, a “Public Lender”). Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 17.16(d)); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat Borrower's Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
6.3    Notices of Material Events. Deliver to Administrative Agent (who shall promptly deliver a copy of the same to each Lender) prompt written notice of the following:

(a)    the occurrence of any Default or Event of Default;

(b)    the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Lenders that could reasonably be expected to result in liability in excess of $250,000 net of insurance coverage, including normal deductibles;

(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $100,000; and

(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Change.

Each notice delivered under this Section 6.3 shall be accompanied by a statement of a Financial Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
6.4    Existence. Unless otherwise expressly permitted pursuant to Section 7.3, at all times preserve and keep in full force and effect the valid existence and good standing of Borrower and each of its Subsidiaries and any rights and franchises material to the business of Borrower and its Subsidiaries.

6.5    Performance of Obligations under Loan Documents.

(a)    Pay the Loans according to the terms hereof, and Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

(b)    Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any Indemnified Taxes or Other Taxes.

6.6    Operation and Maintenance of Properties & Professional Staff. Borrower, at its own expense, will, and will cause each Subsidiary to:

(a)    operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all governmental requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to result in a Material Adverse Change.

(b)    keep and maintain in good repair, working order, condition, and efficiency (ordinary wear and tear excepted) all of its Oil and Gas Properties and other Properties, including, without limitation, all equipment, machinery and facilities except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

(c)    promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired its rights with respect thereto and prevent any forfeiture thereof or a default thereunder except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Change.
(d)    promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

(e)    to the extent Borrower is not the operator of any Property, Borrower shall use reasonable efforts to cause the operator to comply with this Section 6.6.

(f)    perform all acts and execute such documents as Administrative Agent may reasonably require in order to maintain the existence, perfection and first priority of Administrative Agent's Lien on the Oil and Gas Property Collateral and the other Collateral, subject to Permitted Liens.

(g)    comply in all material respects with the Material Contracts and all other contracts and agreements applicable to or relating to the Proved Reserves or the production and sale of Hydrocarbons and accompanying elements therefrom.

(h)    engage (and provide appropriate compensation and incentives to retain) all engineering and professional staff needed to prudently execute the Approved Plan of Development.

6.7    Taxes.

(a)    Cause all assessments and Taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower (or any Subsidiary of Borrower) or any of its property or assets to be paid in full, before delinquency or before the expiration of any extension period;

(b)    Make due and timely payment or deposit of all such federal, state, and local Taxes, assessments, or contributions required of it (or a Subsidiary of Borrower) by law, and execute and deliver to Administrative Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto; and

(c)    Make timely payment or deposit of all tax payments and withholding taxes required of it and its Subsidiaries by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and, upon request, furnish Administrative Agent with proof satisfactory to Administrative Agent indicating that Borrower has made such payments or deposits;
except, in each case, to the extent that (x) the validity of any such assessment, Tax, contribution or withholding shall be the subject of a Permitted Protest or (y) the failure to do so could not reasonably be expected to result in a Material Adverse Change.
6.8    Insurance.

(a)    Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral shall be endorsed in favor of and made payable to Administrative Agent as its interests may appear, shall include a standard mortgagee provision, and such policies shall name Administrative Agent for the benefit of the Secured Parties as “additional insured” or “sole loss payee”, as applicable, and provide that the insurer will give at least 30 days prior notice of any cancellation to the Administrative Agent. All such policies of insurance shall include a waiver of subrogation and otherwise be in such form, with such companies, and in such amounts as may be satisfactory to Administrative Agent. Upon the Administrative Agent's request, Borrower shall deliver to Administrative Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

(b)    Borrower shall give Administrative Agent prompt notice of any loss covered by such insurance to the extent such loss is reasonably expected to exceed $200,000 (a “Material Loss”), and Administrative Agent shall have the right to adjust any such loss. Administrative Agent shall have the exclusive right to adjust all Material Losses payable under any such insurance policies without any liability to Borrower or any Subsidiary of Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Administrative Agent to be applied in accordance with Section 2.3(c)(iii)(C). Upon the occurrence of an Event of Default, the Lender Group shall have the right to apply all prepaid premiums to the payment of the Obligations in accordance with Section 2.3(b).

(c)    If at any time any real property covered by a Mortgage on which a “building” or “mobile home” (in each case, as such terms are defined for purposes of the National Flood Insurance Program) is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), Borrower shall, and shall cause each of its Subsidiaries to, (i) obtain flood insurance in such total amount as required by Regulation H of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time and (ii) provide evidence in form and substance satisfactory to the Administrative Agent of such flood insurance to the Administrative Agent.

6.9    Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including all Environmental Laws, the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change, and provide to Administrative Agent documentation of such compliance which Administrative Agent reasonably requests.

6.10    Environmental Matters.

(a)    Establish and implement such procedures as may be necessary to continuously determine and assure that any failure of the following would not result in and could not be reasonably expected to result in a Material Adverse Change: (i) all Property of the Borrower and its Subsidiaries and the operations conducted thereon and other activities of the Borrower and its Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, Hazardous Materials or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no Hazardous Materials will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes, or Hazardous Materials is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

(b)    Promptly notify Administrative Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority of which Borrower or any of its Subsidiaries has knowledge in connection with any Environmental Laws that would reasonably be expected to result in a Material Adverse Change.

(c)    Provide to Administrative Agent reports of audits and tests of environmental compliance or conditions as may be reasonably requested by Administrative Agent or as otherwise required to be obtained by any Governmental Authority in connection with Borrower's and Guarantors' existing and hereafter acquired Oil and Gas Properties or other material Properties.

(d)    Keep any property either owned or operated by Borrower or any of its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, and promptly provide Administrative Agent with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or any of its Subsidiaries, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower or any of its Subsidiaries that reasonably could be expected to result in a Material Adverse Change, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

6.11    Employee Benefits.

(a)    Cause to be delivered to Administrative Agent: (i) promptly, and in any event within ten (10) Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that has resulted in or reasonably could be expected to result in a Material Adverse Change, a written statement of a Financial Officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within three (3) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within three (3) Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

(b)    Cause to be delivered to Administrative Agent, upon Administrative Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

6.12    Oil and Gas Property Title Information.

(a)    On or before delivery to Administrative Agent of each Reserve Report required after the Closing Date by Section 6.2(b), and, to the extent not already provided pursuant to Section 6.13, Borrower will provide Administrative Agent with title opinions or other title information acceptable to Administrative Agent covering the Oil and Gas Property Collateral acquired after the Closing Date so that at all times the value of Proved Reserves for which title opinions or other title information acceptable to Administrative Agent has been delivered to the Administrative Agent shall equal or exceed ninety-five percent (95%) of the value of the Loan Parties' Proved Reserves.

(b)    Borrower shall cure all title defects or exceptions which are not Permitted Liens, or substitute acceptable Oil and Gas Property Collateral with no title defects or exceptions except for Permitted Liens covering Oil and Gas Property Collateral of an equivalent value, within 30 days after a reasonable request by Administrative Agent to cure any such identified defects or exceptions. Upon the discovery of any title defect or exception which is not a Permitted Lien, Administrative Agent shall have the right to exercise the right to remedy such title defect or exception in its sole discretion from time to time (and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by Administrative Agent), and any costs or expenses incurred by Administrative Agent in connection therewith shall constitute Lender Group Expenses hereunder.

6.13    Additional Collateral and Guarantees.

(a)    Should Borrower or any of its Subsidiaries purchase, otherwise acquire or own any Oil and Gas Property that (i) (A) is acquired for purchase price consideration in excess of $100,000, either individually or in the aggregate for all such acquisitions during any period of twelve consecutive calendar months, or (B) includes Proved Reserves or (C) is otherwise acquired with proceeds of the Loans, and (ii)

is not already subject to a Mortgage, Borrower will grant or cause to be granted to Administrative Agent for the benefit of the Secured Parties as security for the Obligations a first-priority Lien (subject only to Permitted Liens) on all of Borrower's or such Subsidiary's interest therein simultaneously with Borrower's or such Subsidiary's purchase, acquisition or ownership of such Oil and Gas Property under a Mortgage and such other security instruments, satisfactory to Administrative Agent in its discretion.

(b)    Borrower shall cause all of its present and future Subsidiaries to execute Security Agreements and to become a party to the Guarantee and Collateral Agreement as a Guarantor and Grantor thereunder by executing and delivering to Administrative Agent a supplement to the Guarantee and Collateral Agreement in form and substance satisfactory to Administrative Agent. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents (a) no Foreign Subsidiary of the Borrower or of any other Loan Party shall be required to be a Guarantor hereunder or otherwise be required to (i) execute a Security Agreement or a supplement to the Guarantee and Collateral Agreement or in any way guarantee payment or performance of the whole or any part of the Obligations or (ii) pledge or grant a Lien in any of its Property as security for the Obligations and (b) no Loan Party shall be required to pledge more than 66% of the voting Stock of any of its Foreign Subsidiaries to secure the Obligations.

6.14    Hedging Agreements.

(a)    The Loan Parties shall maintain in effect at all times on a continuous basis one or more Hedging Agreements satisfactory to Administrative Agent with respect to their Hydrocarbon production with a Lender or Lender-Related Person or one or more investment grade counterparties, rated Aa3 or better by Moody's, AA- or better according to S&P, or the equivalent by a rating agency acceptable to Administrative Agent or with a counterparty otherwise acceptable to Administrative Agent in its reasonable judgment, which Lender Hedging Agreements and other Hedging Agreements taken together shall at all times cover not less than 60% or more than 100% of the volume of Hydrocarbons (on either an Mcf or barrel of oil equivalent basis, where 15 Mcf of natural gas is equal to one barrel of oil) of such Proved Developed Producing Reserves projected in the most recent Reserve Report to be produced during a rolling 24-month period.

(b)    Borrower shall use such Hedging Agreements solely as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to Borrower's and its Subsidiaries' oil and gas operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets.

(c)    Borrower shall notify Administrative Agent immediately upon becoming aware (in any event not later than the close of business on the same Business Day) that the production of Hydrocarbons by any Loan Party could reasonably be expected to be insufficient to meet its obligations under any Lender Hedging Agreements or other Hedging Agreements.

6.15    Further Assurances.

(a)    Borrower shall, at Administrative Agent's request, promptly cure any defects in the creation or issuance of the Obligations or the execution or delivery of the Obligations and/or Loan Documents, including this Agreement.

(b)    Borrower shall, at its expense promptly execute and deliver, and cause each of its Subsidiaries to promptly execute and deliver, to Administrative Agent upon request all such other documents, agreements and instruments as may be reasonably necessary to comply with or accomplish the covenants and agreements of Borrower or any of its Subsidiaries in the Loan Documents, including this Agreement.

(c)    Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Borrower or any of its Subsidiaries where permitted by law. A carbon, photographic or other reproduction of the Loan Documents or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

6.16    Payment of Trade Payables and Indebtedness.

(a)    Within sixty (60) days after the same become due, pay all liabilities and debt owed by Borrower and each of its Subsidiaries on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by Borrower and each Subsidiary in the ordinary course of its business; provided that it shall not be a violation of this provision to make such payment after such sixty (60) day period has elapsed where the amount owed is subject to a Permitted Protest; and

(b)    pay the Indebtedness of Borrower and its Subsidiaries and other obligations, (excluding tax liabilities addressed in Section 6.7 and the Obligations, which are addressed in Section 6.5), before the same shall become delinquent or in default, except to the extent (x) the failure to do so could not reasonably be expected to result in a Material Adverse Change or (y) the validity or amount thereof is the subject of a Permitted Protest.

6.17    Accounts; Lockboxes.

(a)    Borrower shall, and shall cause each of its Subsidiaries to, (i) on or prior to the Closing Date, execute and deliver to Administrative Agent Control Agreements for the Funding Account and each Collections Account, and (ii) if requested by Administrative Agent at any time in its sole discretion or at the direction of the Majority Lenders, establish lockbox services (each, a “Lockbox”) with the depository institution maintaining each Collections Account, which Lockboxes shall be subject to irrevocable lockbox agreements in form and substance satisfactory to Administrative Agent pursuant to which such depository institution agrees to wire all amounts collected therein to a Collections Account (each, a “Lockbox Agreement”).

(b)    Before replacing the Funding Account, any Collections Account or any Lockbox or opening or establishing any DDA or Lockbox after the Closing Date for the purpose of depositing proceeds of Accounts or other Collateral received by it into such DDA or Lockbox, as applicable, Borrower shall, and shall cause each of its Subsidiaries to, (i) obtain Administrative Agent's consent in writing to the opening of such DDA or Lockbox, and (ii) cause each bank or financial institution in which it seeks to open (x) a DDA, to enter into a Control Agreement with Administrative Agent in order to give Administrative Agent control of such DDA, or (y) a Lockbox, to enter into a Lockbox Agreement with Administrative Agent in order to give Administrative Agent exclusive control of the Lockbox.

(c)    From and after the Closing Date, Borrower shall, and shall cause each of its Subsidiaries to, (i) promptly deposit all proceeds of Accounts and other cash Collateral and any other amounts received by it from any source into a Collections Account and (ii) upon request of Administrative Agent at any time in its sole discretion or at the direction of the Majority Lenders, direct all of the proceeds of its Accounts or other Collateral to be paid directly to a Lockbox subject to a Lockbox Agreement in favor of Administrative Agent (or, if made by wire or other transfer, directly to a Collections Account); provided that, notwithstanding the foregoing, (w) all proceeds of the Loans shall be deposited directly into the Funding Account, (x) all proceeds received by Borrower or any of its Subsidiaries from any source that are required to be used to prepay the Loans in accordance with Section 2.3(c)(iii) shall be sent by wire transfer of immediately available funds directly to the Administrative Agent Account, (y) any funds released from the Funding Account or a Collections Account in accordance with the terms of this Section 6.17 shall be paid to Borrower or such other Person designated by Borrower (and shall not be required to be deposited into a Collections Account), and (z) Borrower shall not be required to transfer to a Collections Account any cash Collateral that on the Closing Date (1) is on deposit in an Excluded DDA or (2) constitutes Operating Cash.

(d)    Subject to Section 6.17(e) below, Administrative Agent shall have sole and exclusive control of the Funding Account and each Collections Account and any disbursements therefrom shall require Administrative Agent's prior consent; provided, that, so long as no Default or Event of Default shall have occurred and be continuing, Administrative Agent shall approve (i) distributions from the Funding Account for purposes permitted by Section 7.14, (ii) distributions from the Collections Accounts (other than of Excluded Equity Proceeds) to pay Consolidated Permitted Expenses and other expenditures to be made pursuant to and in accordance with the APOD, (iii) distributions from the Collections Accounts of Excluded Equity Proceeds to be used for purposes not prohibited by Section 7.24, (iv) distributions from the Collections Accounts of proceeds from any Specified Event to pay accounts payable of Borrower and its Subsidiaries currently due and payable and permitted hereunder or for the purposes described in clause (ii) above, and (v) distributions from the Collections Accounts of proceeds from the Grind Inject Business in excess of the Grind Inject Business Holdback Amount solely for reinvestment in such Grind Inject Business (and any such distributions shall be used by the Loan Parties only for the foregoing purposes); provided, further, that any distributions from any Collections Account to fund expenditures to be made pursuant to and in accordance with the APOD shall be used: first, to fund APOD A until APOD A is complete (as determined by Administrative Agent in its sole discretion), second, to fund APOD B until APOD B is complete (as determined by Administrative Agent in its sole discretion), and third, to fund APOD C.

(e)    On or after the Maintenance Covenant Compliance Date, so long as no Default or Event of Default has occurred and is continuing, Administrative Agent agrees to amend each Control Agreement and/or Lockbox Agreement governing the Funding Account and each Collections Account and any other relevant Loan Document (or send applicable notices thereunder) so that, after giving effect thereto, Borrower shall have the right to request disbursements from the Funding Account or such Collections Account without any prior consent of Administrative Agent so long as no Default or Event of Default has occurred and is continuing at the time of such disbursement; provided that, Borrower shall only request disbursements (i) from the Funding Account for purposes permitted by Section 7.14, (ii) from the Collections Accounts (other than of Excluded Equity Proceeds) to pay Consolidated Permitted Expenses and other expenditures to be made pursuant to and in accordance with the APOD, (iii) from the Collections Accounts of Excluded Equity Proceeds to be used for purposes not prohibited by Section 7.24, (iv) from the Collections Accounts of proceeds from any Specified Event to pay accounts payable of Borrower and its Subsidiaries currently due and payable and permitted hereunder or for the purposes described in clause (ii) above, and (v) from the Collections Accounts of proceeds from the Grind Inject Business in excess of the Grind Inject Business Holdback Amount solely for reinvestment in such Grind Inject Business (and any such distributions shall be used by the Loan Parties only for the foregoing purposes); provided, further, that any distributions from any Collections Account to fund expenditures to be made pursuant to and in accordance with the APOD shall be used: first, to fund APOD A until APOD A is complete (as determined by Administrative Agent in its sole discretion), second, to fund APOD B until APOD B is complete (as determined by Administrative Agent in its sole discretion), and third, to fund APOD C.

(f)    So long as Administrative Agent has sole and exclusive control of the Funding Account and the Collections Accounts pursuant to Section 6.17(d), Administrative Agent agrees that Borrower may access information concerning the activity of and balances contained in such accounts, and upon reasonable request by Borrower, Administrative Agent agrees to notify the depositary banks holding such accounts that Borrower is entitled to have access to such information.

(g)    Notwithstanding anything to the contrary herein, on or before the Series C Initial Sale Date, the Borrower shall open a separate deposit account with a depositary institution acceptable the Administrative Agent (the “Special Dividend Account”) and deliver to the Administrative Agent a fully executed Control Agreement with respect to such Special Dividend Account. Promptly following the receipt by the Borrower or any of its Subsidiaries of any sale proceeds from the issuance of any Series C Preferred Stock (but in no event later than one Business Day after such receipt), the Borrower shall (i) deposit into the Special Dividend Account an amount equal to the lesser of (A) the entire sales proceeds received from such sales of the Series C Preferred Stock and (B) an amount such that the amounts on deposit in the Special Dividend Account are sufficient to pay in cash all Series B Preferred Dividends and Series C Preferred Dividends due or to become due on or prior to the one-year anniversary of the Series C Initial Sale Date (the “Series C Outside Date”), and (ii) deposit all sale proceeds received from such sales of Series C Preferred Stock in excess thereof into a Collections Account in accordance with Section 6.17(c) to be used for the purposes permitted hereby. Amounts on deposit in the Special Dividend Account may be used by the Borrower solely for the purpose of paying Series B Preferred Dividends and Series C Preferred Dividends on or prior to the Series C Outside Date to the extent permitted by Section 7.10. On the first Business Day after the Series C Outside Date, if any funds remain on deposit in the Special Dividend Account, so long as no Default or Event of Default has occurred and is continuing, the Borrower may transfer such funds into a Collections Account, at which time such funds will become “Excluded Equity Proceeds” for all purposes of this Agreement; provided, however, that notwithstanding anything to the contrary contained herein, no amounts on deposit in the Special Dividend Account shall constitute “Excluded Equity Proceeds” for any purpose under this Agreement (including without limitation Section 3.2(a)(iii) and Section 7.24).

6.18    Inspection of Property and Books and Records. Borrower shall, and shall cause its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower and its Subsidiaries, as applicable. Borrower shall, and shall cause its Subsidiaries to, permit representatives and independent contractors of Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective company, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective managers, directors, officers, and independent public accountants, all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided, however, if an Event of Default shall have occurred and be continuing, Administrative Agent or any Lender may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

6.19    Board Observation Rights. So long as AIC or any of its Affiliates holds at least $25,000,000 of the outstanding Loans and/or Commitments, AIC shall have the right to designate one individual (the “Observer”) to attend all meetings of Borrower's Board of Directors (and any committees thereof) in a non-voting observer capacity. The Observer shall be entitled to receive all notices of meetings, reports, presentations and materials as if the Observer were a member of the Board. Borrower shall reimburse the Observer for all reasonable travel and other out-of-pocket expenses incurred in connection with meetings of its Board of Directors and committees thereof in a manner consistent with its reimbursement policies for members of its Board of Directors. Borrower will hold regular and customary meetings of its Board of Directors. AIC may, in its sole discretion, transfer its right to designate an Observer pursuant to this Section 6.19 to any Eligible Assignee that assumes any of AIC's or its Affiliates rights and obligations hereunder in accordance with Section 15.2 so long as such Eligible Assignee or any of its Affiliates holds at least $25,000,000 of the outstanding Loans and/or Commitments.

6.20    Appraisal. On or before June 29, 2014 and each anniversary of the Closing Date thereafter, or such earlier date as the Administrative Agent shall reasonably request, Borrower shall provide to Administrative Agent an updated appraisal of all hard assets of Borrower and its Subsidiaries, in form and substance satisfactory to Administrative Agent, from Hadco International Inc. or another appraiser selected by the Borrower and reasonably acceptable to the Administrative Agent.

6.21    Post-Closing Obligations.

(a)    Engineering Consultant. Within sixty (60) days of the Closing Date, Borrower shall hire (and maintain throughout the term of this Agreement), at Borrower's sole cost and expense, an engineering consultant that is reasonably acceptable to Administrative Agent to advise the Loan Parties' with respect to their drilling and other activities conducted on the Oil and Gas Properties. Borrower shall provide Administrative Agent with reasonable access to such engineering consultant to discuss and evaluate the activities of the Loan Parties conducted on the Oil and Gas Properties.

(b)    Aircraft Security Interest Perfection. Within one hundred twenty (120) days of the Closing Date, Borrower shall have either (i) sold the Aircraft and made the prepayment contemplated in the proviso in Section 2.3(c)(iii)(B) or (ii) Borrower shall have completed each of the following with respect to the Aircraft, to the satisfaction of the Administrative Agent: (A) Borrower shall ensure that the tail number registration is accurate and complete, (B) Borrower shall register the sale of the Aircraft to Borrower with the International Registry, (C) Borrower shall take all steps necessary to become a registered entity with the International Registry, (D) Borrower shall obtain the release of the Aircraft Lien and (E) Borrower shall grant a first-priority Lien (subject only to Permitted Liens) on the Aircraft.

(c)    Title Insurance. Within sixty (60) days of the Closing Date, Borrower shall deliver to Administrative Agent (i) ALTA mortgagee title insurance policies subject only to encumbrances acceptable to Administrative Agent and issued by one or more title companies designated by Administrative Agent (each, a “Title Policy”) with respect to the Loan Parties' Kustatan production facilities, in amounts not less than the fair market value of such production facilities, together with a title report issued by a title company with respect thereto and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Administrative Agent, the Loan Parties hereby agreeing to provide the applicable title companies with all necessary consents, authorizations and other information necessary for the title company to issue the applicable Title Policies in a form insuring the applicable Mortgage as a first Lien, encumbering the applicable portion of the Kustatan production facilities, subject to no Liens or encumbrances other than Permitted Liens; (ii) evidence reasonably satisfactory to Administrative Agent that the Loan Parties have paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage for such production facilities in the appropriate real estate records; (iii) ALTA As-Built surveys of such production facilities in a form and containing a certification acceptable to Administrative Agent; and (iv) all consents and other requirements necessary for the Loan Parties to comply with the provisions set forth in this Section 6.21(c).

(d)    Platform Rig Certificate of Title. Immediately upon receipt by Borrower or any other Loan Party of a certificate of title covering the Platform Rig, Borrower or such Loan Party shall deliver such certificate of title to Administrative Agent and shall take all other steps reasonably requested by Administrative Agent in order to perfect Administrative Agent's Lien on the Platform Rig.

6.22    Interest Account. On or before the third Business Day of each calendar month, the Borrower shall deposit into account number 7238394329 at Fifth Third Bank (for purposes of this Section 6.22, the “Interest Account”) an amount equal to the interest that the Borrower shall accrue with respect to the Loans during such calendar month, and such amount shall remain in such account until the accrued interest is paid to the Lenders in accordance with Section 2.5 hereof. At the time that any such accrued interest is due and payable pursuant to Section 2.5 hereof, the Borrower hereby directs the Administrative Agent to apply funds from the Interest Account to the payment of such accrued interest.

7.    NEGATIVE COVENANTS.

Borrower covenants and agrees that, so long as the Aggregate Commitment has not expired or terminated and until payment in full of the Obligations, Borrower will not, and will not permit any of its Subsidiaries or the Miller 2009 Partnership to, do any of the following:
7.1    Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

(a)    Indebtedness evidenced by this Agreement and the other Loan Documents;

(b)    Indebtedness set forth on Schedule 7.1;

(c)    Indebtedness secured by Permitted Liens;

(d)    Indebtedness of a Loan Party to another Loan Party which is not set forth in Schedule 7.1, provided that such Indebtedness is not held, assigned, transferred, negotiated or pledged to any Person other than Borrower or one of its wholly-owned Subsidiaries, and, provided further, that any such Indebtedness owed by Borrower or a Subsidiary shall be subordinated to the Obligations on terms satisfactory to Administrative Agent;

(e)    Indebtedness associated with bonds or surety obligations required by Legal Requirements in connection with the operation of Borrower's and its Subsidiaries' Oil and Gas Properties and set forth on Schedule 7.1 or otherwise in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

(f)    To the extent permitted under the provisions of Section 6.14, Indebtedness under Hedging Agreements;

(g)    Indebtedness consisting of financed insurance premiums incurred in the ordinary course of business, consistent with past practices;

(h)    Indebtedness of the Borrower under the Miller 2009 Loan Documents in an aggregate principal amount not to exceed $3,100,000;

(i)    Other Indebtedness not included in subclauses (a) through (h) above, in an amount which shall not exceed $1,000,000 in the aggregate at any time outstanding; and

(j)    refinancings, renewals, replacements or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) and under clause (d) of this Section 7.1, in each such case so long as: (i) the Net Cash Proceeds of such refinancings, renewals, replacements, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, replaced, or extended or add one or more of the Borrower's Subsidiaries or Affiliates as liable with respect thereto if such additional Subsidiary or Affiliate were not liable with respect to the original Indebtedness, (ii) such refinancings, renewals, replacements, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the Borrower, and (iii) if the Indebtedness that is refinanced, renewed, replaced, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Administrative Agent and the Lender Group as those that were applicable to the refinanced, renewed or extended Indebtedness.

7.2    Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

7.3    Restrictions on Fundamental Changes.

(a)    Enter into any merger, consolidation, reorganization other than (i) a merger into Borrower of one or more of the other Loan Parties or the Miller 2009 Partnership, provided that Borrower is the surviving entity, and (ii) a merger of one or more of the Loan Parties (other than Borrower and CIE) or the Miller 2009 Partnership into another Loan Party, provided that a Loan Party is the surviving entity.

(b)    Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

(c)    Convey, sell, license, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its property or assets, other than a disposition by one or more Loan Parties (other than Borrower and CIE) or the Miller 2009 Partnership of all or substantially all of its property or assets to another Loan Party.

7.4    Disposal of Assets. Sell, lease, assign, farm-out, convey, transfer, or otherwise dispose of any Properties or assets other than:

(a)    sales of Inventory to buyers in the ordinary course of business as currently conducted;

(b)    the (i) sale, lease, assignment, farming-out, conveyance, transfer, or other disposition (each a “Disposition”) of Equipment (other than the Aircraft) that is no longer necessary for its business or is replaced by Equipment of at least comparable value and use or (ii) lease of Equipment in the ordinary course of business;

(c)    Dispositions of assets by any Loan Party or the Miller 2009 Partnership to any other Loan Party (other than any disposition by Borrower or CIE in one transaction or a series of transactions of all or substantially all of its respective assets); provided that, with respect to any such Disposition that consists of Oil and Gas Properties or activities related to Oil and Gas Properties, the following conditions must be satisfied: (i) no Default or Event of Default has occurred and is continuing, (ii) such Disposition shall not adversely affect the Liens of the Administrative Agent or any Secured Party granted under any Loan Document and (iii) the Administrative Agent shall have given its prior written consent to such Disposition (not to be unreasonably withheld, conditioned or delayed);

(d)    (i) Dispositions to any Miller Drilling Fund of any Oil and Gas Properties (including pursuant to the sale of not less than 100% of the Stock of any Subsidiary) on which no Proved Reserve is located (for the avoidance of doubt at no time shall any Loan Party allow the Disposition of any interest in real property on which any Proved Reserve is located, whether directly or through the sale of the Stock of a Subsidiary), so long as (x) such Dispositions do not exceed, individually or in the aggregate, $5,000,000 and (y) any non-cash consideration received by any Loan Party in connection with such Disposition shall be pledged by such Loan Party to Administrative Agent for the benefit of the Secured Parties as security for the Obligations, and (ii) up to $1,000,000 during any period of twelve consecutive months in the aggregate of cash or cash equivalent Dispositions of assets (other than Dispositions of Oil and Gas Properties) (for the avoidance of doubt, Dispositions otherwise permitted under clauses (a) and (b) of this Section 7.4. shall not be deemed to be covered by this clause (d)(ii), but shall be permitted under such other clauses) in the ordinary course of business; provided that, in the case of each of clauses (i) and (ii) above, Borrower shall deliver to Administrative Agent a certificate executed by a Financial Officer of Borrower certifying that (1) no Default or Event of Default is existing or would result therefrom, (2) after giving effect to such Disposition and the payment to Administrative Agent of the Net Cash Proceeds of such Disposition for application to the Loans, no Overadvance exists, (3) the Net Cash Proceeds received from such Disposition of Oil and Gas Properties or other assets, as the case may be, have been or immediately shall be paid to Administrative Agent for application in accordance with Section 2.3(c)(iii)(B) by wire transfer of immediately available funds to the Administrative Agent Account, (4) the consideration received from any such Disposition is at least equal to the fair market value of the Oil and Gas Properties or other assets subject to such Disposition, as reasonably determined in good faith by the board of directors (or equivalent governing body) of such Loan Party, and (5) Borrower is in compliance with the Asset Coverage Ratio set forth in Section 7.17(b) after giving effect to such Disposition of Oil and Gas Properties or other assets;

(e)    a Disposition of the Aircraft so long as (i) 50% of the Net Cash Proceeds received from such Disposition have been or immediately shall be paid to Administrative Agent for application in accordance with Section 2.3(c)(iii)(B) by wire transfer of immediately available funds to the Administrative Agent Account (and the remainder of such Net Cash Proceeds have been or immediately shall be deposited into a Collections Account in accordance with Section 6.17(c)) and (ii) the consideration received from such Disposition consists of cash and is at least equal to the fair market value of the Aircraft, as reasonably determined in good faith by the board of directors of Borrower. Upon any Disposition of the Aircraft in accordance with the foregoing sentence, Administrative Agent and the Lenders agree to, at the sole cost and expense of Borrower, release their Lien upon the Aircraft in connection with such Disposition; and

(f)     transfer of a limited Working Interest of up to 49% in any wells listed on Schedule A to the Tennessee Oil and Gas Association, or its designated affiliate; provided that (i) the Tennessee Oil and Gas Association shall agree to be responsible for the payment of all costs and expenses of unplugging such wells and returning them to production, (ii) in the event that the proceeds of any such wells (or the fair market value of any oil or gas produced from those wells, on the date extracted) payable to the Tennessee Oil and Gas Association exceed $50,000 in any Fiscal Year (taken in the aggregate over all such wells, but net of any costs payable by the Tennessee Oil and Gas Association in connection with the unplugging, restoration and operation of any such wells), any excess over and above such $50,000 shall revert to the Borrower or a Guarantor, (iii) the Borrower delivers all documents entered into in connection with the Tennessee Oil and Gas Association to the Administrative Agent, which documents shall be in form and substance reasonably satisfactory to the Administrative Agent, and (iv) the Borrower shall not further drill or develop any of the wells listed on Schedule A hereto without the prior written consent of the Administrative Agent.

Without limiting the generality of the foregoing and for the avoidance of doubt, the proper plugging and abandonment of any non-producing well shall not be restricted by this Section 7.4.
7.5    Change of Name. Change its name, FEIN, or, except as otherwise permitted herein, corporate structure (within the meaning of the Code), or identity, or add any new fictitious name; provided, however, that Borrower, any of its Subsidiaries or the Miller 2009 Partnership may change its name upon at least 30 days prior written notice by Borrower to Administrative Agent of such change and so long as, at the time of such written notification, Borrower or any such Subsidiary provides any financing statements, fixture filings or other documents or instruments necessary to perfect and continue perfected Administrative Agent's Liens.

7.6    Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except (a) by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Administrative Agent, (b) guarantees by any Loan Party pursuant to the terms of the Guarantee and Collateral Agreement, (c) to the extent permitted under Section 7.1 and (d) guarantees by the Borrower or the other Loan Parties of certain obligations of CIE under the Schlumberger Guaranty or other guarantees entered into in the ordinary course of business in connection with engaging contractors or other third-parties providing services related to the operation of the Oil & Gas Properties so long as the obligations or expenditures guaranteed thereby are otherwise permitted hereunder.

7.7    Nature of Business. Make any change in the principal nature of Borrower's, any of its Subsidiaries' or the Miller 2009 Partnership's business as an independent oil and gas exploration and production company.

7.8    Prepayments and Amendments of Indebtedness.

(a)    Except in connection with a refinancing permitted by Section 7.1(j), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement and the other Loan Documents.

(b)    Except in connection with a refinancing permitted by Section 7.1(j), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Subordinated Indebtedness or Indebtedness permitted under Section 7.1(b), Section 7.1(c), Section 7.1(d) or Section 7.1(h).

7.9    Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

7.10    Distributions; Repurchases of Capital Stock. Except with respect to (a) distributions or dividends made or paid by Subsidiaries of Borrower or the Miller 2009 Partnership to Borrower or any other Loan Party, (b) distributions or dividends made or paid by the Borrower solely in its Stock (other than Disqualified Stock), (c) distributions or dividends made or paid by the Miller 2009 Partnership to the holders of its Stock out of payments received by the Miller 2009 Partnership from the Borrower under the Miller 2009 Loan Documents, (d) payments of the Series B Preferred Dividend and the Series C Preferred Dividend made on or prior to the Series C Outside Date from amounts on deposit in the Special Dividend Account, (e) after the Series C Outside Date, payments of the Series B Preferred Dividend and the Series C Preferred Dividend so long as (i) each such payment is made during a Capital Covenant Compliance Period, (ii) immediately after giving effect to each such payment, the Borrower is in pro forma compliance with the Capital Covenants, and (iii) immediately prior to and after giving effect to each such payment, no Default or Event of Default shall have occurred and be continuing, or (f) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, redemptions of preferred Stock of Borrower made with proceeds of the Loans in accordance Section 7.14(c), make any distribution or declare or pay any dividends (in cash or other property) on, or purchase, acquire, redeem, or retire any of Borrower's, any of its Subsidiaries' or the Miller 2009 Partnership's capital Stock, of any class, or any security convertible into or exchangeable for any of its capital Stock, whether now or hereafter outstanding; provided, that, Borrower may implement a discretionary Stock repurchase plan using Discretionary Funds (but subject to the restrictions set forth in Section 7.24) on terms and conditions reasonably satisfactory to Administrative Agent and the Majority Lenders so long as, after giving effect to any such repurchase and payment with respect thereto the aggregate amount of expenditures or payments made pursuant to this proviso and Section 7.12(i) below does not exceed $3,000,000, unless at the time of making any such expenditure or payment (and after giving effect thereto):

(i)    Borrower is in compliance with the Minimum Gross Production covenant set forth in Section 7.17(c) for the most recently ended Fiscal Quarter;

(ii)    Borrower is in pro forma compliance with each of the Interest Coverage Ratio and Asset Coverage Ratio set forth in Section 7.17(a) and Section 7.17(b);

(iii)    the ratio of (I) total Proved Developed Producing Reserves as shown on the most recently delivered Reserve Report to (II) Total Debt is greater than 2.00 to 1.00; and

(iv)    Liquidity is greater than $2,000,000,

in which case aggregate amount of expenditures or payments made pursuant to this proviso and Section 7.12(i) below shall not exceed $8,000,000.
7.11    Accounting Methods. Modify or change its method of accounting, except as required or permitted by GAAP.

7.12    Investments. Except for Permitted Investments (as defined below), directly or indirectly make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment. As used in this Agreement, “Permitted Investments” means:

(a)    Investments in Cash Equivalents;

(b)    Investments in negotiable instruments for collection;

(c)    advances made in connection with purchases of goods or services in the ordinary course of business;

(d)    advances and deposits made to operators under wells in connection with proposed operations at such wells, which shall not exceed $500,000 in the aggregate at any time;

(e)    Investments set forth on Schedule 7.12;

(f)    Investments by the Borrower or any other Loan Party in or to any of its Subsidiaries that are Guarantors or that becomes a Guarantor upon the making of such Investments; provided that if any such Investment consists of an acquisition by any Loan Party of interests in any Oil and Gas Properties or activities related to Oil and Gas Properties of any other Loan Party, or a transfer of such interests from one Loan Party to another, the following conditions must be satisfied: (i) no Default or Event of Default has occurred and is continuing, (ii) such acquisition or transfer shall not adversely affect the security interests of the Administrative Agent or any Secured Party granted under any Loan Document and (iii) the Administrative Agent shall have given its prior written consent to such purchase or transfer (not to be unreasonably withheld, conditioned or delayed);

(g)    Investments funded solely with Excluded Equity Proceeds (other than Investments in or to the Miller 2009 Partnership or the Pellissippi Pointe Entities) not prohibited under Section 7.24;

(h)    Investments in Capital Expenditures not prohibited under Section 7.22; and

(i)    the acquisition of Oil and Gas Properties in Alaska and related oilfield equipment located thereon from Persons other than Affiliates of Borrower or its Subsidiaries so long as:

(i)    at the time of and after giving effect to such acquisition, no Default or Event of Default exists or could reasonably be expected to result from such acquisition;

(ii)    Borrower and its Subsidiaries shall have complied with all of the requirements of Section 6.13 with respect thereto;

(iii)    neither Borrower nor any of its Subsidiaries incurs any indebtedness, liability or other obligation in connection with such acquisition except for prospective liabilities for operation of such Oil and Gas Properties and plugging and abandonment costs on such Oil and Gas Properties;

(iv)    Borrower is in compliance with the Minimum Gross Production covenant set forth in Section 7.17(c) for the most recently ended Fiscal Quarter;

(v)    after giving effect to such acquisition, Borrower is in pro forma compliance with each of the Interest Coverage Ratio and Asset Coverage Ratio set forth in Section 7.17(a) and Section 7.17(b); and

(vi)    the aggregate amount of expenditures or payments made pursuant to this Section 7.12(i) and the proviso set forth in Section 7.10 above does not exceed $3,000,000, unless at the time of making any such expenditure or payment (and after giving effect thereto):

(A)    the ratio of (I) total Proved Developed Producing Reserves as shown on the most recently delivered Reserve Report to (II) Total Debt is greater than 2.00 to 1.00; and

(B)    Liquidity is greater than $2,000,000,

in which case aggregate amount of expenditures or payments made pursuant to this Section 7.12(i) and the proviso set forth in Section 7.10 above shall not exceed $8,000,000.
7.13    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (a) transactions that are in the ordinary course of Borrower's, such Subsidiary's or the Miller 2009 Partnership's business, that are fully disclosed to Administrative Agent, and that are no less favorable to Borrower, such Subsidiary or the Miller 2009 Partnership, as the case may be, than would be obtained in an arm's length transaction with a non-Affiliate,

(b) transactions between or among the Loan Parties, (c) transactions set forth on Schedule 7.13, and (d) transactions between Borrower and the Miller 2009 Partnership pursuant to the Miller 2009 Loan Documents.

7.14    Use of Proceeds. Use the proceeds of the Loans for any purpose other than (a) up to $26,200,000 to repay Indebtedness under the Existing Loan Agreement on the Closing Date; (b) up to $3,000,000 to pay fees and expenses incurred in connection with the Loan Documents on the Closing Date; (c) up to $10,800,000 to redeem up to 100,000 shares of the Series A Redeemable Preferred Stock of Borrower on the Closing Date; and (d) to fund APOD A and APOD B in the following order: first, to fund APOD A until APOD A is complete (as determined by Administrative Agent in its sole discretion), and second, to fund APOD B. For the avoidance of doubt and without limiting the generality of the foregoing, no proceeds of any Loans may be used, either directly or indirectly, to (i) pay any commissions or fees set forth on Schedule 5.15, or (ii) to fund APOD C, in each case, unless approved by Administrative Agent and the Majority Lenders.

7.15    Change in Location of Chief Executive Offices. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Administrative Agent.

7.16    No Prohibited Transactions Under ERISA. Directly or indirectly:

(a)    engage, or permit any Subsidiary of Borrower or the Miller 2009 Partnership to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

(b)    permit any Benefit Plan to fail to satisfy the minimum funding requirements under Sections 302 of ERISA and 412 of the IRC;

(c)    fail, or permit any Subsidiary of Borrower or the Miller 2009 Partnership to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

(d)    terminate, or permit any Subsidiary of Borrower or the Miller 2009 Partnership to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

(e)    fail, or permit any Subsidiary of Borrower or the Miller 2009 Partnership to fail, to make any required contribution or payment to any Multiemployer Plan;

(f)    fail, or permit any Subsidiary of Borrower or the Miller 2009 Partnership to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment; or

(g)    withdraw, or permit any Subsidiary of Borrower or the Miller 2009 Partnership to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $100,000.
7.17    Maintenance Financial Covenants. Fail to maintain:

(a)    Interest Coverage Ratio. As of the end of any Fiscal Quarter of Borrower, commencing with the Fiscal Quarter ending October 31, 2013, a ratio of Consolidated EBITDA for the Interest Coverage Period ending on such date to Interest Expense paid or payable in cash or in kind for the Interest Coverage Period ending on such date of at least:

Fiscal Quarter Ending:	Minimum Level
October 31, 2013	3.00:1.00
January 31, 2014	3.25:1.00
April 30, 2014	3.50:1.00
July 31, 2014	3.75:1.00
October 31, 2014	4.00:1.00
January 31, 2015, and thereafter	4.25:1.00

(b)    Asset Coverage Ratio. As of the end of any Fiscal Quarter of Borrower, commencing with the Fiscal Quarter ending October 31, 2013 and at any time between such dates that the Loan Parties acquire or dispose of (to the extent permitted hereby or otherwise consented to in accordance with the terms hereof) Oil and Gas Properties or any other Properties pursuant to Section 7.4(d) or Section 7.12(i) or otherwise with an aggregate NYMEX Value of total Proved Developed Producing Reserves or fair market value, respectively, equal to $500,000 or more, a ratio of (a) the NYMEX Value of the total Proved Developed Producing Reserves of the Loan Parties as shown on the most recently delivered Reserve Report, to (b) Total Debt, of at least:

Test Dates:	Minimum Level
August 1, 2013 - October 31, 2013	1.75:1.00
November 1, 2013 - January 31, 2014	1.75:1.00
February 1, 2014 - April 30, 2014, and thereafter	2.00:1.00

For purposes of this Section 7.17(b) only, total “Proved Developed Producing Reserves” shall be determined in accordance with SEC guidelines, with the following exceptions: (i) commodity prices shall be forecast according to a “Strip Price,” adjusted for any basis differential and any existing commodity hedges for forecasting oil and gas prices; (ii) current operating expenses will be held constant; and (iii) such expenses must include an accurate estimate of net abandonment costs. As used herein, “Strip Price” shall mean the equivalent futures price as quoted by the NYMEX for three years and held constant thereafter. .
(c)    Minimum Gross Production. As of the end of any Fiscal Quarter of Borrower, commencing with the Fiscal Quarter ending October 31, 2013, a daily average of gross production of Hydrocarbons (calculated at the wellhead on a barrel of oil equivalent basis, where 15 Mcf of natural gas is equal to one barrel of oil) from the Cook Inlet Oil and Gas Properties combined with the Tennessee Oil and Gas Properties during each such Fiscal Quarter of at least:

Fiscal Quarter Ending:	Minimum Level
October 31, 2013	2,100
January 31, 2014	2,200
April 30, 2014	2,300
July 31, 2014	2,400
October 31, 2014	2,500
January 31, 2015, and thereafter	2,600

7.18    Gas Imbalances, Take-or-Pay or Other Prepayments. (i) Enter into any contracts or agreements which warrant production of Hydrocarbons (other than Hedging Agreements permitted hereunder), (ii) accept take-or-pay or other prepayments with respect to its Oil and Gas Property Collateral which prepayments would require such Person to deliver Hydrocarbons produced from such Oil and Gas Property at some future time without then or thereafter receiving full payment therefor to exceed, during any monthly period, five percent (5%) of the current aggregate monthly gas production for such monthly period from the Oil and Gas Property Collateral, (iii) permit, during any month, an imbalance in Borrower's and its Subsidiaries' (on a consolidated basis) net gas production, which imbalance exceeds five percent (5%) of Borrower's and its Subsidiaries' current aggregate monthly gas production for such month.

7.19    Hedging Agreements; Material Agreements and Governing Documents.

(a)    Enter into or maintain any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which Borrower or any other Loan Party is exposed in the conduct of its business or the management of it liabilities to the extent permitted under Section 6.14; provided that with respect to any such Hedging Agreement (other than Lender Hedging Agreements), no Loan Party shall put up money, assets, letters of credit, or other security against the event of its nonperformance prior to actual default by such Loan Party in performing its obligations thereunder without the prior written consent of the Majority Lenders.

(b)    Alter (or permit any Subsidiary of Borrower or the Miller 2009 Partnership to alter) any Material Contract except for alterations in the ordinary course of business which could not reasonably be expected to result in a Material Adverse Change.

(c)    Alter, amend or modify in any manner materially adverse to Administrative Agent or the Lenders any of its Governing Documents.

7.20    Non-Consent Operations. Become a non-consenting party with respect to any operations under any operating agreement, unit agreement, governmental order or otherwise associated with any Oil and Gas Property or waive any right relating to any of the Oil and Gas Properties, other than waivers and consents relating to immaterial easements, rights of way and other similar rights, unless (a) such non-consent election or waiver is deemed prudent business practice by Borrower or other applicable Loan Party and (b) Administrative Agent has consented to such non-consent election or waiver (such consent not to be unreasonably withheld, conditioned or delayed).

7.21    Contracts for Sale of Production. Enter into, renew, extend or continue beyond its original scheduled maturing date any contract for the sale of Hydrocarbons or other products produced from the Oil and Gas Properties except such contracts for which the  sale price under such contract is determined with reference to (i) the spot, posted or other published price for the appropriate category of oil or gas covered by such contract  for such month in which production is sold, (ii) the resale price, in the case of a percentage of proceeds contract, or (iii) with the prior written consent of Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), where such sale price is determined in a manner generally accepted by owners, developers and operators of producing oil and gas properties within the AMI Area, and, in each case, such contract does not require sales of minimum quantities by Borrower or any of its Subsidiaries, involve any advance payments or other advances to or by Borrower or any of its Subsidiaries, or constitute Indebtedness or otherwise involve any material undertaking by Borrower or any of its Subsidiaries.

7.22    Capital Expenditures. Make Capital Expenditures other than Capital Expenditures reflected in the APOD and Capital Expenditures that constitute Consolidated Permitted Expenses; provided that (i) Borrower and its Subsidiaries may exceed any line item Capital Expenditure set forth in the APOD by not more than 10% of the budgeted amount for such line item; (ii) Capital Expenditures that are funded with proceeds of the Loans shall be subject to the restrictions set forth in Section 7.14(d); (iii) Capital Expenditures that are funded with Excluded Equity Proceeds shall be subject to the restrictions set forth in Section 7.24; and (iv) Capital Expenditures (other than Capital Expenditures that constitute Consolidated Permitted Expenses) that are funded with amounts other than Loan proceeds or Excluded Equity Proceeds shall be funded in the following order: first, Capital Expenditures set forth in APOD A until APOD A is complete (as determined by Administrative Agent in its sole discretion), second, Capital Expenditures set forth in APOD B until APOD B is complete (as determined by Administrative Agent in its sole discretion), and third, Capital Expenditures set forth in APOD C.

7.23    Negative Pledge. Directly or indirectly enter into, incur or permit to exist any agreement or other arrangement (other than this Agreement or any other Loan Document but excluding Lender Hedging Agreements) that limits (a) the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its Property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Stock or to make or repay loans or advances to Borrower or any other Loan Party or to guarantee Indebtedness of Borrower or any Loan Party; provided that clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness.

7.24    Excluded Equity Proceeds. Use any Excluded Equity Proceeds other than to:

(a)    with respect to the first $10,000,000 of Excluded Equity Proceeds received by Borrower on or after the Closing Date, to pay any cost overruns in respect of APOD A, or if there are no such cost overruns, to fund APOD B; and

(b)    with respect to the second $10,000,000 of Excluded Equity Proceeds received by Borrower on or after the Closing Date, to fund APOD A, APOD B and/or APOD C; provided that no more than 50% of such Excluded Equity Proceeds shall be used to fund APOD C;

(c)    with respect to any Excluded Equity Proceeds received by Borrower in excess of $20,000,000 on or after the Closing Date (collectively, “Discretionary Funds”), for such purposes as Borrower shall determine in its sole discretion; provided that at least 50% of such Excluded Equity Proceeds shall be used to fund APOD A, APOD B and/or APOD C; and

(d)    with respect to any Excluded Equity Proceeds which constitute Excess Preferred Equity Proceeds, such Excluded Equity Proceeds may be used as provided for in Section 7.26 below; provided that such Excluded Equity Proceeds used as provided for in Section 7.26 below may not also be used pursuant to clauses (a), (b) or (c) of this Section 7.24.
7.25    Approved Plan of Development. Use any funds from any source (other than proceeds of the Loans and/or Excluded Equity Proceeds):

(a)    to fund APOD B unless APOD A is complete (as determined by Administrative Agent in its sole discretion); or

(b)    to fund APOD C unless APOD A and APOD B are complete (as determined by Administrative Agent in its sole discretion).

7.26    Consolidated G&A Expenses. Permit Consolidated G&A Expenses to exceed $3,000,000 in any Fiscal Quarter unless (a) Excess Preferred Equity Proceeds are available for the Borrower, (b) the Borrower funds the Excess Consolidated G&A Expenses with Excess Preferred Equity Proceeds, and (c) on the earlier of (i) the date that is 45 days after the end of each Fiscal Quarter of each Fiscal Year of the Borrower and (ii) the date that is 45 days after the payment of such Excess Consolidated G&A Expenses, the Borrower shall deliver to the Administrative Agent a certificate setting forth reasonably detailed calculations demonstrating compliance with this Section 7.26.

7.27    Advisor Fees. Pay any fee to Bristol Capital LLC or any of its Affiliates or any similar advisor to Borrower or any of its Subsidiaries except fees that are (a) reasonable and customary, (b) consistent with fees paid by similarly situated companies to similar advisors, (c) paid in the ordinary course of Borrower's business and fully disclosed to Administrative Agent, and (d) if any such fee is paid to an Affiliate of Borrower, no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

7.28    Press Release and Related Matters. No Loan Party shall, and no Loan Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Loan Party) using the name, logo or otherwise referring to AIC or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which AIC is party without the prior consent of AIC except to the extent required to do so under applicable Legal Requirements and then, except with respect to securities laws, only after consulting with AIC prior thereto.

7.29    Series B Preferred Stock and Series C Preferred Stock.

(a)    Borrower covenants and agrees that it shall not redeem any of the Series B Preferred Stock or Series C Preferred Stock prior to the date that is 30 days after the date on which Security Termination occurs. The foregoing covenant and agreement shall survive the termination of the Loan Documents and repayment of the Obligations.

(b)    Borrower shall not amend or otherwise modify the terms and/or conditions of the Series B Preferred Stock or the Series C Preferred Stock (including without limitation the Series B Preferred Dividend or the Series C Preferred Dividend) without the prior written consent of the Administrative Agent.

8.    EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:
(a)    If Borrower or any other Loan Party fails to pay when due and payable or when declared due and payable (i) any principal of any Loan (including any prepayments required under Section 2.3) or (ii) any interest on any Loan or any fee or any other Obligation (other than an amount referred to in clause (i) above), and in the case of clause (ii) above, such failure shall continue unremedied for a period of three (3) Business Days;

(b)    (i) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Financial Reporting), 6.3 (Notices of Material Events), 6.4 (Existence), 6.8 (Insurance), 6.12 (Oil and Gas Property Title Information), 6.17 (Accounts; Lockboxes), 6.21 (Post-Closing Obligations) or Section 7 (Negative Covenants) of this Agreement; or (ii) if Borrower or any other Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents) and such failure continues for a period of five (5) Business Days; in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this Section 8 shall govern; provided that, during any period of time that any such failure or neglect of Borrower or such other Loan Party referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, neither Administrative Agent nor any Lender shall be required during such period to make Loans to Borrower;

(c)    If there is a Material Adverse Change;

(d)    If any material portion of Borrower's, any other Loan Party's or the Miller 2009 Partnership's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

(e)    If an Insolvency Proceeding with respect to Borrower, any other Loan Party or the Miller 2009 Partnership is commenced by Borrower, any other Loan Party or the Miller 2009 Partnership;

(f)    If an Insolvency Proceeding is commenced against Borrower, any other Loan Party or the Miller 2009 Partnership and any of the following events occur: (i) Borrower, such Loan Party or the Miller 2009 Partnership, as the case may be, consents to the institution of the Insolvency Proceeding against it; (ii) the petition commencing the Insolvency Proceeding is not timely controverted; (iii) the petition commencing the Insolvency Proceeding is not dismissed or stayed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Administrative Agent and any member of the Lender Group shall be relieved of its obligation to make Loans hereunder; (iv) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower, such Loan Party or the Miller 2009 Partnership, as the case may be; or (v) an order for relief shall have been issued or entered therein;

(g)    If Borrower, any other Loan Party or the Miller 2009 Partnership is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

(h)    If a notice of Lien, levy, or assessment, other than with respect to a Permitted Lien, is filed of record with respect to any of Borrower's, any other Loan Party's or the Miller 2009 Partnership's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any Taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, other than a Permitted Lien, upon any of Borrower's, any other Loan Party's or the Miller 2009 Partnership's properties or assets and the same is not paid on the payment date thereof;

(i)    If one or more judgments for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against Borrower, any other Loan Party or the Miller 2009 Partnership or any combination thereof and the same shall remain undischarged for a period of 60 calendar days during which execution shall not be effectively stayed, or shall result in a Lien upon any assets of Borrower, any other Loan Party or the Miller 2009 Partnership;

(j)    If Borrower, any other Loan Party or the Miller 2009 Partnership (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure in respect of any other Indebtedness in excess of $100,000 principal amount or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness in excess of $100,000 principal amount, and such failure shall continue after the applicable grace period, if any, specified in said agreement or instrument, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity or cash collateral in respect thereof to be demanded;

(k)    If Borrower, any other Loan Party or the Miller 2009 Partnership makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

(l)    If any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or in any Loan Document furnished pursuant to or in connection with this Agreement or any amendment or modification thereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(m)    If the obligation of any Loan Party under the Guarantee and Collateral Agreement or under any other Loan Document is limited or terminated by operation of law or by such Loan Party thereunder;

(n)    If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

(o)    Any provision of any Loan Document or the Subordination Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, any other Loan Party or the Miller 2009 Partnership, or a proceeding shall be commenced by Borrower, any other Loan Party or the Miller 2009 Partnership, or by any Governmental Authority having jurisdiction over Borrower, any other Loan Party or the Miller 2009 Partnership, seeking to establish the invalidity or unenforceability thereof, or Borrower, any other Loan Party or the Miller 2009 Partnership shall deny that Borrower, any other Loan Party or the Miller 2009 Partnership has any liability or obligation purported to be created under any Loan Document or the Subordination Agreement;

(p)    If (a) either David Voyticky or David Hall dies or is otherwise incapacitated, (b) David Voyticky ceases to be President or Chief Financial Officer of Borrower, or David Hall ceases to be Chief Executive Officer of CIE, or (c) David Voyticky otherwise ceases to be substantially involved in the daily operations of Borrower or David Hall otherwise ceases to be substantially involved in the daily operations of CIE;

(q)    If the Borrower is delisted from the New York Stock Exchange, without giving effect to any pending appeals;

(r)    If an ERISA Event occurs which results in, or could reasonably be expected to result in, a liability of Borrower, any other Loan Party or the Miller 2009 Partnership in an amount in excess of $100,000; or

(s)    If Borrower or any ERISA Affiliate as employer under a Multiemployer Plan makes a complete or partial withdrawal from such Multiemployer Plan and such withdrawing employer incurs, or could reasonably be expected to incur, a withdrawal liability in an annual amount in excess of $100,000.

9.    THE LENDER GROUP'S RIGHTS AND REMEDIES.

9.1    Rights and Remedies.

(a)    Upon the occurrence of an Event of Default under Sections 8(e) or 8(f), the Aggregate Commitment shall automatically terminate and the unpaid principal amount of all outstanding Loans (together with the Make-Whole Premium or any applicable Prepayment Premium) and other amounts payable under the Loan Documents (other than Lender Hedging Agreements) shall automatically become due and payable, without further act of Administrative Agent or any Lender, and in each case without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by Borrower.

(b)    Upon the occurrence, and during the continuation, of any other Event of Default other than under Sections 8(e) or 8(f), the Majority Lenders (at their election but without notice of their election and without demand) may authorize and instruct Administrative Agent (and Administrative Agent, acting upon the instructions of the Majority Lenders, shall do the same on behalf of the Lender Group), to terminate the Aggregate Commitment and declare all outstanding Loans (together with the Make-Whole Premium or any applicable Prepayment Premium) and other amounts payable under the Loan Documents (other than Lender Hedging Agreements), immediately due and payable.

(c)    Upon the occurrence and during the continuation of any Event of Default, the Majority Lenders (at their election but without notice of their election and without demand) may authorize and instruct Administrative Agent (and Administrative Agent, acting upon the instructions of the Majority Lenders, shall do the same on behalf of the Lender Group), to do any of the following, all of which are authorized by Borrower:

(i)    Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents (other than Lender Hedging Agreements), or under any other agreement between Borrower and the Lender Group;

(ii)    Terminate this Agreement and any of the other Loan Documents (other than Lender Hedging Agreements) as to any future liability or obligation of the Lender Group, but without affecting Administrative Agent's rights and security interests, for the benefit of the Secured Parties, in the Collateral and without affecting the Obligations;

(iii)    Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any Collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group; and

(iv)    Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, to secure the repayment in full of all of the Obligations.

(d)    Administrative Agent and Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents.

9.2    Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it. Nothing in this Agreement in any way limits, impairs or reduces any rights of the Lender Group under the Mortgages or any of the other Loan Documents.

9.3    Lender Directed Remedies. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent shall (and is hereby authorized by the parties hereto), within 120 days of the date of its receipt of a written demand from the Majority Lenders, accelerate the maturity of the Loans and promptly commence and diligently pursue in good faith the exercise of its enforcement rights or remedies against, and take action to enforce its Liens on, the Collateral so long as Administrative Agent is permitted to exercise such rights and remedies by the terms of the Loan Documents (excluding any restriction based upon authorization by the Majority Lenders or any other vote of the Lender Group) or under applicable law (including, without limitation, any or all of the following: solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting, and selling a material portion of the Collateral, the opposition of the use of cash collateral or sale of assets in an Insolvency Proceeding, seeking to obtain relief from any stay imposed by applicable law governing an Insolvency Proceeding, the commencement of any action to foreclose on its Lien on all or any material portion of the Collateral, notification of account debtors to make payments to Administrative Agent or its agents, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any material portion of the Collateral), provided that (A) such Event of Default has not been waived or cured, (B) in the good faith determination of Administrative Agent, taking such action is permitted under the terms of the Loan Documents and applicable law, (C) taking such action will not result in any liability of Administrative Agent or the Lenders to Borrower, any Guarantor, or any other Person, and (D) Administrative Agent shall be entitled to all of the benefits of Section 17.7 of the Loan Agreement in connection with taking such enforcement action. Any such action shall be taken by Administrative Agent to realize a commercially reasonable value from the Collateral within a commercially reasonable time.

10.    TAXES AND EXPENSES.

If Borrower fails to pay any monies (whether Taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Administrative Agent reasonably determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Administrative Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Administrative Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.8, and take any action with respect to such policies as Administrative Agent deems prudent. Any such amounts paid by Administrative Agent shall constitute Lender Group Expenses. Any such payments made by Administrative Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Administrative Agent need not inquire as to, or contest the validity of, any such expense, Tax, or Lien and, absent gross negligence by the Administrative Agent, the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.    EXPENSES; INDEMNIFICATION; DAMAGE WAIVER.

11.1    Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the initial syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents (including without limitation all costs and expenses incurred by Administrative Agent in connection with its administration of the Funding Account and the Collections Accounts) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

11.2    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including without limitation any agreement with any depositary bank governing Administrative Agent's administration of the Funding Account and the Collections Accounts), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby,

(ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Notwithstanding anything to the contrary contained herein, any indemnification for Taxes and Changes in Law shall be subject to the provisions of Section 4.1 and Section 4.2.

11.3    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 11.1 or 11.2 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 11.3 are subject to the provisions of Section 17.17.

11.4    Consequential Damages, etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.5    Payments. All amounts due under this Section shall be payable no later than ten (10) Business Days after demand therefor.

12.    NOTICES.

12.1    Notices Generally. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier to the relevant party at its address set forth below:

If to Borrower:	Miller Energy Resources, Inc.
9721 Cogdill Road, Ste. 302,
Knoxville Tennessee 37932
Attn: Scott M. Boruff, CEO
Fax No.: (865) 691 - 8209

with copies to:	Miller Energy Resources, Inc.
9721 Cogdill Road, Ste. 302,
Knoxville Tennessee 37932
Attn: Kurt Yost, General Counsel
Fax No.: (865) 691 - 8209

If to Administrative Agent or the Lenders in Acre of Administrative Agent:	APOLLO INVESTMENT CORPORATION
9 West 57th Street, 37th Floor
New York, New York 10019
Attention: Dan Vogel
Phone: (212) 822-0740
Email: dvogel@apolloic.com
Fax: (646) 417-6678

with copies to:	Dewey J. Gonsoulin, Jr.
Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002-2781
Phone: (713) 221-1110
Email: dewey.gonsoulin@bgllp.com
Fax: (713) 221-2121

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 12.2 below, shall be effective as provided in said Section 12.2.
12.2    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

12.3    Change of Address, etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

13.    CHOICE OF LAW; SERVICE OF PROCESS; JURY TRIAL WAIVER.

THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE EXCLUDING AND WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF).
THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS SAID ADDRESS. BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR

STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
14.    DESTRUCTION OF BORROWER'S DOCUMENTS.

All documents, schedules, invoices, agings, or other papers delivered to any one or more members of the Lender Group may be destroyed or otherwise disposed of by such member of the Lender Group four (4) months after they are delivered to or received by such member of the Lender Group, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.
15.    SUCCESSORS AND ASSIGNS.

15.1    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each of the Lenders and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 15.2, (ii) by way of participation in accordance with the provisions of Section 15.4, (iii) in connection with a Securitization or (iv) by way of pledge or assignment of a security interest subject to the restrictions of Section 15.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 15.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

15.2    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(a)    Minimum Amounts.

(i)    in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund, no minimum amount need be assigned; and

(ii)    in any case not described in Section 15.2(a)(i), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $3,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(b)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans and/or the Commitment assigned.

(c)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 15.2(a)(ii) and, in addition:

(i)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (A) an Event of Default has occurred and is continuing at the time of such assignment or (B) such assignment is to a Lender, an Affiliate of a Lender or a Related Fund; and

(ii)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or a Related Fund with respect to such Lender.

(d)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $5,000, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(e)    No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

(f)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(g)    No Assignment to Borrower's Competitors. So long as no Default or Event of Default has occurred and is continuing, no such assignment shall be made to a Competitor of Borrower.

Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 15.3 below, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.1 and 4.2 and Sections 11.1, 11.2 and 11.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 15.4.

15.3    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

15.4    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, the Borrower or any of the Borrower's Affiliates or Subsidiaries or, so long as no Default or Event of Default has occurred and is continuing, any Competitor) (each, a “Participant”) in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

15.5    Limitations Upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 4.1 and 4.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant was made with Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.2 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Sections 4.2(f) and (g) as though it were a Lender.

15.6    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

16.    AMENDMENTS; WAIVERS.

16.1    Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than any Lender Hedging Agreement, the AMI Side Letter and any fee letter, which may be amended, modified or waived by an agreement in writing among the parties thereto), and no consent with respect to any departure by Borrower or any applicable Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by Administrative Agent at the written request of the Majority Lenders) and the Loan Parties party thereto and acknowledged by Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders, the Loan Parties party to the applicable Loan Document and acknowledged by Administrative Agent, do any of the following:

(a)    increase or extend the Commitment of any Lender;

(b)    postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (it being understood that waiver of a mandatory prepayment pursuant to Section 2.3(c)(iii) shall not constitute postponement or delay of any date for payment fixed by this Agreement or any other Loan Document);

(c)    reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(d)    change the percentage of the Commitments or Obligations, as the case may be, that is required for the Lenders or any of them to take any action hereunder;

(e)    amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

(f)    release, or contractually subordinate any of the Administrative Agent's Liens on any Collateral other than as permitted by Section 17.11;

(g)    change the definition of “Majority Lenders,” or “Pro Rata Share;”

(h)    release Borrower or any Guarantor from its obligations under the Loan Documents;

(i)    change the definitions of Tranche A Availability, Tranche B Availability, Tranche A Availability Period, Tranche B Availability Period, NYMEX Price, or NYMEX Value; or

(j)    amend any of the provisions of Section 17.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document. At the time of any amendment to this Agreement, Administrative Agent may require from Borrower an opinion from counsel to the Loan Parties that each such Person is authorized to execute such amendment, and that such amendment is enforceable. Notwithstanding anything to the contrary herein, the Commitment and Credit Exposure of each Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver, consent or other modification pursuant to this Section 16.1), provided that (i) any waiver, consent, amendment or modification pursuant to this Section 16.1 requiring the consent of all Lenders that by its terms affects any Defaulting Lender more adversely than the other Lenders shall require the consent of such Defaulting Lender, as the case may be, and (ii) the Commitment of any Defaulting Lender may not be increased or extended or any amount owing to such Lender reduced or the final maturity thereof extended, in each case, without the consent of such Lender.

16.2    No Waivers; Cumulative Remedies. No failure by Administrative Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Administrative Agent or any Lender, or delay by Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Administrative Agent or the Lenders on any occasion shall affect or diminish Administrative Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Administrative Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Administrative Agent or any Lender may have.

16.3    Replacement of Holdout Lender.

(a)    If any action to be taken by the Lender Group or Administrative Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders and has been approved by the Majority Lenders, and a Lender (“Holdout Lender”) fails to give its consent, authorization, or agreement, then Administrative Agent, upon at least five (5) Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b)    Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Assumption, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (other than Lender Hedging Obligations) without any premium or penalty of any kind whatsoever. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 15.2. Until such time as the Replacement Lenders shall have acquired all of the Obligations (other than Lender Hedging Obligations), the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents (other than any Lender Hedging Agreements), the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Loans.

17.    AGENT; THE LENDER GROUP.

17.1    Appointment and Authorization of Administrative Agent. Each Lender hereby designates and appoints AIC as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes AIC, in its capacity as Administrative Agent, to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Administrative Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Administrative Agent agrees to act as such on the express conditions contained in this Section 17. The provisions of this Section 17 are solely for the benefit of Administrative Agent and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent; it being expressly understood and agreed that the use of the word “Administrative Agent” is for convenience only, that the Persons serving in such capacity are merely the representatives of the Lenders, and have only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Administrative Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Administrative Agent, Lenders agree that Administrative Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Loans, the Collateral, the Collections, and related matters; (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (c) make Loans for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts, cash management accounts and lock boxes as Administrative Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Administrative Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

17.2    Delegation of Duties. Except as otherwise provided in this Section 17, Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section 17 and without gross negligence or willful misconduct.

17.3    Liability and Responsibility of Agents.

(a)    None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower or the Books or properties of Borrower's Subsidiaries or Affiliates.

(b)    Notwithstanding anything to the contrary set forth herein, none of “syndication agent,” “documentation agent,” “book manager,” or “arranger,” as may be listed on the cover page hereof shall have any powers, duties, responsibilities or liabilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

17.4    Reliance by Administrative Agent. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegraph, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Administrative Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate. If Administrative Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

17.5    Notice of Default or Event of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Administrative Agent for the account of the Lenders, and except with respect to Defaults or Events of Default of which Administrative Agent has actual knowledge, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Administrative Agent promptly will notify the Lenders of its receipt of any such notice or of any Default or Event of Default of which Administrative Agent has actual knowledge. If any Lender obtains actual knowledge of any Default or Event of Default, such Lender promptly shall notify the other Lenders and Administrative Agent of such Default or Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 17.4, Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 9; provided, however, that if an event occurs or a circumstance exists that materially and imminently threatens the ability of Administrative Agent and the Lenders to realize upon any material part of the Collateral, such as, without limitation, fraudulent removal, concealment or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof, or failure of Borrower after reasonable demand to maintain or reinstate adequate casualty insurance coverage with respect thereto, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

17.6    Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

17.7    Costs and Expenses. Administrative Agent may incur and pay Lender Group Expenses to the extent Administrative Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Administrative Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Administrative Agent is authorized and directed to deduct and retain sufficient amounts from Collections received by Administrative Agent to reimburse Administrative Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Administrative Agent is not reimbursed for such costs and expenses from Collections received by Administrative Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Administrative Agent for the amount of such Lender's Pro Rata Share thereof. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

17.8    Administrative Agent in Individual Capacity. The Person hereunder designated as Administrative Agent and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Person was not Administrative Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Person or its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Administrative Agent will use its reasonable best efforts to obtain), Administrative Agent shall not be under any obligation to provide such information to them.

17.9    Successor Administrative Agent. Administrative Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent for the Lenders. If no such successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent; provided that if Administrative Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this Section 17.9. In any such event, upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 17.9). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of Section 17 and Sections 11.1, 11.2 and 11.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

17.10    Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

17.11    Collateral Matters.

(a)    The Lenders hereby irrevocably authorize Administrative Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon Security Termination; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Administrative Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Administrative Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower does not own any interest at the time the security interest was granted or at any time thereafter; or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Administrative Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or a substantial portion of the Collateral, all of the Lenders, or (z) otherwise, the Majority Lenders. Upon request by Administrative Agent or Borrower at any time, the Lenders will confirm in writing Administrative Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.11; provided, however, that (1) Administrative Agent shall not be required to execute any document necessary to evidence such release on terms that, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b)    Administrative Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or any of its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that the Administrative Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given Administrative Agent's own interest in the

Collateral in its capacity as one of the Lenders and that Administrative Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

17.12    Right of Setoff; Sharing of Payments.

(a)    If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(c)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(i)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

(ii)    Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

17.13    Agency for Perfection. Administrative Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Administrative Agent's

Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent's request therefor shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent's instructions.

17.14    Payments by Administrative Agent to the Lenders. All payments to be made by Administrative Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Administrative Agent. Concurrently with each such payment, Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

17.15    Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Administrative Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Secured Parties. Each member of the Lender Group agrees that any action taken by Administrative Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Administrative Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

17.16    Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a)    is deemed to have requested that Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by Administrative Agent, and Administrative Agent shall so furnish each Lender with such Reports;

(b)    expressly agrees and acknowledges that Administrative Agent (i) makes no representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

(c)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Administrative Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower's personnel;

(d)    agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event such Lender may make disclosures (a) to Subsidiaries and Affiliates of any member of the Lender Group (including the Lender-Related Persons) and to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual assignees or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

(e)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorneys fees and costs) incurred by Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing but subject in all respects to the paragraph regarding distribution of Borrower Materials set forth in Section 6.2: (x) any Lender may from time to time request of Administrative Agent in writing that Administrative Agent provide to such Lender a copy of any report or document provided by Borrower to Administrative Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Administrative Agent shall provide a copy of same to such Lender; (y) to the extent that Administrative Agent is entitled under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Administrative Agent to exercise such right as specified in such Lender's notice to Administrative Agent, whereupon Administrative Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Administrative Agent promptly shall provide a copy of same to such Lender; and (z) any time that Administrative Agent renders to Borrower a statement regarding the Loan Account, Administrative Agent shall send a copy of such statement to each Lender.

17.17    Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Administrative Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments to make one or more Loans in an aggregate principal amount not to exceed the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

17.18    Secured Parties. No Secured Party that is not a Lender that obtains the benefits of any provision hereof, any other Loan Document or the Collateral shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document (other than the Lender Hedging Agreement to which such Person is a party) or otherwise in respect of the Collateral (including the release or impairment of any Collateral); it being understood and agreed that the rights and benefits of any such Secured Party under the Loan Documents (other than the Lender Hedging Agreement to which such Secured Party is a party) consist exclusively of such Secured Party's right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any such distribution of payments and collections, Administrative Agent shall be entitled to assume no amounts are due to any such Secured Party unless such Secured Party has notified Administrative Agent in writing of the amount of any such liability owed to it prior to such distribution.

18.    GENERAL PROVISIONS.

18.1    Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and each member of the Lender Group whose signature is provided for on the signature pages hereof.

18.2    Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

18.3    Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Administrative Agent, Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

18.4    Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision. Without limiting the foregoing provisions of this Section 18.4, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

18.5    USA Patriot Act Notice. Each Lender hereby notifies Borrower and other Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of Borrower and other Loan Parties and other information that will allow such Lender to identify Borrower and other Loan Parties in accordance with the Act.

18.6    Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic means shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic means also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The forgoing shall apply to each other Loan Document mutatis mutandis. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

18.7    Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any Guarantor or the transfer by either or both of such parties to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorney's fees of the Lender Group related thereto, the liability of Borrower or such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

18.8    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Aggregate Commitment has not expired or terminated. The provisions of Section 4.1, Section 4.2, Section 11.1, Section 11.2, Section 11.3, and Section 17 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Aggregate Commitment or the termination of this Agreement or any provision hereof.

18.9    Integration. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18.10    ALASKA STATUTES. THE BORROWER IS PERSONALLY OBLIGATED AND FULLY LIABLE FOR THE AMOUNTS DUE UNDER THIS AGREEMENT AND OTHER LOAN DOCUMENTS. THE ADMINISTRATIVE AGENT HAS THE RIGHT TO SUE ON EACH LOAN DOCUMENT AND TO OBTAIN A PERSONAL JUDGMENT AGAINST THE BORROWER FOR THE AMOUNT DUE UNDER EACH LOAN DOCUMENT EITHER BEFORE OR AFTER A JUDICIAL FORECLOSURE UNDER ALASKA STATUTES 09.45.170-09.45.220 OF ANY MORTGAGE GIVEN BY BORROWER OR ANY OTHER LOAN PARTY TO SECURE PAYMENT OF THE AMOUNTS DUE UNDER THE LOAN DOCUMENTS.
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ANNEX B
AMENDED SCHEDULE C TO LOAN AGREEMENT

SCHEDULE C

1) Tranche A Commitments

Lender	Tranche A Commitment	Pro Rata Share
Apollo Investment Corporation	$55,000,000	100%

2) Tranche B Commitments

Lender	Tranche B Commitment	Pro Rata Share
Apollo Investment Corporation	$45,000,000	100%